Exhibit 10.1

EXECUTION COPY

INCREMENTAL TERM LOAN AMENDMENT TO CREDIT AGREEMENT

THIS INCREMENTAL TERM LOAN AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is made as of August 24, 2018, by and among BEASLEY BROADCAST GROUP, INC. (“Holdings”), BEASLEY MEZZANINE HOLDINGS, LLC (the “Borrower”), the undersigned Guarantors, the undersigned 2018 Incremental Term Loan Lenders and U.S. BANK NATIONAL ASSOCIATION, as administrative agent and collateral agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”).

WHEREAS, Holdings, the Borrower, the Guarantors, the Lenders party thereto (the “Existing Lenders”), the Swing Line Lender and the L/C Issuer and the Administrative Agent are party to that certain Credit Agreement dated as of November 17, 2017 (as amended and in effect immediately prior to the effectiveness of this Agreement, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Existing Lenders to the Borrower.

WHEREAS, the Borrower intends to (x) acquire WXTU-FM and related station assets pursuant to that certain Asset Purchase Agreement, dated as of July 18, 2018, among Beasley Media Group Licenses, LLC, Beasley Media Group, LLC and CBS Radio Stations Inc. (“Seller”), attached hereto as Exhibit A (the “2018 Incremental Term Loan Acquisition Agreement”, and such acquisition, the “2018 Incremental Term Loan Acquisition”) and (y) obtain $35,000,000 in delayed draw term loan commitments for delayed draw term loans, the proceeds of which would be used by the Borrower to finance, in part, the purchase price consideration for the 2018 Incremental Term Loan Acquisition (the “2018 Incremental Term Loan Commitments”, and such delayed draw term loans, the “2018 Incremental Term Loans”) from certain financial institutions party hereto and designated as “Incremental Lenders” on the signature pages hereof (each in such capacity with respect to such 2018 Incremental Term Loan Commitments, an “2018 Incremental Term Loan Lender” and, collectively, the “2018 Incremental Term Loan Lenders”);

WHEREAS, pursuant to Section 2.14 of the Credit Agreement and subject to the terms and conditions set forth in this Agreement, the Borrower, the 2018 Incremental Term Loan Lenders and the Administrative Agent have agreed to establish the 2018 Incremental Term Loan Commitments to provide the 2018 Incremental Term Loans and, in connection therewith, each 2018 Incremental Term Loan Lender which is not an Existing Lender has agreed to become a “Lender” under the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and subject to the terms and conditions hereof, the parties hereto agree as follows:

1. Definitions; Section References. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement are used herein as defined therein.

2. Incremental Delayed Draw Term Loan; Lender Joinder; Amendments.

(a) Pursuant to Section 2.14 of the Credit Agreement, the Borrower notified the Administrative Agent of its request for Incremental Term Commitments for delayed draw term loans comprising the 2018 Incremental Term Loan Commitments and, subject to the satisfaction of each of the conditions set forth in Section 3 of this Agreement, the 2018 Incremental Term Loan Lenders hereby severally commit to provide 2018 Incremental Term Loans in the respective amounts set forth in

Schedule 1.01A(ii) of Exhibit B hereto pursuant to the terms and conditions of this Agreement. The 2018 Incremental Term Loan Commitments shall be separate Class of Incremental Commitments and, upon funding of the 2018 Incremental Term Loans, such Loans shall be part of the same Class of Loans as the Initial Term Loans and shall thereupon and thereafter constitute Term Loans for all purposes under the Credit Agreement and other Loan Documents. The 2018 Incremental Term Loans shall have identical terms to the existing outstanding Term Loans and shall rank pari passu in right of payment and of security with the existing Loans under the Credit Agreement, shall be ratably secured by the Collateral and shall ratably benefit from the Guaranty.

Subject to the satisfaction of Section 3 of this Agreement, each 2018 Incremental Term Loan Lender that is not an Existing Lender acknowledges and agrees that it shall be a “Lender” under the Credit Agreement, as amended by this Agreement and shall have all of the rights and obligations of a Lender under the Credit Agreement, as amended by this Agreement, and the other Loan Documents, including, without limitation, all voting rights associated with such 2018 Incremental Term Loan Commitments and the 2018 Incremental Term Loans (collectively with respect to each such Incremental Lender, the “Incremental Interests”), all rights to receive interest on such 2018 Incremental Term Loans and all fees with respect to such Incremental Interests and other rights of a Lender under the Credit Agreement, as amended by this Agreement, and the other Loan Documents with respect to such Incremental Interests. Each 2018 Incremental Term Loan Lender, subject to the terms and conditions hereof, hereby assumes all obligations with respect to its Incremental Interests, which obligations shall include, but shall not be limited to, the obligation to indemnify the Administrative Agent and each Lead Arranger and Joint Bookrunner as provided in the Credit Agreement, as amended by this Agreement. Without limiting the foregoing, each 2018 Incremental Term Loan Lender hereby acknowledges and agrees that it shall be deemed to make or provide (in connection with this Agreement and the 2018 Incremental Term Loans and 2018 Incremental Term Loan Commitments (and the process leading to the establishment of such incremental loan facility), mutatis mutandis) any and all acknowledgments, representations and other agreements made by any Existing Lender under or pursuant to the Credit Agreement and any other Loan Document (or otherwise set forth therein) for the benefit of the Administrative Agent and each Lead Arranger and Joint Bookrunner (and their respective Affiliates), including, without limitation, pursuant to Sections 9.06, 9.08 and 9.12 of the Credit Agreement. Each 2018 Incremental Term Loan Lender hereby irrevocably appoints, designates and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement, the Credit Agreement, as amended hereby, and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, the Credit Agreement, as amended hereby, or any other Loan Document, together with such powers as are reasonably incidental thereto.

(b) Amendment to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 of this Agreement, the Credit Agreement, including Schedules thereto, is hereby amended as set forth in Exhibit B hereto. In Exhibit B hereto, deletions of text in the Credit Agreement and the Schedules are indicated by struck-through text, and insertions of texts are indicated by bold double-underlined text.

(c) Amendments to Security Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 of this Agreement, the Schedules to the Security Agreement are amended and restated in their entirety as of the date hereof as set forth in Exhibit C hereto.

3. Conditions of Effectiveness. The effectiveness of this Agreement including clauses (b) and (c) of Section 2 hereof is subject to the following conditions precedent (the first date on which such condition precedents have been satisfied or waived being the “2018 Incremental Term Loan Amendment Effective Date”):

2

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or .pdf copies or other facsimiles unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party and each in form and substance reasonably satisfactory to the Administrative Agent, each Lead Arranger and their legal counsel:

(i) executed counterparts of this Agreement by each Loan Party, each 2018 Incremental Term Loan Lender and the Administrative Agent;

(ii) (A) a copy of the Organization Documents of each Loan Party, certified by the applicable secretary of state of the state of organization of such Loan Party as of a recent date, (B) a copy of the bylaws, partnership agreement or operating agreement, as applicable, of each Loan Party or certification by such Loan Party that there have been no changes to such documents since those delivered on the Closing Date, (C) such certificates of good standing from the applicable secretary of state of the state of organization of each Loan Party, (D) certificates of resolutions and (E) incumbency of Responsible Officers of each Loan Party evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party, in each case, certified by a Responsible Officer of such Loan Party and in form, scope and substance acceptable to the Administrative Agent; and

(iii) opinions addressed to the Administrative Agent, the Lenders, and each Lead Arranger from each of (A) Latham & Watkins LLP, counsel to the Loan Parties and (B) Ballard Spahr LLP, special New Jersey counsel to the Loan Parties.

(b) All fees required to be paid on the 2018 Incremental Term Loan Amendment Effective Date pursuant to (i) that certain Fee Letter dated as of August 9, 2018 by and among the Borrower, Holdings and U.S. Bank National Association and (ii) that certain Fee Letter dated as of August 9, 2018 by and among the Borrower, Holdings and Guggenheim Securities, LLC, and all reasonable out-of-pocket expenses due to the Lead Arrangers and their Affiliates required to be paid on the 2018 Incremental Term Loan Amended Effective Date pursuant to that certain letter agreement, dated as of August 9, 2018, by and among the Borrower, Holdings, Guggenheim Securities, LLC and U.S. Bank National Association.

4. Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants as of the date hereof as follows:

(a) This Agreement and the Credit Agreement and Security Agreement as amended hereby constitute and will constitute the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(b) No Default or Event of Default has occurred and is continuing or will occur after giving effect to this Agreement and after giving effect to the amendments to be effected pursuant to Section 2 hereof.

(c) Before and after giving effect to this Agreement (and the amendments to be effected pursuant to Section 2 hereof), the representations and warranties of Holdings, the Borrower and each Guarantor contained in the Credit Agreement and in the other Loan Documents are true, correct and complete in all material respects (or, if such representation or warranty is qualified by “material” or

3

“Material Adverse Effect”, in all respects) on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects (or, if such representation or warranty is qualified by “material” or “Material Adverse Effect”, in all respects) on and as of such earlier date (or previously waived in accordance with the Credit Agreement).

(d) The 2018 Incremental Term Loan Acquisition is a Permitted Business Acquisition.

5. Ratification and Reaffirmation. As of the date hereof and after giving effect to the amendments to be effected pursuant to Section 2 hereof, each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of Administrative Agent, any Lender or any other Secured Party, as the case may be, under each Loan Document, including, without limitation, with respect to the 2018 Incremental Term Loans made on the date of the Credit Extension of the 2018 Incremental Term Loans, (ii) agrees and acknowledges that the Liens in favor of Administrative Agent and the Secured Parties under each Loan Document constitute valid, binding, enforceable and perfected first priority liens and security interests (subject only to permitted liens under the Credit Agreement) securing the Obligations (including, without limitation, all principal and interest with respect to the 2018 Incremental Term Loans made on the date of the Credit Extension of the 2018 Incremental Term Loans) and are not subject to avoidance, disallowance or subordination pursuant to any applicable law, (iii) agrees and acknowledges the Obligations (which include, without limitation, any obligations of the Loan Parties under any Loan Document relating to any 2018 Incremental Term Loan) constitute legal, valid and binding obligations of such Loan Party (and that any guarantee thereof granted by any Guarantor pursuant to the terms of any Loan Document guarantees, among other things, the complete payment and performance when due of all such Obligations (including, without limitation, all such obligations of the Loan Parties under any Loan Document relating to any 2018 Incremental Term Loan) and shall continue uninterrupted and in full force and effect, including, without limitation, for the benefit of the 2018 Incremental Term Loan Lenders), and that (x) no offsets, defenses or counterclaims to the Obligations or any other causes of action with respect to the Obligations or the Loan Documents exist and (y) no portion of the Obligations is subject to avoidance, disallowance, reduction or subordination pursuant to any applicable law, (iv) agrees that such ratification and reaffirmation is not a condition to the continued effectiveness of the Loan Documents, and (v) agrees that neither such ratification and reaffirmation, nor Administrative Agent’s nor any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from each party to the Credit Agreement with respect to any subsequent modifications, consent or waiver with respect to the Credit Agreement or other Loan Documents. Each Loan Party acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue uninterrupted and in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement. The Credit Agreement and each other Loan Document is in all respects hereby ratified and confirmed. This Agreement shall constitute a “Loan Document” and a “Collateral Document” for purposes of the Credit Agreement and an “Incremental Amendment” pursuant to Section 2.14 of the Credit Agreement.

6. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

4

(b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

7. Costs and Expenses of the Administrative Agent and Lead Arrangers. The Borrower shall pay on demand all actual and reasonable, documented, out-of-pocket costs and expenses of the Administrative Agent and Lead Arrangers and all reasonable, out-of-pocket and documented fees, expenses and disbursements of counsel to the Administrative Agent and Lead Arrangers in connection with the negotiation, preparation and execution of this Agreement and any document, instrument or agreement delivered pursuant to this Agreement, to the extent required pursuant to Section 10.04 of the Credit Agreement.

8. Governing Law. This Agreement shall be governed by, and shall be construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles.

9. Limited Effect. This Agreement relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights, claims or remedies any Lender may have under the Credit Agreement or under any other Loan Document (except as expressly set forth herein) or under applicable law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Lender to execute similar or other amendments or grant any waivers under the same or similar or other circumstances in the future.

10. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

11. Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

5

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

BEASLEY BROADCAST GROUP, INC., as Holdings,

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Chief Executive Officer

BEASLEY MEZZANINE HOLDINGS, LLC, as the Borrower

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Chief Executive Officer

Other Guarantors:

BEASLEY MEDIA GROUP, LLC, as a Guarantor

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Chief Executive Officer

BEASLEY MEDIA GROUP LICENSES, LLC, as a Guarantor

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Chief Executive Officer

GREATER MEDIA, INC., as a Guarantor

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Chief Executive Officer, Chief Financial Officer, Vice President, Secretary and Treasurer

Signature page to Incremental Term Loan Amendment to Credit Agreement

(Beasley Mezzanine Holdings, LLC)

THE SENTINEL PUBLISHING CO., as a Guarantor

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Chief Executive Officer, Chief Financial Officer, Vice President, Secretary and Treasurer

GREATER PHILADELPHIA RADIO, INC., as a Guarantor

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Chief Executive Officer, Chief Financial Officer, Vice President, Secretary and Treasurer

GREATER BOSTON RADIO, INC., as a Guarantor

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Chief Executive Officer, Chief Financial Officer, Vice President, Secretary and Treasurer

JERSEY SHORE BROADCASTING CORPORATION, as a Guarantor

By:	/s/ B. Caroline Beasley
Name:	B. Caroline Beasley
Title:	Chief Executive Officer, Chief Financial Officer, Vice President, Secretary and Treasurer

Signature page to Incremental Term Loan Amendment to Credit Agreement

(Beasley Mezzanine Holdings, LLC)

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent

By:	/s/ Garret Komjathy
Name:	Garret Komjathy
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as an Incremental Lender

By:	/s/ Garret Komjathy
Name:	Garret Komjathy
Title:	Senior Vice President

BANKUNITED, N.A., as an Incremental Lender

By:	/s/ Charles J. Klenk
Name:	Charles J. Klenk
Title:	SVP

Signature page to Incremental Term Loan Amendment to Credit Agreement

(Beasley Mezzanine Holdings, LLC)

FLORIDA COMMUNITY BANK, N.A., as an Incremental Lender

By:	/s/ Irene A. Marshall
Name:	Irene A. Marshall
Title:	Sr. V.P.

CITY NATIONAL BANK OF FLORIDA, as an Incremental Lender

By:	/s/ Michael Gutman
Name:	Michael Gutman
Title:	VP

Signature page to Incremental Term Loan Amendment to Credit Agreement

(Beasley Mezzanine Holdings, LLC)

EXHIBIT A

Acquisition Agreement

(Attached)

EXECUTION COPY

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”), made as of July 18, 2018, is entered into by and among Beasley Media Group, LLC, a Delaware limited liability company, and Beasley Media Group Licenses, LLC, a Delaware limited liability company (collectively, “Buyer”), on the one hand, and CBS Radio Stations Inc., a Delaware corporation (“Seller”), on the other hand.

Recitals:

Seller is the holder of the authorizations issued by the Federal Communications Commission (“FCC”) for the operation of commercial radio broadcast station WXTU(FM), 92.5 MHz, Philadelphia, Pennsylvania (FCC Facility ID No. 74213) (“Station”).

Seller desires to sell, and Buyer desires to purchase, all of Seller’s right, title and interest in and to the assets used or held for use in the operation of the Station, including the FCC licenses and authorizations for the Station, on the terms and conditions, and subject to the exceptions and limitations, set forth in this Agreement.

Simultaneous with the execution and delivery of this Agreement, Buyer and Seller are entering into a Time Brokerage Agreement (the “TBA”).

Terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 11.

Agreement:

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	ASSETS TO BE CONVEYED

1.1. Station Assets. Pursuant to the terms and conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in, to and under all of the assets, properties, interests and rights of Seller of whatsoever kind and nature, real and personal, tangible and intangible, which are used or held for use in the operation of the Station (collectively, the “Station Assets”), but excluding the Excluded Assets as defined in Section 1.2 hereof, free and clear of any and all liens, mortgages, pledges, security interests, claims and encumbrances (collectively, “Liens”) except for Permitted Liens, if any. Except as provided in Section 1.2, the Station Assets include the following:

(a) all licenses and other authorizations issued to Seller by the FCC with respect to the Station (other than those licenses listed on Schedule 1.2), including those listed on Schedule 1.1(a), as the same may be amended (in accordance with the terms hereunder) or renewed between the date of this Agreement and the Closing, as hereinafter defined, along with any applications for renewal or modification thereof which are pending before the FCC on the Closing Date (collectively, the “FCC Licenses”);

(b) the equipment, electrical devices, studio and studio transmitter link equipment, vehicles, transmitters and transmission equipment, satellite dishes, antennas, cables, tools, hardware, office furniture and fixtures, office materials and supplies, inventory, spare parts and other tangible personal property used primarily in the operation of the Station, including the items listed on Schedule 1.1(b) (the “Tangible Personal Property”);

(c) all contracts, agreements, leases and licenses listed on Schedule 1.1(c), which do not include the Real Estate Leases (collectively, the “Station Contracts”), and the rights to any security deposits held by third parties under the Station Contracts for which Seller receives a credit under Section 1.7;

(d) the Real Estate Leases, which are identified on Schedule 1.1(d), and the rights to any security deposits held by third parties under the Real Estate Leases for which Seller receives a credit under Section 1.7;

(e) all of the rights in and to the trademarks, trade names, service marks, copyrights, domain names, websites, web content, computer software, programs and programming material (of whatever form or nature), jingles, slogans, logos, Facebook, Twitter and other social media accounts used primarily in the operation of the Station, including the intellectual and intangible property set forth on Schedule 1.1(e) held by Seller in connection with the Station (the “Intangible Property”), and all related common-law and statutory copyrights used or held for use in the operation of the Station;

(f) all files, documents and records (or copies thereof) relating exclusively to the operation of the Station, including the Station’s public inspection files, blueprints, technical information and engineering data, manuals, programming information and studies, client/advertiser lists, marketing and demographic studies, sales and audience data, and credit and sales reports; and

(g) all claims (including warranty claims), deposits, prepaid expenses, and Seller’s goodwill in, and the going concern value of, the Station.

1.2. Excluded Assets. The following assets and properties of Seller (the “Excluded Assets”) shall not be acquired by Buyer and are excluded from the Station Assets:

(a) Seller’s books and records pertaining to the company organization, existence or capitalization of Seller;

(b) all promissory notes, cash, cash equivalents, or similar type investments of Seller, such as certificates of deposit, treasury bills, marketable securities, asset or money market accounts or similar accounts or investments;

2

(c) all Accounts Receivable;

(d) all insurance policies or any proceeds payable thereunder and rights in connection therewith, except as otherwise contemplated by Section 4.4;

(e) all tangible and intangible personal property disposed of or consumed between the date of this Agreement and the Closing Date (as defined in Section 1.6), as permitted under this Agreement;

(f) all of Seller’s intellectual property not described in Section 1.1(d), including without limitation the names “Entercom” and “CBS” and other names used by Seller’s corporate parent, including “SmartReach Digital,” “SHRED,” “RAMP” and, in each case, logos or variations thereof, including trademarks, trade names and domain names, and all goodwill associated therewith; and

(g) all contracts and agreements not set forth on Schedule 1.1(c) or Schedule 1.1(d);

(h) the accounting and payroll systems used by Seller, whether in hard copy, stored on a computer, disk or otherwise (provided, however, that Buyer will be provided with the data contained therein applicable to the Station in a mutually agreeable format);

(i) all computers used with broadcast stations owned by Seller other than the Station; and

(j) all assets listed on Schedule 1.2.

1.3. Assumption of Obligations. At Closing and to the extent not otherwise assumed in accordance with the TBA, Buyer shall assume and agree to pay, discharge and perform all liabilities, obligations and commitments arising under the Station Contracts and Real Estate Leases expressly assumed by Buyer to the extent they accrue, or relate to, the period after the Effective Time (collectively, the “Assumed Obligations”).

1.4. Retained Liabilities. Unless otherwise agreed pursuant to the TBA, Buyer does not assume or agree to discharge or perform and will not be deemed by reason of the execution and delivery of this Agreement or any other agreement, instrument or documents delivered pursuant to or in connection with this Agreement or otherwise by reason of the consummation of the transactions contemplated by this Agreement, to have assumed or to have agreed to discharge or perform, any liabilities, obligations or commitments of Seller or those arising from the ownership the Station Assets of any nature whatsoever whether accrued, absolute, contingent or otherwise (including, without limitation, all liabilities, losses, damages or expenses relating to any claim, action, suit, arbitration, inquiry, proceeding or investigation to the extent it arises out of the business or operation of the Station, Seller or the Station Assets prior to the Effective Time), other than the Assumed Obligations (collectively, the “Retained Liabilities”).

3

1.5. Purchase Price. In consideration for the sale of the Station Assets, Buyer shall, at the Closing, in addition to assuming the Assumed Obligations, pay to Seller Thirty-Eight Million Dollars ($38,000,000) (the “Purchase Price”), subject to adjustment as provided in Section 1.7 hereof. Such payment shall be made by wire transfer of immediately available funds pursuant to wire instructions that Seller shall provide in writing to Buyer at least three (3) Business Days prior to the Closing Date.

1.6. Closing. Subject to Section 8.1 of this Agreement and except as otherwise mutually agreed upon by Seller and Buyer, the consummation of the sale and purchase of the Station Assets and the assumption of the Assumed Obligations hereunder (the “Closing”) shall take place (by electronic exchange of the documents to be delivered at the Closing) on the later of (a) ten (10) Business Days after the day that the FCC Consent is granted; provided, however, that if any petition to deny or other objection is filed with the FCC against the FCC Application, Buyer may elect at its sole discretion to postpone Closing until ten (10) Business Days after the FCC Consent shall have become a Final Order, and (b) the date on which each of the other conditions to Closing set forth in Section 5 has been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time). Alternatively, the Closing may take place at such other place, time or date as the parties may mutually agree in writing following the date the FCC Consent is granted. The date on which the Closing is to occur is referred to herein as the “Closing Date.” The effective time of the Closing shall be 12:01 a.m., Eastern Time, on the Closing Date (the “Effective Time”).

1.7. General Proration. Subject to the TBA:

(a) All income and expenses from the ownership or holding of the Station Assets shall be prorated between Seller and Buyer as of the Effective Time, with all income earned and expenses incurred prior to the Effective Time (including income earned from advertising which has been broadcast on the Station prior to the Effective Time but not yet billed) for the account of Seller and all income earned and expenses incurred after the Effective Time for the account of Buyer. Notwithstanding the foregoing, there shall be no proration or adjustment for any imbalance in the value of rights and obligations under trade, barter or similar agreements for the sale of time for goods or services (the “Trade Agreements”); provided, however, if the aggregate obligations under the Trade Agreements of Seller exceed $50,000 as of the Closing Date, then amounts in excess of $50,000 shall be prorated in accordance with this Section 1.7(a).

(b) The prorations shall account for all ad valorem and other property Taxes, business and license fees, including FCC regulatory fees, utility expenses, liabilities and obligations under the Station Contracts and Real Estate Leases, rents and similar prepaid and deferred items and all other expenses and obligations, such as deferred revenue and prepayments attributable to the ownership or holding of the Station Assets and operation of the Station that straddle the period before and after the Effective Time. If such amounts were prepaid by Seller prior to the Effective Time and Buyer will receive a benefit after the Effective Time, then Seller shall receive a credit for such

4

amounts (which would include security deposits made by Seller but assumed by Buyer). If Seller received a benefit prior to the Effective Time and such amounts will be paid by Buyer after the Effective Time, Buyer will receive a credit for such amounts. To the extent not known, real estate and personal property Taxes shall be apportioned on the basis of Taxes assessed for the preceding year. Notwithstanding anything in this Section 1.7 to the contrary, there shall be no proration under this Section 1.7 for, and Seller shall remain solely liable for, any contracts or agreements not included in the Station Contracts or the Real Estate Leases.

(c) To the extent any prorations are not made at Closing, within ninety (90) days after the Closing Date, Buyer shall prepare and deliver to Seller a proposed pro rata adjustment of income and expenses in the manner described in Section 1.7(a) and Section 1.7(b) for the Station as of the Effective Time (the “Settlement Statement”), together with a schedule setting forth, in reasonable detail, the components thereof. During such 90-day period, Buyer and its representatives shall be provided reasonable access, upon reasonable advance notice and during normal business hours, to such books and records of Seller, and to employees of Seller and its independent auditors, if any, as Buyer may reasonably request in connection with its preparation of the Settlement Statement.

(d) During the 30-day period following the receipt of the Settlement Statement, Buyer shall provide Seller and its representatives reasonable access, upon reasonable advance notice and during normal business hours, to such books and records of Buyer, and to employees of Buyer and its independent auditors, if any, as Seller may reasonably request in connection with its review of the Settlement Statement.

(e) The Settlement Statement shall become final and binding upon the parties on the 30th day following delivery thereof to Seller, unless Seller gives written notice of its disagreement with the Settlement Statement (the “Notice of Disagreement”) to Buyer prior to such date. The Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a Notice of Disagreement is given to Buyer in the period specified, then the Settlement Statement (as revised in accordance with clause (i) or (ii) below) shall become final and binding upon the parties on the earlier of (i) the date Buyer and Seller resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (ii) the date any disputed matters are finally resolved in writing by the Accounting Firm as provided herein.

(f) Within ten (10) Business Days after the Settlement Statement becomes final and binding upon the parties, (i) Buyer shall pay to Seller the amount, if any, by which the prorated income allocated to Seller exceeds the prorated expenses allocated to Seller or (ii) Seller shall pay to Buyer the amount, if any, by which the prorated expenses allocated to Seller exceed the prorated income allocated to Seller. All payments made pursuant to this Section 1.7(f) shall be made by wire transfer in immediately available funds to an account designated by the recipient party.

5

(g) Notwithstanding any statement in this section to the contrary, if Seller delivers a Notice of Disagreement, Seller or Buyer, as applicable, shall make a payment to the other party in immediately available funds of any undisputed amount within 10 Business Days of the receipt of the Notice of Disagreement.

(h) During the 30-day period following the delivery of a Notice of Disagreement to Buyer that complies with the preceding paragraphs, Buyer and Seller shall seek in good faith to resolve in writing any differences they may have with respect to the matters specified in the Notice of Disagreement. During such period: (i) each of Buyer and Seller, and their respective independent auditors, if any, and at each of Buyer’s and Seller’s sole cost and expense, shall be permitted to review and make copies reasonably required of: (A) the financial statements of Seller, in the case of Buyer, and Buyer, in the case of Seller, relating to the Notice of Disagreement, (B) the working papers of Seller, in the case of Buyer, and Buyer, in the case of Seller, and the other party’s auditors, if any, relating to the Notice of Disagreement, (C) the books and records of Seller, in the case of Buyer, and Buyer, in the case of Seller, relating to the Notice of Disagreement, and (D) any supporting schedules, analyses and documentation relating to the Notice of Disagreement; and (ii) Seller, in the case of Buyer, and Buyer, in the case of Seller, shall provide reasonable access, upon reasonable advance notice and during normal business hours, to such employees of the other party and such other party’s independent auditors, if any, as such first party reasonably believes is necessary or desirable in connection with its review of the Notice of Disagreement.

(i) If, at the end of such 30-day period, Buyer and Seller have not resolved their differences, Buyer and Seller shall submit to the Accounting Firm for review and resolution any and all matters that remain in dispute and that were included in the Notice of Disagreement. Within thirty (30) days after selection of the Accounting Firm, Buyer and Seller shall submit their respective positions to the Accounting Firm in writing, together with any other materials relied upon in support of their respective positions. Buyer and Seller shall cooperate with each other and otherwise use commercially reasonable efforts to cause the Accounting Firm to render a decision resolving the matters in dispute within thirty (30) days following the submission of such materials to the Accounting Firm. The decision of the Accounting Firm shall be final and binding on each of the parties, and judgment upon the determination of the Accounting Firm may be entered in any court of competent jurisdiction (but subject to Section 10.8 hereof). The fees and expenses of the Accounting Firm shall be divided equally between Seller and Buyer. The fees and expenses (if any) of Buyer’s independent auditors and attorneys incurred in connection with the review of the Notice of Disagreement shall be borne by Buyer, and the fees and expenses (if any) of Seller’s independent auditors and attorneys incurred in connection with their review of the Settlement Statement shall be borne by Seller.

1.8. Allocation. Seller and Buyer will allocate the Purchase Price in accordance with the respective fair market values of the Station Assets being purchased and sold in accordance with the requirements of Section 1060 of the Code, and each party shall file its federal income Tax Returns and any other Tax Returns reflecting such allocation;

6

provided, that nothing contained herein shall prevent Buyer or Seller from settling any proposed deficiency or adjustment by any Governmental Authority based on or arising out of such allocation, and neither Buyer nor Seller shall be required to litigate before any court any proposed deficiency or adjustment by any Governmental Authority challenging such allocation. Unless the parties otherwise agree in writing (including an exchange of emails), Buyer shall provide Seller with a proposed allocation of the Purchase Price at least five (5) days prior to Closing, and such proposal shall become the allocation to be used by the parties hereunder unless Seller shall provide Buyer with its objection to any part of the proposed allocation within twenty (20) days after its receipt (in which case the parties shall use commercially reasonable efforts to resolve their differences as expeditiously as practicable).

2.	REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

2.1. Existence and Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Seller is qualified to do business and is in good standing in each jurisdiction where such qualification is necessary. Seller has the requisite power and authority to own or hold the Station Assets and to operate the Station as currently operated.

2.2. Company Authorization.

(a) The execution and delivery by Seller of this Agreement and all of the other agreements, certificates and instruments to be executed and delivered by Seller pursuant hereto or in connection with the transactions contemplated hereby (collectively, the “Seller Ancillary Agreements”), the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby are within Seller’s company powers, and have been duly authorized by all requisite company action on the part of Seller.

(b) This Agreement has been, and each Seller Ancillary Agreement will be, duly executed and delivered by Seller. This Agreement (assuming due authorization, execution and delivery by Buyer) constitutes, and each Seller Ancillary Agreement (assuming due authorization, execution and delivery by Buyer where required) will constitute when executed and delivered by Seller, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws affecting or relating to enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

2.3. Governmental Authorization. The execution, delivery and performance by Seller of this Agreement and each Seller Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby require no consent or approval of, other material action by or in respect of, or material filing with or notification to, any Governmental Authority other than the FCC.

7

2.4. Non-contravention. Except as disclosed on Schedule 2.4, the execution, delivery and performance of this Agreement and each Seller Ancillary Agreement by Seller and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with the organizational documents of Seller; (b) assuming compliance with the matters referred to in Section 2.3, conflict with or violate any Law or Governmental Order applicable to Seller; (c) require any consent or other action by or notification to any Person under, constitute a default under, give to any Person any rights of termination, amendment, acceleration or cancellation of any right or obligation of Seller under, any provision of any Station Contracts or Real Estate Leases; or (d) result in the creation or imposition of any Lien on any of the Station Assets, except for Permitted Liens.

2.5. Absence of Litigation. There is no Action pending or, to Seller’s knowledge threatened, against Seller (a) that in any manner challenges or seeks to prevent, enjoin, alter or delay materially the transactions contemplated by this Agreement or (b) that relates to the Station Assets or the Station.

2.6. FCC Licenses.

(a) Seller has made available to Buyer true, correct and complete copies of the FCC Licenses, including any and all amendments and modifications thereto. The FCC Licenses were validly issued by the FCC, are validly held by Seller, and are in full force and effect. The FCC Licenses are not subject to any conditions except for those conditions that appear on the face of the FCC Licenses, those conditions applicable to radio broadcast licenses generally or those conditions disclosed in Schedule 2.6(a). The FCC Licenses listed on Schedule 1.1(a) constitute all authorizations issued by the FCC necessary for the operation of the Station as currently conducted.

(b) Except as otherwise set forth on Schedule 2.6(b), the FCC Licenses for the Station have been issued or renewed for the full terms customarily issued to radio broadcast stations licensed to communities in the Commonwealth of Pennsylvania. Except as set forth on Schedule 2.6(b) there are no applications pending before the FCC relating to the Station. The Station is operating at full power in accordance with its FCC licensed parameters.

(c) Except as set forth on Schedule 2.6(c), since the grant of the most recent renewal application for the FCC Licenses issued under Part 73 of Title 47 of the Code of Federal Regulations, the Station has been operated in compliance in all material respects with the Communications Act of 1934, as amended (the “Communications Act”), and the FCC Licenses, and the holder of the FCC Licenses has filed or made all material applications, reports and other disclosures required by the rules and policies of the FCC (collectively, “FCC Rules”) to be made in respect of the Station, and has timely paid all FCC regulatory fees in respect thereof.

8

(d) Except as set forth on Schedule 2.6(c), there are no petitions, complaints, orders to show cause, notices of violation, notices of apparent liability, notices of forfeiture, proceedings or other Actions pending, or to the knowledge of Seller threatened, before the FCC relating to the Station, other than proceedings affecting the radio broadcast industry generally.

2.7. Tangible Personal Property. Except as disclosed on Schedule 2.6(a), Seller has title to the Tangible Personal Property free and clear of Liens other than Permitted Liens.

2.8. Station Contracts. Except as otherwise set forth on Schedule 2.8, the Station Contracts include all material contracts, agreements and leases currently used in the operation of the Station. Each of the Station Contracts is in effect and binding upon Seller and the other parties thereto (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity). Seller is not in material default under any Station Contract and no other party to any of the Station Contracts is in default thereunder in any material respect and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would (a) constitute a default, violation or breach by Seller in any material respect thereunder, or (b) constitute a default, violation or breach by any other party in any material respect thereunder. Seller has provided to Buyer prior to the date of this Agreement true and complete copies of all Station Contracts. There are no Station Contracts or Real Estate Leases between Seller and an Affiliate of Seller.

2.9. Intangible Property. Except as otherwise set forth on Schedule 2.9, the Intangible Property includes all material intellectual and intangible property that is owned or licensed by Seller and used in the operation of the Station. To Seller’s knowledge, Seller’s use of the Intangible Property does not infringe upon or conflict with any third-party rights, and Seller has received no notice of any claim that its use of any Intangible Property infringes upon or conflicts with any third party rights. Seller owns or has the right to use the Intangible Property free and clear of Liens other than Permitted Liens.

2.10. Real Estate Leases. Each of the Real Estate Leases is in effect and binding upon Seller and, to Seller’s knowledge, the other parties thereto (subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity). Seller is not in default in any material respect under any Real Estate Lease, and to Seller’s knowledge no other party to any of the Real Estate Lease is or at Closing will be in default thereunder in any material respect, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would (a) constitute a default, violation or breach by Seller in any material respect thereunder, or (b) to Seller’s knowledge, constitute a default, violation or breach by any other party in any material respect thereunder. Seller has provided to Buyer prior to the date of this Agreement true and complete copies of all Real Estate Leases. None of the rights of Seller under any Real Estate Lease is or will be subject to termination or modification as a result of the consummation of the transactions contemplated by this Agreement. The Real Estate Leases provide sufficient access to the Station’s facilities without the need to obtain any other access rights. To Seller’s knowledge, the Real Estate Leases include utilities and other services necessary for the operation of the business of the Station.

9

2.11. Environmental.

(a) As used herein, (i) the term “Environmental Laws” means any and all state, federal, and local statutes, regulations and ordinances relating to the protection of human health and the environment, (ii) the term “Hazardous Material” means any hazardous or toxic substance, material, or waste including, without limitation, those substances, materials, pollutants, contaminants and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. § 172.101) or by the United States Environmental Protection Agency as hazardous substances (40 C.F.R. Part 302 and amendments thereto), petroleum products (as defined in Title I to the Resource Conservation and Recovery Act, 42 U.S.C. § 6991-6991(i)) and their derivatives, and such other substances, materials, pollutants, contaminants and wastes as become regulated or subject to cleanup authority under any Environmental Laws, and (iii) the term “Release” has the meaning set forth in Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.

(b) Seller represents and warrants that, except as set forth on Schedule 2.11

(i) all activities of Seller with respect to the operation of the Station have been and are being conducted in compliance, in all material respects, with all Environmental Laws;

(ii) to Seller’s knowledge, no Hazardous Materials are present at, on or emanating from the leaseholds under the Real Estate Leases in such a manner as would reasonably be expected to give rise to (x) any investigation by any Governmental Authority, (y) any cleanup obligation on the part of Buyer, Seller or its Affiliates, or (z) any material liability on the part of Buyer, in any such case under any Environmental Law;

(iii) to Seller’s knowledge, no polychlorinated biphenyls or substances containing polychlorinated biphenyls are present in a condition that constitutes a violation of an Environmental Law on the leaseholds under the Real Estate Leases or located in the Station Assets; and

(iv) there are no underground storage tanks (including underground storage tanks no longer in use) or asbestos-containing material located on the leaseholds under the Real Estate Leases (to the extent within the Control of Seller as a tenant thereof) in a condition that constitutes a violation of Environmental Laws.

2.12. Compliance with Laws. Except as set forth on Schedule 2.12, Seller has complied in all material respects with all Laws applicable to the operation of the Station and the ownership or holding of the Station Assets.

10

2.13. Taxes. All material Tax Returns in respect of the Station’s business required to have been filed under applicable Law have been filed and all Taxes that have become due pursuant to such Tax Returns or pursuant to any assessments which have become payable have been paid.

2.14. Employees. Seller has complied in all material respects with all labor and employment Laws applicable to the operation of the Station. With respect to the Station, there is no unfair labor practice charge or complaint, or equal employment opportunity complaint, pending or, to Seller’s knowledge, threatened, before any Governmental Authority. Except as set forth on Schedule 2.14, there is no collective bargaining or similar agreement with respect to any of the employees at the Station, and to Seller’s knowledge no union represents or claims to represent, or is attempting to organize, such employees.

2.15. Financial Information. The financial information attached hereto as Schedule 2.15 has been prepared from the books and records of Seller and fairly presents in all material respects the revenues, operating expenses and broadcast cash flow of the Station for the historical periods reflected therein.

2.16. Sufficiency and Title to Station Assets. Except for the Excluded Assets, the Station Assets constitute all the assets (a) used or held for use, or (b) necessary for, the business or operation of the Station as currently conducted. Seller maintains insurance policies with respect to the Station and the Station Assets consistent with insurance policies maintained by Seller or its Affiliates with respect to the other radio assets owned by Seller or its Affiliates.

2.17. No Finder. No broker, finder or other Person is entitled to a commission, brokerage fee or other similar payment in connection with this Agreement, the Seller Ancillary Agreements or the transactions contemplated hereby or thereby as a result of any agreements or action of Seller or any party acting on Seller’s behalf.

2.18. Prior Station Ownership by Buyer. Seller acquired the Station, including certain of the Station Assets, from Buyer on December 1, 2014. Notwithstanding anything to the contrary in this Agreement, the representations and warranties of Seller with respect to the Station Assets and the operation of the Station are made only with respect to Seller’s operation of the Station and ownership of the Station Assets. Seller makes no representations or warranties with respect to the operation of the Station prior to December 1, 2014.

3.	REPRESENTATIONS AND WARRANTIES OF BUYER

Each Buyer jointly and severally represents and warrants to Seller as follows:

3.1. Existence. Each Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. Each Buyer is qualified to do business and is in good standing in each jurisdiction where such qualification is necessary. Buyer has the requisite power and authority to own or hold the Station Assets and to operate the Station as currently operated.

11

3.2. Authorization and Power.

(a) The execution and delivery by each Buyer of this Agreement and all of the other agreements, certificates and instruments to be executed and delivered by Buyer pursuant hereto or in connection with the transactions contemplated hereby (the “Buyer Ancillary Agreements”), the performance by each Buyer of its obligations hereunder and thereunder and the consummation by each Buyer of the transactions contemplated hereby and thereby are within each Buyer’s company powers and have been duly authorized by all requisite company action on the part of each Buyer.

(b) This Agreement has been, and each Buyer Ancillary Agreement will be, duly executed and delivered by Buyer. This Agreement (assuming due authorization, execution and delivery by Seller) constitutes, and each Buyer Ancillary Agreement (assuming due authorization, execution and delivery by Seller where required) will constitute when executed and delivered by Buyer, the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws affecting or relating to enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

3.3. Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and each applicable Buyer Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby require no consent or approval of, other material action by or in respect of, or material filing with or notification to, any Governmental Authority other than the FCC.

3.4. Non-contravention. The execution, delivery and performance of this Agreement and each Buyer Ancillary Agreement by Buyer and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with the organizational documents of Buyer; (b) assuming compliance with the matters referred to in Section 3.3, conflict with or violate any Law or Governmental Order applicable to Buyer; or (c) except as set forth on Schedule 3.4, require any consent or other action by or notification to any Person under, constitute a default under, give to any Person any rights of termination, amendment, acceleration or cancellation of any right or obligation of Buyer under, any provision of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other agreement or instrument to which Buyer is a party or by which any of Buyer’s assets is or may be bound.

3.5. Absence of Litigation. There is no Action pending or, to Buyer’s knowledge, threatened, against Buyer that in any manner challenges or seeks to prevent, enjoin, alter or delay materially the transactions contemplated by this Agreement.

3.6. FCC Qualifications. Except as set forth on Schedule 3.6, (a) Buyer is legally, financially and otherwise qualified under the Communications Act and FCC Rules to be the licensee of, and to acquire, own and operate, the Station, (b) to Buyer’s knowledge, there are no facts that would, under the Communications Act and the existing FCC Rules, disqualify Buyer as an assignee of the FCC Licenses or as the owner or holder of the other Station Assets or the operator of the Station, and (c) no waiver of any provision of the Communications Act or any FCC Rule relating to the qualifications of Buyer is necessary for the FCC Consent to be obtained.

12

3.7. No Finder. No broker, finder or other Person is entitled to a commission, brokerage fee or other similar payment in connection with this Agreement, the Buyer Ancillary Agreements or the transactions contemplated hereby or thereby as a result of any agreements or action of Buyer or any party acting on Buyer’s behalf.

4.	COVENANTS

4.1. FCC Approval.

(a) FCC Application. The assignment of the FCC Licenses as contemplated by this Agreement is subject to the prior consent and approval of the FCC. Within ten (10) Business Days after execution of this Agreement, Buyer and Seller shall jointly cooperate to file their respective portions of the FCC Application. Seller and Buyer shall thereafter prosecute the FCC Application with all commercially reasonable diligence and otherwise use commercially reasonable efforts to obtain the FCC Consent as expeditiously as practicable, including the timely filing of oppositions to any Petition to Deny, Informal Objection, or other objection to the FCC Application. Each party shall promptly provide the other with a copy of any pleading, order or other document to or from the FCC or any other Governmental Authority with respect to the FCC Application, and shall promptly furnish all information requested by the FCC in conjunction with its processing of the FCC Application.

(b) Commercially Reasonable Efforts. Each of Buyer and Seller shall use its commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry by any Governmental Authority, including any proceeding initiated by a private party, (ii) keep the other party informed in all material respects of any material communications received by such party from, or given by such party to, the FCC or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party relating to the FCC Application, and (iii) permit the other party to review any material non-confidential communication given by it to another Person, and consult with each other in advance of and be permitted to attend any meeting or conference with the FCC or any other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, in each case regarding any of the transactions contemplated by this Agreement.

(c) FCC Filing Fees. The filing fees for the FCC Application shall be borne equally by Seller and Buyer.

13

(d) Unwind. If Closing occurs prior to the FCC Consent becoming a Final Order, and prior to becoming a Final Order, the FCC Consent is reversed or otherwise set aside, and there is a Final Order of the FCC (or court of competent jurisdiction) requiring the re-assignment of the FCC Licenses to Seller, then the purchase and sale of the Station Assets shall be rescinded. In such event, Buyer shall reconvey to Seller the Station Assets, and Seller shall repay to Buyer the Purchase Price and reassume the Assumed Obligations in accordance with Section 8.2 of the TBA (substituting Seller for Programmer and Buyer for Licensee, as appropriate). Any such rescission shall be consummated on a mutually agreeable date within thirty (30) days of such Final Order (or, if earlier, within the time required by such order).

4.2. Conduct of Business.

(a) Prior to Closing. Except as expressly permitted by this Agreement, or with the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed, and subject to the terms and conditions of the TBA, between the date hereof and the Closing Date, Seller shall:

(i) maintain the FCC Licenses in full force and effect;

(ii) operate the Station in the ordinary course of business in substantially the same manner as currently conducted, and in all material respects in accordance with the FCC Licenses, the Communications Act, the FCC Rules, and all other applicable Laws;

(iii) not modify any of the FCC Licenses;

(iv) cause all Liens on the Station Assets, other than Permitted Liens (or, if mutually agreed to by the parties in writing with respect to each Lien, Liens subject to a proration adjustment at Closing), to be released in full at or prior to Closing;

(v) provide Buyer with any financial or other information regarding the Station maintained by Seller and reasonably requested by Buyer;

(vi) not terminate, amend, rescind or waive any rights under any Station Contracts, and not be in material default under any Station Contract;

(vii) not enter into any new contracts or agreements in connection with the operation of the Station other than ordinary course cash time sales agreements and any other agreements entered into in the ordinary course of business that obligate Buyer to pay no more than $20,000 in the aggregate under such agreements over the 12-month period following Closing;

(viii) notify Buyer promptly: (A) if the Station is off the air for a continuous period of 12 hours or more or (B) if the Station’s normal broadcast transmissions are materially impaired for a continuous period of more than 24 hours;

(ix) maintain the Tangible Personal Property in normal operating condition consistent with Seller’s current operations, ordinary wear and tear excepted, maintain in effect the current insurance policies with respect to the Station and the Station Assets;

14

(x) maintain the Station’s inventories of spare parts and supplies in the ordinary course and at levels consistent with past practices;

(xi) not sell, lease or dispose of or agree to sell, lease or dispose of any of the Station Assets, except the ordinary course disposition of items that either are obsolete or unnecessary for the continued operation of the Station as currently operated, or are replaced by assets of comparable or superior utility;

(xii) make all capital expenditures with respect to the Station in the ordinary course in accordance with past practices;

(xiii) not materially increase the commercial load on the Station;

(xiv) not enter into, or extend or renew, any trade or barter agreements, or other agreements for the sale of advertising time other than for cash consideration;

(xv) notify Buyer of the expiration of, or exercisable renewal options arising under, any Station Contracts, and exercise such renewal options if reasonably necessary for the continued operation of the Station as currently conducted;

(xvi) use its commercially reasonable efforts to have all existing trade and barter agreements concluded prior to Closing;

(xvii) pay accounts payable in the ordinary course of business consistent with past practice;

(xviii) not, except in the ordinary course of business and consistent with past practice, increase the compensation or benefits payable to any Station Employee, or enter into any employment, labor or union agreement or plan (or amendments of any such existing agreements or plan) that will be binding upon Buyer after Closing, or make or commit to make any payment for severance or bonus to any employee of the Station that will be binding upon Buyer after Closing; and

(xix) not: (A) take, agree or commit to take any action that would make any representation or warranty of Seller hereunder inaccurate at, or as of any time prior to, the Closing Date, or (B) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate at any such time.

(b) Control of Station. Subject to the TBA and the provisions of this Section 4.2, Buyer shall not, directly or indirectly, control, supervise or direct the operations of the Station prior to the Closing.

15

4.3. Access to Information; Inspections; Confidentiality; Publicity.

(a) Between the date hereof and the Closing Date, Seller shall furnish Buyer and its representatives with such information relating to the Station Assets as Buyer may reasonably request, at Buyer’s expense; provided, that any such request does not interfere unreasonably with the operation of the Station. For the avoidance of doubt and without limitation, Seller shall make available to Buyer any of the following that is in Seller’s possession: (i) copies of any environmental reports related to any of the Real Estate Leases and (ii) copies of any other documents related to the ownership of or title to the Real Estate Leases reasonably requested by Buyer.

(b) Between the date hereof and the Closing Date, upon prior reasonable notice, Seller shall give Buyer and its representatives reasonable access to the Station Assets during regular business hours.

(c) Subject to the requirements of applicable law, all non-public information regarding the parties and their business and properties that is disclosed in connection with the negotiation, preparation or performance of this Agreement shall be confidential and shall not be disclosed to any other person or entity, except on a confidential basis to the parties’ attorneys, accountants, investment bankers, investors and lenders, and their respective attorneys for the purpose of consummating the transaction contemplated by this Agreement.

(d) No news release or other public announcement concerning this Agreement will be made by or on behalf of either party hereto without the prior written approval of the other party (such consent not to be unreasonably conditioned, withheld or delayed) unless otherwise required by Law or the rules of any stock exchange on which the securities of any party or its direct or indirect parent entity are listed. Where any announcement, communication or circular concerning this Agreement is required by Law, it shall be made by the relevant party after consultation, where reasonably practicable, with the other party and taking into account the reasonable requirements (as to timing, contents and manner of making or dispatch of the announcement, communication or circular) of the other party. Notwithstanding the foregoing, the parties acknowledge that this Agreement and the terms hereof will be filed with the FCC Application and thereby become public.

4.4. Risk of Loss. Seller shall bear the risk of any casualty loss or damage to any of the Station Assets prior to the Effective Time, and Buyer shall bear such risk commencing as of and after the Effective Time. In the event of any casualty loss or damage to the Station Assets prior to the Effective Time, Seller shall be responsible for repairing or replacing (as appropriate under the circumstances) any lost or damaged Station Asset (the “Damaged Asset”) unless such Damaged Asset is obsolete and unnecessary for the continued operation of the Station consistent with Seller’s past practice and the FCC Licenses. If Seller is unable to repair or replace a Damaged Asset by the Closing Date, then the proceeds of any insurance covering such Damaged Asset shall be assigned to Buyer as of the Closing Date, and to the extent such proceeds are not sufficient to cover the reasonable out-of-pocket costs incurred by Buyer in repairing or replacing the Damaged

16

Asset, Seller shall reimburse Buyer by an amount equal to the deficiency; provided, that if the loss or damage prevents the Station from operating in material compliance with any FCC License issued under Part 73 of Title 47 of the Code of Federal Regulations, Buyer shall have the option to elect to postpone the Closing until the Damaged Asset(s) have been repaired or replaced so that the Station is operating in such compliance.

4.5. Consents to Assignment. Subject to the TBA, prior to Closing Seller shall use its commercially reasonable efforts to obtain any third-party consents necessary for the assignment of any Station Contract and Real Estate Leases to Buyer, each in a form reasonably acceptable to Buyer. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Station Contract or Real Estate Lease or any claim or right or any benefit arising thereunder or resulting therefrom if such assignment, without the consent of a third party thereto, would constitute a breach or other contravention of such Station Contract or Real Estate Lease or in any way adversely affect the rights of Buyer or Seller thereunder. If such consent is not obtained prior to the Closing Date, (a) Seller shall use its commercially reasonable efforts to (i) obtain such consent as soon as possible after the Closing Date, (ii) provide to Buyer the financial and business benefits of any such Station Contract or Real Estate Lase and (iii) enforce, at the request of Buyer, for the account of Buyer, any rights of Seller arising from any such Station Contract or Real Estate Lease; and (b) Buyer shall assume the obligations under such Station Contract or Real Estate Lease in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, neither Seller nor any of its Affiliates shall be required to pay consideration (except as may be specifically contemplated by the relevant Station Contract or Real Estate Lease) to any third party to obtain any consent or estoppel certificate. Nothing in this Section 4.5 shall limit or restrict the provisions of Section 6.2(d).

4.6. Notification. Each party shall notify the other party once it becomes aware of the initiation or threatened initiation of any litigation, arbitration or administrative proceeding that challenges the transactions contemplated hereby, including any challenges to the FCC Application.

4.7. Employee Matters.

(a) Buyer may, but is not obligated to, hire any employee of Seller primarily assigned to the Station, as identified on Schedule 4.7 (each a “Station Employee”), on terms and conditions determined by Buyer, in its sole discretion, but consistent with similarly situated employees of Buyer and the terms of this Section 4.7. No later than two (2) Business Days prior to the TBA Commencement Date, Buyer shall notify Seller in writing: (i) whether or not Buyer will offer employment to a Station Employee and (ii) whether or not it will assume the employment agreement (including any account executive agreement or bonus term sheet), if any, for such Station Employee. In the event Buyer elects not to assume an employment agreement, such employment agreement shall be an Excluded Asset and shall not be assumed by Buyer (regardless if such agreement is identified in Seller’s disclosure schedules). On or prior to the TBA Commencement Date, Buyer shall offer employment, effective as of the TBA Commencement Date, to the Station Employees Buyer identified in its notice (the “Continuing Employees”).

17

(b) Upon Buyer’s request, Seller will use commercially reasonable efforts to make Station Employees available to Buyer to be interviewed.

(c) Buyer shall initially offer to each full-time Continuing Employee (i) a position with Buyer that is substantially similar to the position such Station Employee held immediately prior to the Closing Date, and (ii) eligibility to participate in Buyer’s “employee welfare benefit plans” (including health insurance plans) and “employee pension benefit plans,” (which are defined contribution plans) as defined in Section 3(1) and 3(2) of ERISA, respectively, to the extent similarly situated employees of Buyer are generally eligible to participate. For purposes of any length of service requirements, waiting periods, vesting periods or differential benefits based on length of service in any such employee welfare benefit plans (including any severance plans or policies) and defined contribution plans for which an employee may be eligible after the TBA Commencement Date, Buyer shall ensure, to the extent permitted by applicable Law (including ERISA and the Code), that service with Seller (or any predecessor thereto) shall be deemed to have been service with Buyer.

(d) Buyer shall also permit each full-time Continuing Employee who participates in the 401(k) plan of Seller to elect to make direct rollovers of their account balances into Buyer’s (or an affiliate thereof) 401(k) plan as of the TBA Commencement Date, subject to compliance with applicable Law and subject to the reasonable requirements of Buyer’s 401(k) plan administrator.

(e) From the date hereof until the six (6) month anniversary of the TBA Commencement Date, Seller shall not, and shall cause its Affiliates to not, solicit, hire or attempt to hire for employment any Station Employee who was offered employment by Buyer without the prior written consent of the Buyer, except with respect to any such employee who has been involuntarily terminated by Buyer (other than a termination for cause). Nothing in this Section 4.7(e) shall limit or modify any non-compete agreement to which any Station Employee is party.

4.8. Further Assurances. Subject to the terms and conditions of this Agreement, Seller and Buyer shall take all actions reasonably necessary or appropriate to consummate the transactions contemplated by this Agreement as soon as practicable. After Closing, Seller and Buyer shall execute all such instruments and take all such actions as either party may reasonably request, without payment of further consideration, to effectuate the transactions contemplated by this Agreement, including the execution and delivery of confirmatory and other transfer documents in addition to those to be delivered at Closing.

4.9. No Solicitation. From the date hereof, until the earlier of the Closing or the termination of this Agreement, Seller and its Affiliates will not, directly or indirectly, encourage, solicit, or engage in discussions or negotiations with, or provide any information to, any Person (other than Buyer and its representatives) concerning any sale or disposition of any of the Station Assets, including the FCC Licenses.

18

5.	CONDITIONS PRECEDENT

5.1. To Buyer’s Obligations. The obligations of Buyer hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

(a) Representations, Warranties and Covenants. The representations and warranties of Seller made in this Agreement shall be true and correct (with each representation and warranty that is qualified as to materiality, material or a similar term true and correct as so qualified): (i) as of the date of this Agreement and (ii) (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date) as of the Closing Date as though made on and as of the Closing Date, except (with respect for clause (ii)) for changes expressly contemplated by this Agreement or the TBA or permitted under Section 4.2. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date. Buyer shall have received a certificate dated as of the Closing Date from Seller, executed by an authorized officer of Seller to the effect that the conditions set forth in this Section 5.1(a) have been satisfied.

(b) FCC Consent. The FCC Consent for the FCC Application shall have been granted and be in full force and effect, shall have become a Final Order (unless such Final Order requirement has been waived by Buyer or is not required under Section 1.6) and shall contain no provision materially adverse to any of Buyer, Buyer’s Affiliates or the Station.

(c) Adverse Proceedings. No Governmental Order shall have been rendered against any party hereto that would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms, and no proceeding shall be pending before any Governmental Authority of competent jurisdiction challenging this Agreement or the transactions contemplated hereby, which is reasonably likely to restrain, alter, prohibit or otherwise materially interfere with the Closing.

(d) Deliveries. Seller shall have made or stand willing and able to make all the deliveries required under Sections 6.1 and 6.2.

5.2. To Seller’s Obligations. The obligations of Seller hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

(a) Representations, Warranties and Covenants. The representations and warranties of Buyer made in this Agreement shall be true and correct (with each representation and warranty that is qualified as to materiality, material or a similar term true and correct as so qualified): (i) as of the date of this Agreement and (ii) (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier

19

date) as of the Closing Date as though made on and as of the Closing Date except (with respect for clause (ii)) for changes expressly contemplated by this Agreement or the TBA. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement or under the TBA on or prior to the Closing Date. Seller shall have received a certificate dated as of the Closing Date from Buyer executed by an authorized officer of Buyer, to the effect that the conditions set forth in this Section 5.2(a) have been satisfied.

(b) FCC Consent. The FCC Consent to the FCC Application shall have been granted and shall be in full force and effect, and shall contain no provision materially adverse to Seller or Seller’s Affiliates.

(c) Adverse Proceedings. No Governmental Order shall have been rendered against either party hereto that would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms, and no proceeding shall be pending before any Governmental Authority of competent jurisdiction challenging this Agreement or the transactions contemplated hereby, which is reasonably likely to restrain, alter, prohibit or otherwise materially interfere with the Closing.

(d) Deliveries. Buyer shall have made or stand willing and be able to make all the deliveries required under Sections 6.1 and 6.3 and shall have paid or stand willing and be able to pay the Purchase Price as provided in Section 1.5.

(e) WBEB Acquisition. The acquisition of station WBEB(FM), 101.1 MHz, Philadelphia, PA (FCC Facility ID No. 71382), by Seller’s Affiliate shall have been consummated or shall be consummated simultaneously with the Closing (the “Cross-Conditioned Station”).

6.	DOCUMENTS TO BE DELIVERED AT THE CLOSING

6.1. Documents to be Delivered by Both Parties. At the Closing, each of Buyer and Seller shall execute and deliver to the other Assignment and Assumption Agreements (including an Assignment and Assumption of FCC Licenses, an Assignment and Assumption of Station Contracts, and an Assignment and Assumption of Real Estate Leases) in such forms as reasonably agreed to by the parties.

6.2. Documents to be Delivered by Seller. At the Closing, Seller shall deliver to Buyer the following, in such forms as reasonably requested by Buyer:

(a) the certificate described in Section 5.1(a);

(b) a duly executed Bill of Sale;

(c) a duly executed Assignment for the Intangible Property;

20

(d) the consents to assignment required under the Material Station Contracts and Real Estate Leases duly executed by the appropriate Persons which shall not include any conditions materially adverse to Buyer;

(e) endorsed vehicle titles (if any);

(f) evidence reasonably satisfactory to Buyer that the Station Assets are free and clear of all Liens except Permitted Liens; and

(g) any other documents and instruments of conveyance, assignment and transfer that may be reasonably necessary to convey, transfer and assign the Station Assets to Buyer, free and clear of Liens, except for Permitted Liens.

6.3. Documents and Other Items to be Delivered by Buyer. At the Closing, Buyer shall deliver to Seller the following:

(a) the certificate described in Section 5.2(a); and

(b) the Purchase Price.

7.	SURVIVAL; INDEMNIFICATION

7.1. Survival. The representations and warranties in this Agreement shall survive the Closing for a period of twelve (12) months from the Closing Date whereupon they shall expire and be of no further force or effect, except for those representations and warranties (a) under Section 2.13 (Taxes), which shall survive until the expiration of any applicable statute of limitations, (b) under Section 2.17 (No Finder) and Section 3.7 (No Finder), each of which shall survive indefinitely, (c) under Section 2.7 (Tangible Personal Property) and Section 2.10 (Real Estate Leases) relating to title, each of which shall survive for five (5) years, and (d) under Section 2.11 (Environmental), which shall survive for eighteen (18) months. None of the covenants and agreements shall survive the Closing except to the extent such covenants and agreements contemplate performance after the Closing, in which case such covenants and agreements shall survive until performed. No Claim, as defined in this Section 7, may be brought under this Agreement unless written notice describing in reasonable detail the nature and basis of such Claim is given on or prior to the last day of the applicable survival period. In the event such notice is given, the right to indemnification with respect thereto shall survive the applicable survival period until such Claim is finally resolved and any obligations thereto are fully satisfied.

7.2. Indemnification.

(a) Subject to Section 7.1, from and after the Effective Time, Seller shall defend, indemnify and hold harmless Buyer, its Affiliates and their respective employees, officers, directors, members, managers, shareholders and agents (collectively, the “Buyer Indemnified Parties”) from and against any and all losses, costs, damages, liabilities, expenses, obligations and claims of any kind. including reasonable attorneys’ fees and expenses (“Losses”), incurred by such Buyer Indemnified Party arising out of or resulting from (i) Seller’s breach of any of the representations or warranties contained in this

21

Agreement, any Seller Ancillary Agreement or in any other certificate or document delivered pursuant hereto or thereto; (ii) any breach or nonfulfillment of any agreement or covenant of Seller under the terms of this Agreement or any Seller Ancillary Agreement, whether such breach is attributable to Seller; (iii) the Retained Liabilities; or (iv) the business or operation of the Station from December 1, 2014 through the Closing (including any third-party claim arising from or relating to such operation). Seller shall have no liability to Buyer or other Buyer Indemnified Parties under clause (i) of this Section 7.2(a) until the aggregate Losses for all Buyer Indemnified Parties exceed Two Hundred and Eighty Five Thousand Dollars ($285,000.00), in which event Buyer (and the other Buyer Indemnified Parties) shall be entitled to indemnification for all Losses, subject to the terms and conditions of this Section 7; provided, that the maximum liability of Seller under clause (i) of this Section 7.2(a) shall be an aggregate amount of Seven Million Six Hundred Thousand Dollars ($7,600,000.00).

(b) Subject to Section 7.1, from and after the Effective Time, Buyer shall defend, indemnify and hold harmless Seller, its Affiliates and their respective employees, officers, directors, members, managers, shareholders and agents (collectively, the “Seller Indemnified Parties”) from and against any and all Losses incurred by such Seller Indemnified Party arising out of or resulting from (i) Buyer’s breach of any of its representations or warranties contained in this Agreement, any Buyer Ancillary Agreement or in any other certificate or document delivered pursuant hereto or thereto; (ii) any breach or nonfulfillment of any agreement or covenant of Buyer under the terms of this Agreement or any Buyer Ancillary Agreement; (iii) the Assumed Obligations; or (iv) the business or operation of the Station after Closing (including any third party claim arising from or relating to such operation). Buyer shall have no liability to Seller or the other Seller Indemnified Parties under clause (i) of this Section 7.2(b) until the aggregate Losses for all Seller Indemnified Parties exceed Two Hundred and Eighty Five Thousand Dollars ($285,000.00), in which event Seller (and the other Seller Indemnified Parties) shall be entitled to indemnification for all Losses, subject to the terms and conditions of this Section 7; provided, that the maximum liability of Buyer under clause (i) of this Section 7.2(b) shall be an aggregate amount of Seven Million Six Hundred Thousand Dollars ($7,600,000.00).

7.3. Procedures. Seller (for itself or any other Seller Indemnified Party) or, as the case may be, Buyer (for itself or any other Buyer Indemnified Party) shall give prompt written notice to the indemnifying party of any Losses that could give rise to an indemnification obligation hereunder against the indemnifying party (a “Claim”), but a delay in giving such notice shall not affect the indemnified party’s right to indemnification and the indemnifying party’s obligation to indemnify as set forth in this Agreement, except to the extent the indemnifying party’s ability to remedy, contest, defend or settle with respect to such Claim is thereby prejudiced. The notice of the Claim shall include a description of the Claim and supporting documentation deemed material to the Claim (including, where appropriate, any documents received from a third party or any Governmental Authority, including any court). Except for Claims based on the assertions of third parties (which are subject to the additional procedures set forth in Section 7.4), the indemnifying party shall have thirty (30) days to review the Claim and make a determination whether to provide any indemnification. The indemnifying party’s failure to

22

respond within that 30-day period shall constitute an acceptance of the Claim. If the indemnifying party disputes any part of or all of the Claim, the indemnified party shall be entitled to seek appropriate relief from any court of competent jurisdiction in accordance with Section 10.8 hereof. Except for Claims based on the assertions of third parties, neither party shall have any liability to the other party under any circumstances for special, indirect, consequential, punitive or exemplary damages, whether or not foreseeable, in each case with respect to such third party.

7.4. Claims Based on Third-Party Assertions. The obligations and liabilities of the parties with respect to any Claim based on a third party’s assertions shall be subject to the following additional terms and conditions:

(a) The indemnifying party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense or opposition to such Claim.

(b) In the event that the indemnifying party shall provide notice to the indemnified party of its election not to undertake such defense or opposition, or, within twenty (20) days after receipt of written notice of the Claim from the indemnified party, the indemnifying party shall fail to provide notice to the indemnified party of its willingness to undertake to defend or oppose the Claim, the indemnified party (upon further written notice to the indemnifying party) shall have the right to undertake the defense, opposition, or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and at the risk of the indemnifying party (subject to the right of the indemnifying party to assume defense of or opposition to such Claim at any time prior to settlement or final determination thereof); provided, that the indemnified party shall provide ten (10) days’ prior notice to the indemnifying party of any proposed settlement (including the entry of any judgment by any court of competent jurisdiction) so that the indemnifying party may assume the defense or opposition to the Claim.

(c) Anything herein to the contrary notwithstanding, (i) the indemnified party shall have the right, at its own cost and expense, to participate in the defense, opposition, or settlement of the Claim, (ii) the indemnifying party shall not, without the indemnified party’s written consent, settle any Claim or consent to entry of any judgment, unless such judgment or settlement includes a payment of all Losses and a release of the indemnified party from all liability in respect of such Claim, and (iii) in the event that the indemnifying party undertakes defense of or opposition to any Claim, the indemnified party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the indemnifying party and its counsel or other representatives concerning such Claim, and the indemnifying party and the indemnified party and their respective counsel or other representatives shall cooperate in good faith with respect to such Claim.

7.5. Computation of Losses. Any computation of the Losses payable pursuant to this Section 7 shall be decreased to the extent of any amounts recovered by the indemnified party from any third party (including insurance proceeds) in respect of any such Losses. The indemnified party shall use its commercially reasonable efforts to pursue payment under or from any insurer or third-party in respect of such Losses.

23

7.6. Sole Remedy. After the Closing, and except with respect to common law fraud, the right to indemnification under this Section 7 shall be the exclusive remedy of either party in connection with any breach or default by the other party under this Agreement, any Buyer Ancillary Agreement or any Seller Ancillary Agreement; provided, that nothing in this Section 7.6 shall limit a party’s right to seek equitable relief in connection with the non-performance of any agreement or covenant contained in this Agreement, any Buyer Ancillary Agreement or Seller Ancillary Agreement that contemplates performance after the Closing provided that a party that seeks and is granted equitable relief in accordance with this Section 7.6 shall not have any right to seek indemnification for the matter for which it seeks equitable relief.

8.	TERMINATION RIGHTS

8.1. Termination.

(a) This Agreement may be terminated prior to Closing by either Buyer or Seller, if such party is not in material breach or default of any representation, warranty, covenant or other obligations under this Agreement, upon written notice to the other following the occurrence of any of the following:

(i) if the other party is in material breach or default of any representation, warranty, covenant, or other obligation under this Agreement or does not perform in all material respects the obligations to be performed by it under this Agreement on the Closing Date such that the conditions set forth in Sections 5.1(a) or 5.2(a), as applicable, would not be satisfied and such breach or default has not been waived by the party giving such termination notice;

(ii) if there shall be any Law that prohibits consummation of the sale of the Station or if a Governmental Authority of competent jurisdiction shall have issued a final, non-appealable Government Order enjoining or otherwise prohibiting consummation of the sale of a Station;

(iii) if the FCC dismisses or denies the FCC Application or designates it for an oral evidentiary hearing;

(iv) if the purchase agreement for the Cross-Conditioned Station is terminated pursuant to the terms and conditions thereof;

(v) if the Closing has not occurred by the date that is twelve (12) months from the date of this Agreement (the “Upset Date”); provided, however, in the event that on the Upset Date, the Closing has not occurred solely due to the failure to satisfy Buyer’s condition to Closing in Section 5.1(b), and the FCC Consent has been granted but has not yet become a Final Order, the Upset Date shall be extended automatically until the earlier of (i) the date that is ten (10) Business Days after the FCC Consent becomes a Final Order and (ii) the date that is three (3) months after the original Upset Date; or

24

(vi) as otherwise provided in this Agreement.

(b) This Agreement may be terminated prior to Closing by mutual written consent of Buyer and Seller.

(c) If either party believes the other party (the “Defaulting Party”) to be in breach or default of this Agreement, it shall, prior to exercising its right to terminate under Section 8.1(a)(i), provide the Defaulting Party with notice specifying in reasonable detail the nature of such breach or default. Except for a failure to pay the Purchase Price, the Defaulting Party shall have thirty (30) days from receipt of such notice to cure such breach or default; provided, that, if the breach or default is incapable of cure within such 30-day period, the cure period shall be extended, as long as the Defaulting Party is diligently and in good faith attempting to effectuate a cure; provided further, that in no event shall such cure period extend beyond the date which would otherwise have been the Closing Date in the absence of such breach or default. Nothing in this Section 8.1(c) shall be interpreted to extend the Upset Date.

8.2. Effect of Termination. In the event of a termination of this Agreement pursuant to Section 8.1, this Agreement (other than Sections 4.3(c), this Section 8 and Sections 10.1 through 10.10, which shall remain in full force and effect) shall forthwith become null and void, and neither party hereto (nor any of their respective Affiliates, shareholders, members, directors, officers, agents, or employees) shall have any further obligation hereunder, except as provided in this Section 8.

8.3. Specific Performance. In the event of failure or threatened failure by Seller to comply with the terms of this Agreement, Buyer shall be entitled to an injunction restraining such failure or threatened failure and, subject to obtaining any necessary Governmental Authority’s consent, to enforcement of this Agreement by a decree of specific performance requiring compliance with this Agreement. The parties acknowledge that the Station is a unique property as to which an adequate remedy at law may not exist. Seller waives any requirement that Buyer post a bond or other security in connection with pursuing equitable or injunctive relief under this Agreement. As a condition to seeking specific performance of Seller’s obligation to consummate the assignment of the Station Assets to Buyer, Buyer shall not be required to have tendered the Purchase Price, but shall be ready, willing and able to do so.

8.4. Liquidated Damages. If prior to Closing Seller terminates this Agreement pursuant to Section 8.1(a)(i), then Seller’s sole remedy shall be termination of this Agreement and receipt, as the liquidated damages, of a termination payment from Buyer equal to Three Million Eight Hundred Thousand Dollars ($3,800,000.00), except for any failure by Buyer to comply with its obligations related to confidentiality, as to which Seller shall be entitled to all available rights and remedies, including without limitation specific performance. Buyer shall pay such liquidated damages amount to Seller within ten (10) Business Days of termination of this Agreement. Seller and Buyer acknowledge and agree

25

that any payment of the liquidated damages amount to Seller pursuant to this Section 8.4 shall constitute payment of liquidated damages and not a penalty and that such liquidated damages amount is reasonable in light of the substantial but indeterminate harm anticipated to be caused by Buyer’s material breach or default under this Agreement, the difficulty of proof of loss and damages, the inconvenience and non-feasibility of otherwise obtaining an adequate remedy, and the value of the transactions to be consummated hereunder.

9.	TAX MATTERS

9.1. Bulk Sales. Seller and Buyer hereby waive compliance with the provisions of any applicable bulk sales law and no representation, warranty or covenant contained in this Agreement shall be deemed to have been breached as a result of such non-compliance.

9.2. Transfer Taxes. Transfer Taxes arising out of or in connection with the transactions effected pursuant to this Agreement shall be paid equally by Buyer and Seller. The party with primary responsibility under applicable Law for the payment of any particular Transfer Tax shall prepare and file the relevant Tax Return and notify the other party in writing of the Transfer Taxes shown on such Tax Return. Such other party shall pay an amount equal to one-half of the amount of such Transfer Taxes shown on such Tax Return in immediately available funds no later than the date that is the later of (a) five (5) Business Days after the receipt of such notice or (b) two (2) Business Days prior to the due date for the payment of such Transfer Taxes.

10.	MISCELLANEOUS MATTERS

10.1. Expenses. Except as otherwise provided herein, each party shall be solely responsible for and shall pay all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement. Notwithstanding the foregoing, (a) Buyer and Seller shall each bear one-half of the FCC filing fees related to the FCC Application, and (b) if either party files a complaint with a court of competent jurisdiction to enforce its rights under this Agreement, the prevailing party shall be reimbursed by the other party for all reasonable expenses incurred thereby, including reasonable attorneys’ fees.

10.2. Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Neither party may assign its rights under this Agreement without the other party’s prior written consent, which consent may not be unreasonably conditioned, withheld or delayed; provided, that in no event shall it be unreasonable for Seller to object to any assignment by Buyer if such assignment will require the FCC to place the amended FCC Application or any new FCC Application on Public Notice after the FCC Application has already been placed on Public Notice.

10.3. No Third-Party Beneficiaries. Nothing herein, express or implied, shall be construed to confer upon or give to any other Person other than the parties hereto or their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

26

10.4. Entire Agreement; Amendment. This Agreement, the Buyer Ancillary Agreements, the Seller Ancillary Agreements, the exhibits and schedules hereto and thereto, and any other instruments expressly contemplated herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and undertakings, both written and oral, between Seller and Buyer with respect to the subject matter hereof and thereof, except as otherwise expressly provided herein. Any matter that is disclosed in a schedule hereto in such a way as to make its relevance to the information called for by another schedule readily apparent shall be deemed to have been included in such other schedule, notwithstanding the omission of an appropriate cross reference. This Agreement may only be amended by a document executed by both parties.

10.5. Waivers. No waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any such waiver is sought. No failure or delay on the part of Buyer or Seller in exercising any right or power under this Agreement shall operate as a waiver thereof, and no single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, shall preclude any other or further exercise thereof or the exercise of any other right or power. The practices of the parties shall not, in and of themselves, constitute a waiver of either party’s rights under this Agreement.

10.6. Headings. Section headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

10.7. Computation of Time. If after making computations of time provided for in this Agreement, a time for action or notice falls on Saturday, Sunday or a federal holiday, then such time shall be extended to the next Business Day.

10.8. Governing Law; Waiver of Jury Trial. The construction and performance of this Agreement shall be governed by the law of the State of Delaware without regard to its principles of conflict of law. The exclusive forum for the resolution of any disputes arising hereunder shall be the federal or state courts located in Delaware, and each party (for itself, its successors and assigns, and the Seller Indemnified Parties and the Buyer Indemnified Parties, as the case may be) irrevocably waives the reference of an inconvenient forum to the maintenance of any such action or proceeding. EACH OF BUYER AND SELLER (FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, AND THE SELLER INDEMNIFIED PARTIES AND THE BUYER INDEMNIFIED PARTIES, AS THE CASE MAY BE) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION BEFORE ANY FEDERAL OR STATE COURT RELATING IN ANY WAY TO THIS AGREEMENT, INCLUDING ANY COUNTERCLAIM MADE IN SUCH ACTION, AND AGREE THAT ANY SUCH ACTION SHALL BE DECIDED SOLELY BY A JUDGE. Buyer and Seller hereby acknowledge that they have each been represented by counsel in the negotiation, execution and delivery of this Agreement and that their lawyers have fully explained the meaning of the Agreement, including in particular the jury-trial waiver.

27

10.9. Construction. Any question of interpretation shall not be resolved by any rule providing for interpretation against the party who causes the uncertainty to exist or against the drafter of this Agreement.

10.10. Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, addressed or delivered to the parties at the following addresses, facsimile numbers and electronic mail addresses, as the same may be changed in accordance with the provisions of this Section:

If to Seller:	CBS Radio Stations Inc.
c/o Entercom Communications Corp.
401 E. City Ave., Suite 809
Bala Cynwyd, PA 19004
Attn: Andrew Sutor
Facsimile: 610-660-5662
Email: legal.notice@entercom.com
Andrew.Sutor@entercom.com

With a copy, which shall not constitute notice, to:
Lerman Senter, PLLC
2001 L Street Suite 400
Washington, DC 20046
Attn: Sally A. Buckman
Facsimile: 202-293-7783
Email: sbuckman@lermansenter.com

If to Buyer:	Beasley Media Group, LLC
3033 Riviera Drive, Suite 200
Naples, FL 34103
Attn: Caroline Beasley
Facsimile: 239-434-8950
Email: caroline@bbgi.com

With copy, which shall not constitute notice, to:

Beasley Media Group, LLC
3011 Riviera Drive, Suite 200
Naples, FL 34103
Attn: General Counsel
Facsimile: 239-434-8950
Email: joyce@bbgi.com

28

and to:

Wiley Rein LLP
1776 K Street, NW
Washington, DC 20006
Attn: Thomas Antonucci and Jerita Salley
Facsimile: 202-719-7049
Email: tantonucci@wileyrein.com; jsalley@wileyrein.com

Any such notice, demand or request shall be deemed to have been duly delivered and received (a) on the date of personal delivery, (b) on the date of transmission, if sent by facsimile and received prior to 5:00 p.m. in the place of receipt (but only if receipt is confirmed in a document), (c) on the date of a signed receipt (unless the recipient refuses to provide a signature), if sent by an overnight delivery service, or (d) on the date of transmission, if sent by email (provided that a hard copy is also sent via personal delivery).

10.11. Severability. If any court or other Governmental Authority of competent jurisdiction issues an order or other decision holding any term or provision of this Agreement invalid, illegal or incapable of being enforced because of any Law, or if the FCC informally advises the parties that any provision in this Agreement is invalid, illegal or unenforceable under the Communications Act or FCC Rules (and will thus preclude the FCC’s grant of the FCC Application), the parties shall promptly amend this Agreement to eliminate the invalid, illegal or unenforceable provision so as to effectuate their original intent as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated to the greatest extent possible without any material adverse effect upon either party. In the absence of any amendment, this Agreement shall be construed with the invalid, illegal or unenforceable term or provision deleted so long as such construction does not deprive either party of the benefits of this Agreement in any material respect.

10.12. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and both of which together will constitute one and the same instrument. Facsimile or other electronically-delivered copies of signature pages to this Agreement, any Buyer Ancillary Agreement, any Seller Ancillary Agreement or any other document or instrument delivered pursuant to this Agreement shall be treated as between the parties as original signatures for all purposes.

10.13. Buyer Obligations. All representations and warranties and obligations of Buyer under this Agreement shall be joint and several as between each Person constituting Buyer.

10.14. Effect of TBA. Notwithstanding any other provision of this Agreement to the contrary, to the extent any breach of a representation, warranty or covenant made by Seller hereunder directly results from the breach by Buyer of its obligations under the TBA, Seller shall have no liability to Buyer for such Seller’s breach.

29

11.	DEFINITIONS

11.1. Defined Terms. Unless otherwise stated in this Agreement, the following terms when used herein shall have the meanings assigned to them below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accounts Receivable” means those accounts receivable for the Station in existence as of the Effective Time that result from Seller’s sale of advertising time on the Station.

“Accounting Firm” means (a) an independent certified public accounting firm in the United States of national recognition (other than a firm that then serves as the independent auditor for Seller, Buyer or any of their respective Affiliates) mutually acceptable to Seller and Buyer or (b) if Seller and Buyer are unable to agree upon such a firm, then the independent auditors for Seller and Buyer shall mutually agree upon a third independent certified public accounting firm, in which event, “Accounting Firm” shall mean such third firm.

“Action” means any claim, action, suit, arbitration, inquiry, investigation or other proceeding by or before any Governmental Authority, including any court.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

“Agreement” means this Asset Purchase Agreement, including the exhibits and schedules hereto.

“Assumed Obligations” shall have the meaning set forth in Section 1.3.

“Business Day” whether or not capitalized, means every day of the week excluding Saturdays, Sundays and federal holidays.

“Buyer” shall have the meaning set forth in the Preamble to this Agreement.

“ Buyer Ancillary Agreement” shall have the meaning set forth in Section 3.2(a).

“Buyer Indemnified Parties” shall have the meaning set forth in Section 7.2(a).

“Claim” shall have the meaning set forth in Section 1.6.

“Closing” shall have the meaning set forth in Section 1.6.

“Closing Date” shall have the meaning set forth in Section 1.6.

“Code” means the Internal Revenue Code of 1986, as amended.

“Communications Act” shall have the meaning set forth in Section 2.6(c).

“Continuing Employees” shall have the meaning set forth in Section 4.7(a).

30

“Control” means, as to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled” and “Controlling” shall have a correlative meaning.

“Cross-Conditioned Station” shall have the meaning set forth in Section 5.2(e).

“Damaged Asset” shall have the meaning set forth in Section 4.4.

“Defaulting Party” shall have the meaning set forth in Section 8.1(c).

“Effective Time” shall have the meaning set forth in Section 1.6.

“Environmental Laws” shall have the meaning set forth in Section 2.11(a).

“Excluded Assets” shall have the meaning set forth in Section 1.2.

“FCC” shall have the meaning set forth in the Recitals to this Agreement.

“FCC Application” means the application(s) that Seller and Buyer must file with the FCC requesting its consent to the assignment of the FCC Licenses.

“FCC Consent” means the initial action by the FCC granting the FCC Application.

“FCC Licenses” shall have the meaning set forth in Section 1.1(a).

“FCC Rules” shall have the meaning set forth in Section 2.6(c).

“Final Order” means an action by the FCC (a) that has not been vacated, reversed, stayed, enjoined, set aside, annulled or suspended, (b) with respect to which no request for stay, motion or petition for rehearing, reconsideration or review, or application or request for review or notice of appeal or sua sponte review by the FCC is pending, and (c) as to which the time for filing any such request, motion, petition, application, appeal or notice, and for the entry of orders staying, reconsidering or reviewing on the FCC’s own motion has expired.

“GAAP” means United States generally accepted accounting principles as in effect as of the date hereof, consistently applied.

“Governmental Authority” means any federal, state, local or foreign government, or any part thereof exercising executive, legislative, regulatory or judicial functions.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” shall have the meaning set forth in Section 2.11(a).

“Intangible Property” shall have the meaning set forth in Section 1.1(d).

31

“Law” means any United States (federal, state, local) or foreign statute, law, code or ordinance, or any regulation, rule, code, order, judgment, injunction, decree, decision, or policy of any Governmental Authority (including courts).

“Lien” shall have the meaning set forth in Section 1.1.

“Losses” shall have the meaning set forth in Section 7.2(a).

“Material Station Contract” shall mean those Station Contracts which are identified as Material Station Contracts on Schedule 1.1(c).

“Notice of Disagreement” shall have the meaning set forth in Section 1.7(e).

“Permitted Liens” means, as to any of the Station Assets or as to the Station, (a) the Assumed Obligations; (b) Liens for Taxes, assessments and other governmental charges not yet due and payable; (c) in the case of any leased asset, the rights of any lessor under the applicable lease agreement or any Lien granted by any lessor under the applicable lease agreement; (d) materialmen’s, mechanics’, workmen’s, repairmen’s or other Liens arising in the ordinary course of business, which are released at or prior to Closing; and (e) Liens that do not affect in any material manner the use or value of the Station Assets to which they attached.

“Person” means any natural person, general or limited partnership, corporation, limited liability company, firm, association, trust or other legal entity or organization, including a Governmental Authority or part thereof.

“Purchase Price” shall have the meaning set forth in Section 1.5.

“Real Estate Lease” means a lease of real property or a real property interest held by Seller and used or held for use in the operation of the Station, except for the lease related to the Station’s studio located at 555 E. City Avenue, Bala Cynwyd, PA.

“Release” shall have the meaning set forth in Section 2.11(a).

“Retained Liabilities” shall have the meaning set forth in Section 1.4.

“Seller” shall have the meaning set forth in the Preamble to this Agreement.

“Seller Ancillary Agreements” shall have the meaning set forth in Section 2.2(a).

“Seller Indemnified Parties” shall have the meaning set forth in Section 7.2(b).

“Settlement Statement” shall have the meaning set forth in Section 1.7(d).

“Station” shall have the meaning set forth in the Recitals to this Agreement.

“Station Assets” shall have the meaning set forth in Section 1.1.

“Station Contracts” shall have the meaning set forth in Section 1.1(c).

32

“Station Employees” shall have the meaning set forth in Section 4.7(a).

“Tangible Personal Property” shall have the meaning set forth in Section 1.1(b).

“Tax” or “Taxes” means all federal, state, local or foreign income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, use, payroll, intangible or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax authority with respect thereto.

“Tax Returns” means all returns, reports and other filings (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Governmental Authority relating to Taxes.

“TBA” shall have the meaning set forth in the Recitals to this Agreement.

“TBA Commencement Date” shall mean the “Effective Date” as defined in the TBA.

“To Buyer’s knowledge” or any variant thereof means the actual collective knowledge, after reasonable inquiry, of Caroline Beasley, Mike Cooney, and Joyce Fitch.

“To Seller’s knowledge,” or any variant thereof, means the actual knowledge, after reasonable inquiry of David Field, Weezie Kramer, Andrew Sutor, Bob Philips, John Kennedy, and David Yadgaroff.

“Trade Agreements” shall have the meaning set forth in Section 1.7(a).

“Transfer Taxes” means all excise, sales, use, value added, registration stamp, recording, documentary, franchise, property, transfer and similar Taxes, levies, charges and fees.

“Upset Date” shall have the meaning set forth in Section 8.1(a)(v).

11.2. Terms Generally. The term “or” is disjunctive; the term “and” is conjunctive. The term “shall” is mandatory; the term “may” is permissive. Masculine terms apply to females and feminine terms apply to males. The use of the plural form shall include the singular, and vice versa, as the context requires. The term “include,” “includes” or “including” is by way of example and not limitation.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

33

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SELLER:	CBS RADIO STATIONS INC.

	By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President

BUYER:	BEASLEY MEDIA GROUP, LLC

	By:	/s/ Caroline Beasley
Name: Caroline Beasley
Title: Chief Executive Officer

BEASLEY MEDIA GROUP LICENSES, LLC

	By:	/s/ Caroline Beasley
Name: Caroline Beasley
Title: Chief Executive Officer

EXHIBIT B

Amended Credit Agreement

(Attached)

EXECUTION ~~VERSION~~COPY

Deal CUSIP 07403EAK3

Revolving Loan CUSIP 07403EAM9

Term Loan CUSIP 07403EAL1

CREDIT AGREEMENT

Dated as of November 17, 2017

As amended pursuant to Incremental Term Loan Amendment to Credit Agreement, dated as of

August 24, 2018

among

BEASLEY BROADCAST GROUP, INC.,

as Holdings,

BEASLEY MEZZANINE HOLDINGS, LLC,

as the Borrower

THE OTHER GUARANTORS PARTY HERETO FROM TIME TO TIME

U.S. BANK NATIONAL ASSOCIATION

as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer,

and

THE LENDERS PARTY HERETO FROM TIME TO TIME

GUGGENHEIM SECURITIES, LLC

and

U.S. BANK NATIONAL ASSOCIATION

as Joint Lead Arrangers and Joint Bookrunners

GUGGENHEIM SECURITIES, LLC

as Syndication Agent

BANKUNITED N.A., CAPITAL ONE, N.A.

and

FLORIDA COMMUNITY BANK, N.A.

as Co-Documentation Agents

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Other Interpretive Provisions	~~65~~66
SECTION 1.03.	Accounting Terms	~~66~~67
SECTION 1.04.	Rounding	~~67~~67
SECTION 1.05.	References to Agreements, Laws, Etc.	~~67~~67
SECTION 1.06.	Times of Day	~~67~~67
SECTION 1.07.	Timing of Payment or Performance	~~67~~68
SECTION 1.08.	[Reserved]	~~67~~68
SECTION 1.09.	Currencies Generally	~~67~~68
SECTION 1.10.	Certain Determinations	~~68~~68
SECTION 1.11.	Limited Condition Acquisitions	~~68~~69

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		~~69~~70

SECTION 2.01.	The Loans	~~69~~70
SECTION 2.02.	Borrowings, Conversions and Continuations of Loans	~~70~~71
SECTION 2.03.	Letters of Credit	~~71~~72
SECTION 2.04.	Swing Line Loans	~~82~~83
SECTION 2.05.	Prepayments	~~85~~86
SECTION 2.06.	Termination or Reduction of Commitments	~~99~~99
SECTION 2.07.	Repayment of Loans	~~99~~100
SECTION 2.08.	Interest	~~100~~101
SECTION 2.09.	Fees	~~100~~101
SECTION 2.10.	Computation of Interest and Fees	~~101~~102
SECTION 2.11.	Evidence of Indebtedness	~~101~~103
SECTION 2.12.	Payments Generally	~~102~~103
SECTION 2.13.	Sharing of Payments	~~104~~105
SECTION 2.14.	Incremental Credit Extensions	~~105~~106
SECTION 2.15.	Refinancing Amendments	~~112~~112
SECTION 2.16.	Extension of Term Loans; Extension of Revolving Credit Loans	~~113~~114
SECTION 2.17.	Defaulting Lenders	~~117~~118

ARTICLE III TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY		~~119~~120

SECTION 3.01.	Taxes	~~119~~120
SECTION 3.02.	Illegality	~~123~~124
SECTION 3.03.	Inability to Determine Rates	~~124~~124
SECTION 3.04.	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans	~~124~~125
SECTION 3.05.	Funding Losses	~~125~~126
SECTION 3.06.	Matters Applicable to All Requests for Compensation	~~126~~126
SECTION 3.07.	Replacement of Lenders under Certain Circumstances	~~127~~128
SECTION 3.08.	Survival	~~129~~129

i

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~129~~129

SECTION 4.01.	Conditions to initial Credit Extension.	~~129~~129
SECTION 4.02.	Conditions to All Credit Extensions after the Closing Date	~~131~~131
SECTION 4.03.	Conditions to Credit Extensions of 2018 Incremental Term Loans	132

ARTICLE V REPRESENTATIONS AND WARRANTIES		~~131~~133

SECTION 5.01.	Existence, Qualification and Power; Compliance with Laws	~~132~~133
SECTION 5.02.	Authorization; No Contravention	~~132~~133
SECTION 5.03.	Governmental Authorization; Other Consents	~~132~~134
SECTION 5.04.	Binding Effect	~~133~~134
SECTION 5.05.	Financial Statements; No Material Adverse Effect	~~133~~134
SECTION 5.06.	Borrower Litigation	~~134~~135
SECTION 5.07.	Compliance with Laws	~~134~~135
SECTION 5.08.	Ownership of Property; Liens	~~134~~135
SECTION 5.09.	Environmental Matters	~~134~~136
SECTION 5.10.	Taxes	~~135~~136
SECTION 5.11.	ERISA Compliance	~~135~~137
SECTION 5.12.	Subsidiaries; Equity Interests	~~136~~137
SECTION 5.13.	Margin Regulations; Investment Company Act	~~136~~137
SECTION 5.14.	Disclosure	~~136~~138
SECTION 5.15.	Labor Matters	~~137~~138
SECTION 5.16.	Insurance	~~137~~138
SECTION 5.17.	Intellectual Property; Licenses, Etc.	~~137~~138
SECTION 5.18.	Solvency	~~137~~139
SECTION 5.19.	Sanctions; Anti-Corruption	~~138~~139
SECTION 5.20.	Security Documents	~~138~~139
SECTION 5.21.	No Default	~~139~~140
SECTION 5.22.	Use of Proceeds	~~139~~140
SECTION 5.23.	FCC and Station Matters	~~139~~140

ARTICLE VI AFFIRMATIVE COVENANTS		~~141~~142

SECTION 6.01.	Financial Statements	~~141~~142
SECTION 6.02.	Certificates; Other Information	~~143~~144
SECTION 6.03.	Notices	~~145~~146
SECTION 6.04.	Payment of Taxes	~~145~~146
SECTION 6.05.	Preservation of Existence, Etc.	~~145~~147
SECTION 6.06.	Maintenance of Properties	~~146~~147
SECTION 6.07.	Maintenance of Insurance	~~146~~147
SECTION 6.08.	Compliance with Laws; Maintenance of FCC Licenses	~~146~~148
SECTION 6.09.	Books and Records	~~147~~148
SECTION 6.10.	Inspection Rights	~~147~~148
SECTION 6.11.	Additional Collateral; Additional Guarantors	~~148~~149

SECTION 6.12.	Compliance with Environmental Laws	~~149~~151
SECTION 6.13.	Further Assurances	~~150~~151
SECTION 6.14.	Maintenance of Ratings	~~150~~152
SECTION 6.15.	Post-Closing Matters.	~~150~~152
SECTION 6.16.	Use of Proceeds.	~~151~~152
SECTION 6.17.	License Subsidiaries.	~~151~~152
SECTION 6.18.	Sanctions; Anti-Corruption Laws.	~~152~~153

ARTICLE VII NEGATIVE COVENANTS		~~152~~153

SECTION 7.01.	Liens	~~152~~153
SECTION 7.02.	Investments	~~156~~157
SECTION 7.03.	Indebtedness	~~159~~161
SECTION 7.04.	Accounting Changes	~~162~~163
SECTION 7.05.	Dispositions	~~162~~163
SECTION 7.06.	Restricted Payments	~~165~~166
SECTION 7.07.	Change in Nature of Business	~~167~~168
SECTION 7.08.	Transactions with Affiliates	~~167~~168
SECTION 7.09.	Burdensome Agreements; Restricted Indebtedness Payments	~~168~~169
SECTION 7.10.	Financial Covenant	~~170~~172
SECTION 7.11.	Designation of Subsidiaries	~~171~~172
SECTION 7.12.	Activities of Holdings	~~171~~172
SECTION 7.13.	Sanctions; Anti-Corruption Use of Proceeds	~~172~~173

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		~~172~~173

SECTION 8.01.	Events of Default	~~172~~173
SECTION 8.02.	Remedies Upon Event of Default	~~175~~176
SECTION 8.03.	Application of Funds	~~175~~177
SECTION 8.04.	Borrower’s Right to Cure	~~177~~178

ARTICLE IX ADMINISTRATIVE AGENT AND OTHER AGENTS		~~177~~178

SECTION 9.01.	Appointment and Authorization of Agents	~~177~~178
SECTION 9.02.	Delegation of Duties	~~178~~179
SECTION 9.03.	Liability of Agents	~~179~~180
SECTION 9.04.	Reliance by Agents	~~179~~180
SECTION 9.05.	Notice of Default	~~179~~181
SECTION 9.06.	Credit Decision; Disclosure of Information by Agents	~~180~~181
SECTION 9.07.	Indemnification of Agents	~~180~~181
SECTION 9.08.	Agents, Lead Arrangers and Joint Bookrunners in Their Individual Capacities	~~181~~182
SECTION 9.09.	Successor Agents	~~182~~183
SECTION 9.10.	Administrative Agent May File Proofs of Claim	~~183~~184
SECTION 9.11.	Collateral and Guaranty Matters	~~183~~184
SECTION 9.12.	Other Agents; Lead Arrangers and Managers	~~185~~186
SECTION 9.13.	Appointment of Supplemental Agents	~~185~~186
SECTION 9.14.	Withholding Tax Indemnity	~~186~~187

ARTICLE X MISCELLANEOUS		~~186~~187

SECTION 10.01.	Amendments, Etc.	~~186~~187
SECTION 10.02.	Notices and Other Communications; Facsimile Copies	~~190~~191
SECTION 10.03.	No Waiver; Cumulative Remedies	~~191~~192
SECTION 10.04.	Attorney Costs and Expenses	~~191~~192
SECTION 10.05.	Indemnification by the Borrower	~~192~~193
SECTION 10.06.	Payments Set Aside	~~194~~194
SECTION 10.07.	Successors and Assigns	~~194~~194
SECTION 10.08.	Confidentiality	~~203~~204
SECTION 10.09.	Setoff	~~204~~205
SECTION 10.10.	Interest Rate Limitation	~~205~~206
SECTION 10.11.	Counterparts	~~205~~206
SECTION 10.12.	Integration; Termination	~~206~~206
SECTION 10.13.	Survival of Representations and Warranties	~~206~~207
SECTION 10.14.	Severability	~~206~~207
SECTION 10.15.	GOVERNING LAW	~~206~~207
SECTION 10.16.	WAIVER OF RIGHT TO TRIAL BY JURY	~~207~~208
SECTION 10.17.	Binding Effect	~~208~~208
SECTION 10.18.	USA Patriot Act.	~~208~~208
SECTION 10.19.	No Advisory or Fiduciary Responsibility	~~208~~209
SECTION 10.20.	Electronic Execution of Assignments	~~209~~209
SECTION 10.21.	Effect of Certain Inaccuracies	~~210~~209
SECTION 10.22.	ENTIRE AGREEMENT	~~210~~210

ARTICLE XI GUARANTY		~~210~~210

SECTION 11.01.	The Guaranty	~~210~~210
SECTION 11.02.	Obligations Unconditional	~~211~~210
SECTION 11.03.	Reinstatement	~~212~~213
SECTION 11.04.	Subrogation; Subordination	~~213~~213
SECTION 11.05.	Remedies	~~214~~214
SECTION 11.06.	Instrument for the Payment of Money	~~214~~215
SECTION 11.07.	Continuing Guaranty	~~214~~215
SECTION 11.08.	General Limitation on Guarantee Obligations	~~214~~215
SECTION 11.09.	Information	~~215~~215
SECTION 11.10.	Release of Guarantors	~~215~~215
SECTION 11.11.	Right of Contribution	~~215~~216
SECTION 11.12.	Judgment Currency	~~216~~216

SCHEDULES

1.01A(i)	Commitments
1.01A(ii)	2018 Incremental Term Loan Amendment Commitments
1.01B	Collateral Documents
1.01C	Existing Letters of Credit
1.01D	Cash Management Banks
1.01G	Subsidiary Guarantors
2.01	Closing Date Exchange of Term Loans
2.07A	Initial Term Loan Amortization Schedule
2.07B	2018 Incremental Term Loan Amortization Schedule
5.09(a)	Environmental Matters
5.12A	Material Subsidiaries
5.17	Intellectual Property
5.23	FCC Licenses and Station Matters
5.20	Filing Offices
6.15	Post-Closing Matters
7.01	Existing Liens
7.02(g)	Existing Investments
7.03(a)	Existing Indebtedness
7.05	Existing Sale and Lease-Back Transactions
7.08	Transactions with Affiliates
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B-1	Swing Line Loan Notice
B-2	Letter of Credit Request
C-1	Term Note
C-2	Revolving Credit Note
C-3	Swing Line Note
D-1	Compliance Certificate
D-2	Solvency Certificate
E	Assignment and Assumption
F	Security Agreement
G	[Reserved]
H	[Reserved]
I-1	United States Tax Compliance Certificate (Foreign Non-Partnership Lenders)
I-2	United States Tax Compliance Certificate (Foreign Non-Partnership Participants)
I-3	United States Tax Compliance Certificate (Foreign Partnership Lenders)
I-4	United States Tax Compliance Certificate (Foreign Partnership Participants)
J	Administrative Questionnaire
K-1	Affiliated Lender Assignment and Assumption

v

K-2	Affiliated Lender Notice
K-3	Acceptance and Prepayment Notice
K-4	Discount Range Prepayment Notice
K-5	Discount Range Prepayment Offer
K-6	Solicited Discounted Prepayment Notice
K-7	Solicited Discounted Prepayment Offer
K-8	Specified Discount Prepayment Notice
K-9	Specified Discount Prepayment Response

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of November 17, 2017 (as amended, restated, supplemented or otherwise modified from time to time after the date hereof, this “Agreement”) among Beasley Broadcast Group, Inc., a Delaware corporation (“Holdings”), Beasley Mezzanine Holdings, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party hereto from time to time, U.S. Bank National Association, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

The Borrower has requested that the Lenders extend credit to the Borrower, on a joint and several basis, in the form of (i) the Initial Term Loans on the Closing Date in an initial aggregate principal amount of $225,000,000.00 and (ii) a Revolving Credit Facility in an initial aggregate principal amount of $20,000,000.00.

The proceeds of the Initial Term Loans, together with the proceeds of the Initial Revolving Borrowing, if any, will be used by the Borrower to directly or indirectly refinance its existing indebtedness under the Existing Credit Agreement, to make certain cash payments required in connection with the WBZ Asset Swap and to pay the Transaction Expenses.

The applicable Lenders have indicated their willingness to lend and the L/C Issuers have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

SECTION 1.01. Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“2018 Incremental Term Loan Acquisition” has the meaning specified in the 2018 Incremental Term Loan Amendment.

“2018 Incremental Term Loan Acquisition Agreement” has the meaning specified in the 2018 Incremental Term Loan Amendment.

“2018 Incremental Term Loan Amendment” means that certain Incremental Term Loan Amendment to Credit Agreement, dated as of the 2018 Incremental Term Loan Amendment Effective Date, by and among Holdings, the Borrower, the Guarantors party thereto, the 2018 Incremental Term Loan Lenders and the Administrative Agent. For the avoidance of doubt, the 2018 Incremental Term Loan Amendment constitutes an Incremental Amendment pursuant to Section 2.14.

“2018 Incremental Term Loan Amendment Commitments” means, as to each 2018 Incremental Term Loan Lender, its obligation to make the 2018 Incremental Term Loans, which commitment is in the amount set forth opposite such 2018 Incremental Term Loan Lender’s name on Schedule 1.01A(ii) under the caption “2018 Incremental Term Loan Amendment Commitment” or in the Assignment and Assumption pursuant to which such 2018 Incremental Term Loan Lender becomes a party hereto. The aggregate 2018 Incremental Term Loan Amendment Commitments of all 2018 Incremental Term Loan Lenders shall be $35,000,000 on the 2018 Incremental Term Loan Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“2018 Incremental Term Loan Amendment Effective Date” has the meaning as set forth in the in the 2018 Incremental Term Loan Amendment.

“2018 Incremental Term Loan Facility” means the 2018 Incremental Term Loan Amendment Commitments and the provisions herein related to the 2018 Incremental Term Loans. For the avoidance of doubt, the 2018 Incremental Term Loan Facility constitutes Incremental Term Loan Commitments and Incremental Term Loans established pursuant to Section 2.14.

“2018 Incremental Term Loan Funding Date” means the date of the Credit Extension of the 2018 Incremental Term Loans.

“2018 Incremental Term Loan LCA Test Date” means the 2018 Incremental Term Loan Amendment Effective Date.

“2018 Incremental Term Loan Lender” means each Incremental Lender that has a 2018 Incremental Term Loan Amendment Commitment or that holds a 2018 Incremental Term Loan.

“2018 Incremental Term Loans” has the meaning specified in the 2018 Incremental Term Loan Amendment.

“2018 Incremental Term Loan Note” means a promissory note of the Borrower payable to any 2018 Incremental Term Loan Lender or its registered assigns evidencing the aggregate Indebtedness of the Borrower to such 2018 Incremental Term Loan Lender resulting from the 2018 Incremental Term Loans made by such 2018 Incremental Term Loan Lender.

“Acceptable Discount” has the meaning set forth in Section 2.05(a)(v)(D)(2).

“Acceptable Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit K-3.

“Acceptance Date” has the meaning set forth in Section 2.05(a)(v)(D)(2).

“Acquisition Debt Test” has the meaning set forth in Section 7.03(h).

“Additional Lender” has the meaning set forth in Section 2.14(c).

“Additional Refinancing Lender” has the meaning set forth in Section 2.15(a).

“Administrative Agent” means U.S. Bank National Association, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in the form of Exhibit J or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Affiliated Lender” means a Person that is (a) an Affiliate of Holdings or (b) an officer, director or employee of Holdings or any of its Subsidiaries (or any of the foregoing who ceases to be such an officer, director or employee, as applicable, on or after the Closing Date) or any Person that is Controlled by one or more of any such Persons; provided that “Affiliated Lenders” shall not include Holdings or any of its Subsidiaries.

“Affiliated Lender Assignment and Assumption” has the meaning set forth in Section 10.07(l)(i).

“Affiliated Lender Cap” has the meaning set forth in Section 10.07(l)(iii).

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, partners, agents, advisors, attorneys-in-fact and other representatives of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, a Eurocurrency Rate or Base Rate floor greater than the “floor” then in effect on the Initial Term Loans, 2018 Incremental Term Loans and Revolving Credit Loans, as applicable, or otherwise; provided that OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees, ticking fees, unused line fees and amendment fees (regardless of whether paid in whole or in part to any or all lenders) or other fees payable to any lead arranger (or its affiliates) in connection with the commitment or syndication of such Indebtedness or that are not generally shared by all Lenders providing such Indebtedness.

“Applicable Discount” has the meaning set forth in Section 2.05(a)(v)(C)(2).

“Applicable ECF Percentage” means, for any fiscal year, (a) 50% if the Total Leverage Ratio as of the last day of such fiscal year is greater than 3.50:1.00, (b) 25% if the Total Leverage Ratio as of the last day of such fiscal year is less than or equal to 3.50:1.00 but greater than 3.00:1.00 and (c) 0% if the Total Leverage Ratio as of the last day of such fiscal year is less than or equal to 3.00:1.00.

“Applicable Period” has the meaning set forth in Section 10.21.

“Applicable Rate” means

(a) with respect to Initial Term Loans and the 2018 Incremental Term Loans, a percentage per annum equal to: (i) with respect to Eurocurrency Rate Loans, 4.00% per annum and (ii) with respect to Base Rate Loans, 3.00% per annum; and

(b) with respect to Revolving Credit Loans and Letter of Credit Fees, a percentage per annum equal to: (i) for Eurocurrency Rate Loans and Letter of Credit fees, 4.00% per annum and (ii) for Base Rate Loans, 3.00% per annum; and

(c) with respect to commitment fees on the unused Revolving Credit Commitments, the following percentages per annum, based upon the First Lien Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

		Applicable Rate
Pricing Level	First Lien Leverage Ratio	Unused Commitment Fee Rate
1	< 3.50:1.00	0.375%
2	> 3.50:1.00	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the First Lien Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that at the option of the Administrative Agent or the Required Lenders, the highest pricing level (i.e., Pricing Level 2) shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after a Specified Event of Default shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuers and (ii) the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“ASR Number” means the Antenna Structure Registration number assigned by the FCC to certain antenna structures used in connection with the operations of broadcast stations.

“Assignees” has the meaning set forth in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E.

“Assignment Taxes” has the meaning specified in Section 3.01(b).

“Attorney Costs” means and includes all reasonable and documented or invoiced fees, expenses and disbursements of any law firm and other external legal counsel.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.05(a)(v); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent.

“Audited Financial Statements” means the audited consolidated balance sheets of Business for the fiscal years ended December 31, 2014, 2015 and 2016 and related consolidated statements of income, changes in equity and cash flows of Business for the fiscal years ended December 31, 2014, 2015 and 2016.

“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii).

“Available Amount Basket” shall mean, on any date of determination, an amount equal to $10,000,000 plus (a) the Cumulative Retained Excess Cash Flow Amount on such date plus (b) [reserved] plus (c) the cumulative amount of cash and Cash Equivalent proceeds of new public or private issuances of Equity Interests of Holdings or any direct or indirect parent of Holdings (other than Disqualified Equity Interests and any equity contributed as a Designated Equity Contribution)

that have been issued after the Closing Date to the extent the proceeds thereof are contributed to Holdings as Qualified Equity Interests, plus (d) capital contributions to Holdings made in cash or Cash Equivalents (other than Disqualified Equity Interests and any equity contributed as a Designated Equity Contribution) after the Closing Date, plus (e) the net cash proceeds received by Holdings or the Borrower from issuances of Indebtedness and Disqualified Equity Interests that have been issued after the Closing Date and which are not required to be applied pursuant to Section 2.05(b) and have been exchanged or converted into Qualified Equity Interests plus (f) the net cash proceeds received by Holdings, the Borrower and the Restricted Subsidiaries from sales of Investments made using the Available Amount Basket (up to the amount, when combined with any amount set forth in clause (g) below, of the original Investment), plus (g) returns, profits, distributions and similar amounts received in cash or Cash Equivalents by Holdings, the Borrower and the Restricted Subsidiaries on Investments made using the Available Amount Basket (up to the amount, when combined with any amount set forth in clause (f) above, of the original Investment), plus (h) the Investments of Holdings, the Borrower and the Restricted Subsidiaries in any Unrestricted Subsidiary out of the Available Amount Basket that has been re-designated as a Restricted Subsidiary or that has been merged or consolidated with or into Holdings, the Borrower or any of the Restricted Subsidiaries (up to the lesser of (i) the fair market value (as determined in good faith by the Borrower) of the Investments of Holdings, the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation and (ii) the fair market value of the original Investments by Holdings, the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary) plus (i) the amount of Declined Proceeds to the extent permitted by Section 2.05(b)(ix) minus (j) any amounts thereof used to make Investments pursuant to Section 7.02(a)(i)(y) and/or clause (ii) of Section 7.02(i) after the Closing Date, in each case on or prior to such date, minus (k) the aggregate amount of Restricted Payments made pursuant to Section 7.06(e) after the Closing Date and on or prior to such date, minus (l) the aggregate amount of payments, purchases and redemptions made after the Closing Date and on or prior to such date pursuant to Section 7.09(a)(iii).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” means the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% per annum and (c) one-month Eurocurrency Rate plus 1.00% per annum; provided that (i) with respect to the Term Loans, “Base Rate” shall be no less than 2.00% per annum, and (ii) with respect to the Revolving Credit Loans, “Base Rate” shall be no less than 0.00% per annum.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beasley Family” means, collectively, (i) George G. Beasley, a resident of the State of Florida, (ii) any of such Person’s spouse, ancestors, descendants, cousins, siblings, or descendants of cousins or siblings, (iii) any trust wholly revocable by any one or more of such Person, or such individuals described in (i) or (ii), or any other trust for the benefit of any one or more of such

Person, such individuals described in (i) or (ii), or any organization to which gifts at death would qualify for a federal estate charitable deduction under Section 2055 of the Code, and (iv) any entity that is an Affiliate of any one or more of such Person, such individuals described in (i) or (ii) or trust described in (iii).

“Borrower” has the meaning set forth in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning set forth in Section 6.02.

“Borrower Offer of Specified Discount Prepayment” means the offer by any Company Party to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.05(a)(v)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Company Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.05(a)(v)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any Company Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.05(a)(v)(D).

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York or the state where the Administrative Agent’s Office is located and if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits are conducted by and between banks in the London interbank eurodollar, or other applicable, market.

“Capital Expenditures” means, for any Person in respect of any period, the aggregate of all expenditures incurred by such Person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such Person; provided, however, that Capital Expenditures for Holdings and the Restricted Subsidiaries shall not include:

(a) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of Holdings, the Borrower and the Restricted Subsidiaries within 18 months of receipt of such proceeds,

(b) interest capitalized in accordance with GAAP during such period,

(c) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding Holdings, the Borrower or any Restricted Subsidiary) and for which none of Holdings, the Borrower or any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period),

(d) the book value of any asset owned by such Person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (ii) such book value shall have been included in Capital Expenditures when such asset was originally acquired,

(e) Investments in respect of a Permitted Business Acquisition, or

(f) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Holdings, the Borrower and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash-Capped Facility” has the meaning given it in Section 2.14(d)(v).

“Cash Collateral” has the meaning set forth in Section 2.03(g).

“Cash Collateral Account” means a blocked account at a commercial bank specified by the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning set forth in Section 2.03(g).

“Cash Equivalents” shall mean:

(a) Dollars, pound sterling or euros;

(b) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in each case with maturities not exceeding one year;

(c) time deposits or eurodollar time deposits with, insured certificates of deposit, bankers’ acceptances or overnight bank deposits of, or letters of credit issued by, any commercial bank that (i) is a Lender or (ii) (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with maturities not exceeding 180 days from the date of acquisition thereof;

(d) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clauses (b) and (c) above entered into with an Approved Bank;

(e) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation (other than structured investment vehicles and other than corporations used in structured financing transactions) rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(f) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody’s;

(g) Investments (other than in structured investment vehicles and structured financing transactions) with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(h) instruments equivalent to those referred to in clauses (b) through (g) above denominated in euros and pound sterling to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction;

(i) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (g) above; and

(j) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $500,000,000.

“Cash Management Bank” means any Person that (i) is listed on Schedule 1.01D as of the Closing Date, (ii) was an Agent, a Lender or any Affiliate of an Agent or Lender at the time it entered into a Treasury Services Agreement with Holdings, the Borrower or any Restricted Subsidiary, or (iii) becomes an Agent, a Lender or any Affiliate of an Agent or Lender after it enters into a Treasury Services Agreement with Holdings, the Borrower or any Restricted Subsidiary and is designated in writing by the Borrower as a “Cash Management Bank”.

“Casualty Event” means any event that gives rise to the receipt by Holdings, the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or Real Property (including any improvements thereon) to replace or repair such equipment, fixed assets or Real Property.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as subsequently amended, and the regulations promulgated thereunder.

“CFC” means any direct or indirect Subsidiary of a Borrower or a Guarantor that is a “controlled foreign corporation” within the meaning of section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall be deemed to occur if (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date), that is not the Beasley Family or a member thereof, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the issued Equity Interests of Holdings (or any successor of Holdings) entitled to vote in the election and/or removal of any member of the board of directors of Holdings (or any successor of Holdings), (b) the Beasley Family ceases to beneficially own and control at least 51% of the issued Equity Interests of Holdings (or any successor of Holdings) entitled to vote in the election and/or removal of any member of the board of directors of Holdings (or any successor of Holdings), (c)

all or substantially all of the Borrower’s assets are sold, leased or otherwise transferred to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date) other than a wholly-owned subsidiary of Holdings, (d) a plan has been adopted relating to the liquidation or dissolution of the Borrower or the managing member thereof, or (e) Holdings shall own, directly or indirectly, less than 100% of the issued Equity Interests of the Borrower.

“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Extended Revolving Credit Commitments of a given Extension Series, Revolving Commitment Increases, Other Revolving Credit Commitments, Initial Term Commitments, Incremental Term Commitments or Refinancing Term Commitments of a given Refinancing Series and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Revolving Credit Loans under Extended Revolving Credit Commitments of a given Extension Series, Revolving Credit Loans under Other Revolving Credit Commitments, Initial Term Loans, Incremental Term Loans, Refinancing Term Loans of a given Refinancing Series or Extended Term Loans of a given Extension Series. Revolving Credit Commitments, Incremental Revolving Credit Commitments, Extended Revolving Credit Commitments, Other Revolving Credit Commitments, Initial Term Commitments, Incremental Term Commitments or Refinancing Term Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class. There shall be no more than an aggregate of two Classes of revolving credit facilities and five Classes of term loan facilities under this Agreement.

“Closing Date” means November 17, 2017.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means (i) the “Collateral” as defined in the Security Agreement, (ii) all the “Collateral” or “Pledged Assets” as defined in any other Collateral Document and (iii) any other assets pledged or in which a Lien is granted or purported to be granted, in each case, pursuant to any Collateral Document.

“Collateral Agent” means U.S. Bank National Association, in its capacity as collateral agent or pledgee in its own name under any of the Loan Documents, or any successor collateral agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date, subject to the limitations and exceptions of this Agreement, duly executed by each party thereto;

(b) the Obligations and the Guaranty shall have been secured by a first-priority security interest in (i) all the Equity Interests of the Borrower and (ii) all Equity Interests of each Restricted Subsidiary directly owned by any Loan Party in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction); provided that, only with respect to the voting Equity Interests of each CFC or FSHCO, no more than 65% of such voting Equity Interests and no interests in any direct or indirect subsidiary of a CFC or FSHCO shall be required to be pledged hereunder;

(c) the Obligations and the Guaranty shall have been secured by a perfected first priority security interest in, and Mortgages on, substantially all now owned and hereafter acquired tangible and intangible assets (in the case of Real Property, only to the extent such Real Property is Material Real Property) of each Loan Party (including but not limited to accounts receivable, inventory, equipment, general intangibles (including contract rights), deposit and securities accounts, investment property, intellectual property, Material Real Property, intercompany notes, instruments, chattel paper and documents, letter of credit rights, commercial tort claims and proceeds of the foregoing), in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction);

(d) subject to limitations and exceptions of this Agreement and the Collateral Documents, the Administrative Agent shall have received for each Material Real Property (i) counterparts of a Mortgage with respect to such Material Real Property duly executed and delivered by the record owner of such property in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid and subsisting perfected Lien (subject only to Liens described in clause (ii) below) on the property and/or rights described therein in favor of the Collateral Agent for the benefit of the Secured Parties and evidence that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (it being understood that if a mortgage tax will be owed on the entire amount of the indebtedness evidenced hereby, then the amount secured by each Mortgage shall be limited to 100% of the fair market value of the relevant property at the time the Mortgage is entered into if such limitation results in such mortgage tax being calculated based upon such fair market value) together with such certificates, affidavits, indemnities, questionnaires or returns as may be necessary or advisable in connection with the recording or filing thereof, and such financing statements and other instruments as may be necessary or advisable to grant a lien under the laws of the applicable jurisdiction on the fixtures located on such Material Real Property and to issue the Mortgage Policies (as defined below), (ii) a fully paid policy of title insurance (or a marked-up title insurance commitment having the effect of a policy of title insurance) naming the Collateral Agent as the insured for its benefit and that of the Secured Parties and their respective successors and assigns (the “Mortgage Policies”) issued by a nationally recognized title insurance company reasonably acceptable to the Administrative Agent (the “Title Company”) in form and substance and in an amount reasonably acceptable to the Administrative Agent (not to exceed 100% of the fair market value of the real properties covered thereby), insuring each Mortgage to be a valid subsisting first priority Lien on the property described therein, free and clear of all Liens other than Liens permitted pursuant to Section 7.01 and other Liens reasonably acceptable to the Administrative Agent, each of which shall have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent, to the extent such endorsements are available in the applicable jurisdiction at commercially reasonable rates, and including such reinsurance arrangements (with direct access) as reasonably required by the Administrative Agent, (iii) a survey of each Material Real Property that is prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction which such Material Real Property is located, is certified to the Collateral Agent and the Title Company, is compliant with the minimum standard detail requirements of the American Land Title Association, and is sufficient for the Title Company to remove the standard survey exception from the applicable Mortgage Policy (a “Survey”); provided that a Survey shall not be required to the extent that an existing survey, not more than five years old, together with an affidavit of no change are submitted to the Collateral Agent and the Title Company and the Title Company thereby removes the standard survey exception from the applicable Mortgage Policy and provides reasonable and customary survey-related endorsements (iv) legal opinions, addressed to the Administrative Agent, the Collateral Agent and the Secured Parties, reasonably acceptable to the Administrative Agent as to such matters relating to the Mortgages on the Material Real Property as the Administrative Agent may reasonably request, and (iv) a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Material Real Property on which any “building” (as defined in the Flood Insurance Laws) is located, duly executed and acknowledged by the appropriate Loan Parties, together with evidence of flood insurance as and to the extent required under Section 6.07(c) hereof; and

(e) after the Closing Date, (i) any direct parent of the Borrower (other than Holdings) and (ii) each direct and indirect Restricted Subsidiary of Holdings that is not then a Guarantor and not an Excluded Subsidiary shall become a Guarantor and signatory to this Agreement pursuant to a joinder agreement in accordance with Section 6.11, 6.13 or 6.15, as applicable, and a party to the applicable Collateral Documents in accordance with Section 6.11 or 6.15; provided that notwithstanding the foregoing provisions, any Subsidiary of Holdings that Guarantees any Restricted Indebtedness, any Credit Agreement Refinancing Indebtedness or any Permitted Refinancing of any of the foregoing shall be a Guarantor hereunder for so long as it Guarantees such Indebtedness.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(A) the foregoing definition shall not require, unless otherwise stated in this clause (A), the creation or perfection of pledges of, security interests in, Mortgages on, or the obtaining of title insurance or taking other actions with respect to, (i) any fee owned Real Property other than Material Real Property and any leasehold rights and interests in Real Property (including landlord waivers, estoppels and collateral access letters), (ii) (a) motor vehicles and other assets subject to certificates of title and (b) commercial tort claims where the amount of damages claimed by the applicable Loan Party is less than $1,000,000 (it being understood that all such assets are still intended to constitute Collateral, even though perfection beyond a UCC filing is not required hereunder, (iii) any particular asset, if the pledge thereof or the security interest therein is prohibited by Law (including any requirement to obtain the consent of any Governmental Authority or third party) other than to the extent such prohibition is expressly deemed ineffective under the

Uniform Commercial Code or other applicable Law notwithstanding such prohibition, (iv) Equity Interests in any Person (other than the Borrower and any Restricted Subsidiaries) that is an Excluded Subsidiary or that are prohibited from being pledged or otherwise secured pursuant to applicable Laws or the terms of any applicable organizational documents without the consent of one or more third parties other than Holdings, the Borrower or any of the Restricted Subsidiaries (other than to the extent such prohibition is expressly deemed ineffective under the Uniform Commercial Code or other applicable Law notwithstanding such prohibition), (v) any permitted agreements or other property or rights of a Loan Party arising under, subject to, or evidenced by any permitted contract, lease, instrument, license, state or local franchises, charters and authorizations, purchase money security interest or similar arrangement or document to the extent the pledges thereof and security interests therein are prohibited by such permitted agreements (including permitted liens, leases, licenses, state or local franchises, charters and authorizations, purchase money security interest or similar arrangement or document) or would violate or invalidate such permitted agreements or create a right of termination in favor of any party thereto (other than a Loan Party), other than proceeds and receivables thereof, except to the extent the pledge of such permitted agreements or other property or rights is expressly deemed effective (or such prohibition or right of termination is deemed ineffective) under the Uniform Commercial Code or other applicable law or principle of equity notwithstanding such prohibition, (vi) licenses, leases, other agreements and any other property and assets to the extent that the Collateral Agent may not validly possess a security interest therein under applicable Laws or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization (except that cash proceeds of dispositions thereof in accordance with applicable Law shall constitute Collateral), (vii) the creation or perfection of pledges of, or security interests in, any property or assets that would result in material adverse tax consequences to Holdings, the Borrower or any of the Restricted Subsidiaries, as determined in the reasonable judgment of the Borrower in consultation with the Collateral Agent, (viii) letter of credit rights, except to the extent constituting a support obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a Uniform Commercial Code financing statement), (ix) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal Law, (x) Margin Stock, (xi) any FCC License, except at such times and to the extent that a security interest in such FCC License is permitted under applicable law and (xii) any particular assets if the Administrative Agent and the Borrower reasonably agree that the burden, cost or consequences of creating or perfecting such pledges or security interests in such assets or obtaining title insurance is excessive in relation to the benefits to be obtained therefrom by the Lenders under the Loan Documents;

(B) the foregoing definition shall not require (i) control agreements with respect to any cash, deposit accounts, securities accounts or commodities accounts (other than cash collateral accounts created pursuant to the terms of this Agreement) (ii) promissory notes evidencing debt in a principal amount of less than $5,000,000 shall not be required to be delivered, (iii) notices be required to be sent to account debtors or other contractual third-parties prior to the occurrence of an Event of Default that is continuing or (iv) any collateral assignment, security agreement, debenture, pledge agreement, or other similar agreement, instrument or document that creates or purports to create a Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties, in each case, which is governed by the laws of a jurisdiction other than the United States or any state thereof;

(C) the Administrative Agent in its discretion may grant extensions of time for the creation or perfection of security interests in, and Mortgages on, or obtaining of title insurance or taking other actions with respect to, particular assets (including extensions beyond the Closing Date) or any other compliance with the requirements of this definition where it reasonably determines in writing, in consultation with the Borrower, that the creation or perfection of security interests and Mortgages on, or obtaining of title insurance or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents; provided that the Collateral Agent shall have received on or prior to the Closing Date (i) UCC financing statements in appropriate form for filing under the UCC in the jurisdiction of incorporation or organization of each Loan Party, and (ii) all certificates, registers, and/or instruments representing and/or evidencing issued Equity Interests of Holdings, the Borrower and the Subsidiaries (other than Subsidiaries of the Business), and to the extent received from the Seller after commercially reasonable efforts to receive such certificates or otherwise without undue burden or expense, the Domestic Subsidiaries of the Business (other than Unrestricted Subsidiaries) accompanied by instruments of transfer and stock powers undated and endorsed in blank (or, confirmation in lieu of delivery thereof that such certificates, powers and instruments have been sent for overnight delivery to the Collateral Agent or its counsel);

(D) the foregoing definition shall not require any Guarantee by any Guarantor of, or any grant of security by any Guarantor to secure, as applicable, any Excluded Swap Obligations of such Guarantor; and

(E) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, each of the Mortgages on Material Real Property, collateral assignments, security agreements, pledge agreements, intellectual property security agreements or other similar agreements delivered to the Administrative Agent or the Collateral Agent pursuant to Section 4.01, Section 6.11, Section 6.13 or Section 6.15, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Revolving Credit Commitment, Incremental Revolving Credit Commitment, Extended Revolving Credit Commitment of a given Extension Series, Other Revolving Credit Commitment of a given Refinancing Series, Initial Term Commitment, Incremental Term Commitment (including, without limitation, the 2018 Incremental Term Loan Amendment Commitments) or Refinancing Term Commitment of a given Refinancing Series as the context may require.

“Committed Loan Notice” means a notice of a (a) Borrowing, (b) conversion of Loans from one Type to the other, or (c) continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications Act” means the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC promulgated thereunder, as from time to time in effect.

“Company Parties” means the collective reference to Holdings, the Borrower and the Restricted Subsidiaries and

“Company Party” means any one of them.

“Compensation Period” has the meaning set forth in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D-1.

“Consolidated EBITDA” shall mean, with respect to any Person and its Restricted Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of any Person and its Restricted Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (xxi) (but excluding subclause (xvii)) of this clause (a) reduced such Consolidated Net Income for the respective period for which Consolidated EBITDA is being determined):

(i) provision for Taxes based on income, profits, losses or capital of Holdings and the Restricted Subsidiaries for such period to the extent that such provision for taxes was deducted in calculating Consolidated Net Income (including, without limitation, federal, property, state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations); adjusted for the tax effect of all adjustments made to Consolidated Net Income),

(ii) Interest Expense of Holdings and the Restricted Subsidiaries for such period (net of interest income of Holdings and the Restricted Subsidiaries for such period) and to the extent not reflected in Interest Expense, costs of surety bonds in connection with financing activities,

(iii) depreciation, amortization (including, without limitation, amortization of intangibles (including Capitalized Software Expenditures) and deferred financing fees) and other non-cash expenses (including, without limitation write-downs and impairment of property, plant, equipment, goodwill and intangibles and other long-lived assets and the impact of purchase accounting on Holdings, the Borrower and the Restricted Subsidiaries for such period),

(iv) the amount of any restructuring costs and charges (which, for the avoidance of doubt, shall include restructuring charges and costs related to acquisitions or investments after the Closing Date permitted under the terms hereof, closure or consolidation of facilities, retention, severance, relocation costs or expenses, integration costs, transition costs, pre-opening or opening costs for facilities, signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives (including multi-year strategic initiatives), costs incurred in connection with acquisitions and non-recurring product and intellectual property development, project start-up costs, and other restructuring charges representing cash items (including duplicative running costs), and, in each case, consulting and other professional fees and expenses related to the implementation of any of the foregoing); provided that with respect to each such restructuring charge, the Borrower shall have delivered to the Administrative Agent an officers’ certificate specifying and quantifying such expense or charge and stating that such expense or charge is a restructuring charge; provided further that the aggregate amount of add-backs pursuant to this clause (iv) or clauses (xii)(A) or (xvii), together with the amount of any adjustments made pursuant to the last paragraph of the definition of “Pro Forma Basis”, in a Test Period do not exceed 15% of Consolidated EBITDA for the applicable period (with such calculation being made prior to giving effect to such add-back),

(v) any other non-cash charges, expenses, or losses,

(vi) other non-operating charges, costs or expenses in connection with the Transactions (including, without limitation, any fees and expenses incurred hereunder or under any other Loan Document including any waivers, supplements, or amendments entered into in connection with any Loan Document after the Closing Date), Permitted Business Acquisitions (or any other acquisition not otherwise permitted that requires a waiver or consent of the Required Lenders and such waiver or consent has been obtained), Investments, recapitalizations, Dispositions, issuances or repayments of indebtedness, issuances of equity securities, sale processes, refinancing transactions or amendments or other modifications of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction whether or not successful),

(vii) the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary that is a Restricted Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties,

(viii) accretion of asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations, and any similar accounting in prior periods,

(ix) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments, in each case in connection with acquisitions and investments, to the extent actually paid and expensed,

(x) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, acquisition or any sale, conveyance, transfer or other Disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as Holdings has received notification from the applicable carrier that it intends to indemnify or reimburse such expenses, charges or losses and that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), such expenses, charges or losses,

(xi) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty event or business interruption,

(xii) pro forma adjustments in respect of (A) cost savings, operating expense reductions and cost synergies related to mergers and other business combinations, acquisitions, divestitures, restructurings, cost savings initiatives and other similar initiatives consummated by Holdings, the Borrower or any Restricted Subsidiary and projected by Holdings in good faith to result from actions taken or expected to be taken (in the good faith determination of Holdings) within 18 months after the date any such transaction is consummated, and (B) “run rate” cost savings, operating expense reductions and synergies related to the Original Transactions projected by Holdings in good faith to result from actions either taken or expected to be taken within 18 months after the Original Closing Date, so long as such cash savings and synergies are reasonably identifiable and factually supportable; provided that the aggregate amount of add-backs pursuant to this clause (xii)(A) and clauses (iv) and (xvii), together with the amount of any adjustments made pursuant to the last paragraph of the definition of “Pro Forma Basis”, in a Test Period do not exceed 15% of Consolidated EBITDA for the applicable period (with such calculation being made prior to giving effect to such add-back),

(xiii) extraordinary or one-time bonuses or other forms of compensation paid to employees,

(xiv) unusual, extraordinary or non-recurring losses,

(xv) other deferred or non-cash expenses relating to trade for such period,

(xvi) costs, fees, expenses and other payments made by a Loan Party to any Person that is not an Affiliate of a Loan Party pursuant to a Marketing Agreement in connection with a Permitted Business Acquisition,

(xvii) losses and charges incurred in connection with the reformatting of any Stations; provided that the aggregate amount of add-backs pursuant to this clause (xvii) and clauses (iv) and (xii)(A), together with the amount of any adjustments made pursuant to the last paragraph of the definition of “Pro Forma Basis”, in a Test Period do not exceed 15% of Consolidated EBITDA for the applicable period (with such calculation being made prior to giving effect to such add-back),

(xviii) pro forma adjustments in connection with the Transactions previously disclosed to the Administrative Agent,

(xix) management and audit fees in connection with any Pension Plan assumed as a part of the Transactions,

(xx) taxes, fees, expenses and other payments made by a Loan Party in connection with ownership of that certain Real Property located at 277 East Longden Avenue, Irwindale, CA 91706, and

(xxi) reserves or added accruals pertaining to the self-funding of insurance plans.

minus (b) without duplication and to the extent the respective amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which Consolidated EBITDA is being determined, (i) non-cash items increasing Consolidated Net Income of Holdings, the Borrower and the Restricted Subsidiaries for such period (but excluding any such items which represent the reversal in such period of any accrual of, or cash reserve for, anticipated cash charges in any prior period where such accrual or reserve is no longer required), (ii) unusual, extraordinary or non-recurring gains and (iii) non-cash revenue relating to trade.

“Consolidated First Lien Debt” means (a) Consolidated Total Debt outstanding under Facilities plus (b) the portion of Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries included in Consolidated Total Debt that is secured by Liens that are secured on a first priority basis; minus (c) the lesser of (x) the aggregate amount of cash and Cash Equivalents (other than Restricted Cash) on the balance sheet of Holdings, the Borrower and the Restricted Subsidiaries as of such date and (y) $20,000,000.

“Consolidated Interest Expense” means, with respect to Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis for any period, Interest Expense for such period, less the sum of (a) pay-in-kind Interest Expense or other noncash Interest Expense (including as a result of the effects of acquisition method of accounting or pushdown accounting), (b) to the extent included in Interest Expense, the amortization of any financing fees paid by, or on behalf of, Holdings, the Borrower or any Restricted Subsidiary, including such fees paid in connection with the Transactions, (c) the amortization of deferred financing costs, debt discounts or premiums, debt issuance costs, commissions and expenses, or fees in respect of Swap Agreements, (d) cash interest income of Holdings, the Borrower and the Restricted Subsidiaries for such period, (e) the accretion or accrual of discounted liabilities during such period, (f) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging, (g) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, and (h) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with GAAP; provided that (i) Consolidated Interest Expense shall exclude any one-time financing fees paid in connection with the Transactions or any amendment of this Agreement and (ii) Consolidated Interest Expense shall exclude annual agency fees paid to the Administrative Agent and/or the Collateral Agent.

“Consolidated Net Income” means, for any period, the aggregate of the Net Income of Holdings, the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis; provided, however, that

(a) any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of),

(b) any net after-tax gain or loss (including the effect of all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the directors of Holdings) shall be excluded,

(c) any net after-tax income or loss (including the effect of all fees and expenses or charges relating thereto) attributable to the refinancing, modification of or early extinguishment of Indebtedness (including obligations under Swap Agreements) shall be excluded,

(d) (i) the Net Income (loss) for such period of any Person that is not a Restricted Subsidiary, the Borrower, or Holdings, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to Holdings, the Borrower or a Restricted Subsidiary thereof in respect of such period and (ii) the Net Income for such period shall include any dividend, distribution or other payment in respect of equity paid in cash by such Person in excess of the amounts included in the preceding clause (i),

(e) Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(f) any non-cash charges from the application of the purchase method of accounting in connection with the Transactions or any future acquisition, to the extent such charges are deducted in computing such Consolidated Net Income shall be excluded,

(g) accruals and reserves that are established within twelve months after the Closing Date and that are so required to be established in accordance with GAAP shall be excluded,

(h) any non-cash expenses (including, without limitation, write-downs and impairment of property, plant, equipment, goodwill and intangibles and other long-lived assets), any gains or losses on interest rate and foreign currency derivatives and any foreign currency transaction gains or losses shall be excluded,

(i) all non-cash gains, losses, expenses or charges attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Agreements or other derivative instruments will be excluded,

(j) any long-term incentive plan accruals and any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options, any restricted stock plan or other rights to officers, directors and employees of Holdings, the Borrower or any of the Restricted Subsidiaries shall be excluded,

(k) accruals and reserves that are established or adjusted after the closing of any acquisition that are so required as a result of such acquisition in accordance with GAAP or changes as a result of the adoption or modification of accounting policies during such period, whether effected through a cumulative effect adjustment, restatement or a retroactive application shall be excluded, and

(l) for purposes of calculating the Available Amount Basket only, the Net Income for such period of any Subsidiary (that is not a Loan Party) of Holdings shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders or members, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived (provided that the net loss of any such Subsidiary shall be included to the extent funds are disbursed by such Person or any other Subsidiary of such Person in respect of such loss and that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Subsidiary to Holdings, the Borrower or one of the Restricted Subsidiaries in respect of such period to the extent not already included therein).

There shall be excluded from Consolidated Net Income for any period the effects from applying recapitalization or purchase accounting, including applying recapitalization or purchase accounting to inventory, property and equipment, software, goodwill and other intangible assets, in-process research and development and deferred revenue required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Holdings, the Borrower and the Restricted Subsidiaries), as a result of any acquisition consummated prior to the Closing Date and any Permitted Business Acquisitions (or Investments similar to those made for Permitted Business Acquisitions) or the amortization or write-off of any amounts thereof (including any write off of in-process research and development).

“Consolidated Total Assets” means, at any time of determination, the total assets of Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of Holdings delivered pursuant to Section 6.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), the Pro Forma Financial Statements.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any of the Transactions or any Permitted Business Acquisition), consisting of Indebtedness for borrowed money, Capital Lease Obligations and debt obligations evidenced by promissory notes or similar instruments; provided that Consolidated Total Debt shall not include Indebtedness (i) in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Debt until three Business Days after such amount is drawn and (ii) of Unrestricted Subsidiaries; it being understood, for the avoidance of doubt, that obligations under Swap Agreements do not constitute Consolidated Total Debt.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning set forth in the definition of “Affiliate”.

“Credit Agreement Refinancing Indebtedness” shall mean (a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Term Loans and Revolving Credit Loans (or Revolving Credit Commitments), or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) such Indebtedness has a maturity no earlier, and, in the case of Refinancing Term Loans, a Weighted Average Life to Maturity equal to or greater, than the Refinanced Debt, (ii) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses associated with the refinancing, (iii) in the case of Other Revolving Credit Commitments, shall have no commitment reduction that is not applicable to the Refinanced Debt, (iv) any such Indebtedness is not guaranteed by any Person that does not guarantee the Obligations, (v) (x) if the Refinanced Debt is secured by a Lien on any Collateral (whether equally and ratably with, or junior to, the Lien of the Secured Parties or otherwise), such Credit Agreement Refinancing Indebtedness may be secured by a Lien on such

Collateral (including any Collateral pursuant to after-acquired property clauses to the extent any such Collateral would have secured the Refinanced Debt) on terms relating to such Collateral not materially less favorable to the Secured Parties (as determined conclusively by the Borrower and evidenced by a certificate of an authorized officer of the Borrower) than those contained in the documentation (including any intercreditor agreement) governing the Refinanced Debt, or on terms otherwise then permitted by Section 7.01 and (y) any such Indebtedness is not secured by any assets not constituting Collateral, (vi) such Indebtedness will have terms and conditions (other than pricing and optional prepayment provisions) that are substantially identical to, or less favorable, taken as a whole, to the lenders providing such Credit Agreement Refinancing Indebtedness, the terms and conditions of the Facilities and Loans being refinanced (as reasonably determined by the Borrower in good faith, which determination shall be conclusive) except to the extent any covenant or provision that is added for the benefit of any such Credit Agreement Refinancing Indebtedness (x) is also added for the benefit of the Loan Documents for the benefit of all existing Lenders (which may, in consultation with the Administrative Agent, be accomplished without further requirement accordance with the terms of Section 10.01) or (y) is only applicable after the Maturity Date of the Facilities existing at the time of such Credit Agreement Refinancing Indebtedness, and (vii) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, and all commitments thereunder terminated, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Retained Excess Cash Flow Amount” shall mean, at any date, an amount, not less than zero, determined on a cumulative basis equal to the amount of Excess Cash Flow for all Excess Cash Flow Periods ending after the Closing Date that is not (and, in the case of any Excess Cash Flow Period where the respective required date of prepayment has not yet occurred pursuant to Section 2.05(b), will not on such date of required prepayment be) required to be applied in accordance with Section 2.05(b) (for the avoidance of doubt, without giving effect to Section 2.05(b)(x)).

“Current Assets” means, with respect to Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Cash Equivalents or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits.

“Current Liabilities” means, with respect to Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of Holdings, the Borrower and the Restricted Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any debt or Capital Lease Obligations, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the

Transactions, (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Closing Date or (ii) bonuses, pension and other post-retirement benefit obligations, and (f) accruals for add-backs to Consolidated EBITDA included in the definition of such term.

“Debt Service” shall mean, with respect to Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis for any period, Consolidated Interest Expense for such period plus scheduled principal amortization of Consolidated Total Debt for such period.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, administration, assignment for the benefit of creditors, moratorium, rearrangement, receivership, administrative receivership, insolvency, reorganization, voluntary arrangement, scheme of arrangement or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning set forth in Section 2.05(b)(ix).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Revolving Credit Loans that are Base Rate Loans plus (c) 2.00% per annum; provided that with respect to overdue principal, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan, plus 2.00% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”

“Designated Equity Contribution” has the meaning set forth in Section 8.04(a).

“Designated Non-Cash Consideration” means all non-cash consideration received by Holdings, the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(f) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the fair market value of such consideration and the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Discount Prepayment Accepting Lender” has the meaning set forth in Section 2.05(a)(v)(B)(2).

“Discount Range” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Prepayment Notice” means a written notice of the Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(v)(C) substantially in the form of Exhibit K-4.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit K-5, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Proration” has the meaning set forth in Section 2.05(a)(v)(C)(3).

“Discounted Prepayment Determination Date” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five (5) Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.05(a)(v)(B)(1), Section 2.05(a)(v)(C)(1) or Section 2.05(a)(v)(D)(1), respectively, unless a shorter period is agreed to between the Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning set forth in Section 2.05(a)(v)(A).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any issued Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination or expiration of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the expiration or termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other issued Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings (or any direct or indirect parent thereof), the Borrower or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased or mandatorily redeemed by the Borrower or the Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Lenders” means (i) the competitors of the Borrower, Holdings or Business and their respective subsidiaries specified to the Administrative Agent and the Lead Arrangers by the Borrower in writing from time to time, (ii) mezzanine lenders that do not invest in syndicated loans , (iii) venture capital firms that do not invest in syndicated loans, (iv) certain banks, financial institutions and other institutional lenders and other entities that have been specified to the Lead Arrangers by the Borrower in writing on or prior to the Closing Date and (v) any of the known affiliates of the entities described in the forgoing clauses (i), (ii) and (iii) readily identifiable by name, but excluding any affiliate that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the applicable entity described in the forgoing clauses (i), (ii) or (iii) does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity; provided that no supplement to the list of Disqualified Lenders shall apply retroactively to disqualify any person that has previously acquired an assignment or participation or allocation in any of the Facilities.

“Distressed Person” has the meaning set forth in the definition of “Lender-Related Distress Event”.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” has the meaning set forth in Section 10.07(a).

“Engagement Letter” means that certain letter agreement, dated as of October 24, 2017, by and among the Borrower, Holdings, Guggenheim Securities, LLC and U.S. Bank National Association.

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any applicable Law relating to the prevention of pollution or the protection of the Environment and natural resources, and the protection of human health and safety as it relates to the environment, including any applicable provisions of CERCLA.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of the Loan Parties or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, partnership interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Loan Party or any Restricted Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate any Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, respectively, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (g) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in material liability to a Loan Party or any Restricted Subsidiary; (h) the imposition of any material liability under Title IV of ERISA, other than for ordinary contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party, any Restricted Subsidiary or any ERISA Affiliate; or (i) the imposition of a lien upon property or rights of a Loan Party or any Restricted Subsidiary or any ERISA Affiliate pursuant to Section 430(k) of the Code or Section 303(k) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Rate” means, for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the London Interbank Offered Rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) appearing on the applicable Reuters screen page (or on any successor or substitute page which may be designated by the Administrative Agent as provided below) as of 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If the applicable Reuters screen page (or on any successor or substitute page which may be designated by the Administrative Agent as provided below) is not available to the Administrative Agent for any reason, then the “Eurocurrency Rate” for such Interest Period shall instead be the rate per annum equal to the London Interbank Offered Rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) as reported by any other generally recognized financial information service selected by the Administrative Agent as of 11:00 a.m. (London time), two (2) Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that, if no such interest settlement rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) is available to the Administrative Agent, the “Eurocurrency Rate” for such Interest Period shall instead be the rate per annum determined by the Administrative Agent (which rate, including without limitation the Administrative Agent’s designation of any successor interest rate index if the rate index described above shall become temporarily unavailable or shall cease to exist, shall be determinative in the absence of manifest error) to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by U.S. Bank National Association and with a term equivalent to such Interest Period would be offered by U.S. Bank

National Association or one of its Affiliate to first-class banks in the interbank market for such currency at their request as of 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period; provided, further that, (i) with respect to the Initial Term Loan Facility and 2018 Incremental Term Loan Facility, the Eurocurrency Rate shall be no less than 1.00% per annum and (ii) if the Eurocurrency Rate as otherwise calculated in accordance with the foregoing would be less than zero, such rate shall be deemed to be zero for all purposes under this Agreement.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.

“euro” means the single currency of participating member states of the Economic and Monetary Union of the European Union.

“Event of Default” has the meaning set forth in Section 8.01.

“Excess Cash Flow” means, with respect to Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis for any Excess Cash Flow Period, Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for such Excess Cash Flow Period, minus, without duplication,

(a) Debt Service for such Excess Cash Flow Period,

(b) any voluntary prepayment permitted hereunder of term Indebtedness during such Excess Cash Flow Period (other than the Term Loans or the Revolving Credit Loans), in each case to the extent not financed, or intended to be financed, using the proceeds of the incurrence of long-term Indebtedness or the issuance of Equity Interests, so long as the amount of such prepayment is not already reflected in Debt Service,

(c) (i) Capital Expenditures by Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis during such Excess Cash Flow Period (excluding Capital Expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following clause (d) was previously delivered) that are paid in cash, and (ii) the aggregate consideration paid in cash during such Excess Cash Flow Period in respect of Permitted Business Acquisitions and other Investments permitted under Section 7.02(i) to the extent not financed, or intended to be financed, using the proceeds of the incurrence of long-term Indebtedness or the issuance of Equity Interests,

(d) (i) Capital Expenditures that Holdings, the Borrower or any Restricted Subsidiary shall, during such Excess Cash Flow Period, become obligated to make but that are not made during such Excess Cash Flow Period; provided that the Borrower shall certify in the Compliance Certificate for such Excess Cash Flow Period that such Capital Expenditures and the delivery of the related equipment will be made in the following Excess Cash Flow Period, and (ii) the aggregate consideration that Holdings, the Borrower or any Restricted Subsidiary shall, during such Excess Cash Flow Period, become obligated to make in respect of Permitted Business Acquisitions and other Investments permitted under Section 7.02(i) but that are not made during such Excess Cash Flow Period; provided that Holdings or the Borrower shall certify in the Compliance Certificate for such Excess Cash Flow Period that a binding agreement exists for such Permitted Business Acquisitions or other Investment to be made in the following Excess Cash Flow Period,

(e) Taxes paid in cash by Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis during such Excess Cash Flow Period or that will be paid within six months after the close of such Excess Cash Flow Period (provided that any amount so deducted that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period) and for which reserves have been established, including income tax expense and withholding tax expense incurred in connection with cross-border transactions involving any Foreign Subsidiaries,

(f) an amount equal to any increase in Working Capital of Holdings, the Borrower and the Restricted Subsidiaries for such Excess Cash Flow Period,

(g) cash expenditures made in respect of Swap Agreements during such Excess Cash Flow Period, to the extent not reflected in the computation of Consolidated EBITDA or Interest Expense,

(h) permitted dividends or distributions or repurchases of its Equity Interests paid in cash by Holdings during such Excess Cash Flow Period and permitted dividends paid by Holdings, the Borrower or by any Restricted Subsidiary to any Person other than Holdings, the Borrower or any of the Restricted Subsidiaries during such Excess Cash Flow Period, in each case in accordance with Section 7.06(b), (d), (g) and (k),

(i) amounts paid in cash during such Excess Cash Flow Period on account of (x) items that were accounted for as non-cash reductions of Net Income in determining Consolidated Net Income or as noncash reductions of Consolidated Net Income in determining Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries in a prior Excess Cash Flow Period and (y) reserves or accruals established in purchase accounting,

(j) to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith,

(k) the amount related to items that were added to or not deducted from Net Income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income in calculating Consolidated EBITDA to the extent such items represented a cash payment (which had not reduced Excess Cash Flow upon the accrual thereof in a prior Excess Cash Flow Period), or an accrual for a cash payment, by Holdings, the Borrower and the Restricted Subsidiaries or did not represent cash received by Holdings, the Borrower and the Restricted Subsidiaries, in each case on a consolidated basis during such Excess Cash Flow Period,

(l) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings, the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(m) the amount related to cost savings, operating expense reductions and cost synergies that were added back in calculating Consolidated EBITDA to the extent such items did not otherwise increase Net Income or Consolidated Net Income during such Excess Cash Flow Period, plus, without duplication,

(n) an amount equal to any decrease in Working Capital for such Excess Cash Flow Period,

(o) all proceeds received during such Excess Cash Flow Period of Capital Lease Obligations, purchase money Indebtedness, Sale and Lease-Back Transactions and any other Indebtedness, in each case to the extent used to finance any Capital Expenditure (other than Indebtedness under this Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such Borrowings),

(p) all amounts referred to in clause (c) above to the extent funded with the proceeds of the issuance of Equity Interests of, or capital contributions to, Holdings after the Closing Date (to the extent not previously used to prepay Indebtedness (other than Revolving Credit Loans or Swing Line Loans), made in any investment or capital expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any prior Excess Cash Flow Period) or any amount that would have constituted Net Proceeds under clause (a) of the definition of the term “Net Proceeds” if not so spent, in each case to the extent there is a corresponding deduction from Excess Cash Flow above,

(q) to the extent any permitted Investments or Capital Expenditures and the corresponding delivery of equipment referred to in clause (d) above do not occur in the Excess Cash Flow Period of Holdings specified in the certificate of Holdings or the Borrower provided pursuant to clause (d) above, the amount of such Investments or Capital Expenditures that were not so made in the Excess Cash Flow Period of Holdings specified in such certificates,

(r) cash payments received in respect of Swap Agreements during such Excess Cash Flow Period to the extent (i) not included in the computation of Consolidated EBITDA or (ii) such payments do not reduce Consolidated Interest Expense,

(s) any extraordinary or nonrecurring gain realized in cash during such Excess Cash Flow Period (except to the extent such gain consists of Net Proceeds subject to Section 2.05(b)(ii)),

(t) to the extent deducted in the computation of Consolidated EBITDA, cash interest income, and

(u) the amount related to items that were deducted from or not added to Net Income in connection with calculating Consolidated Net Income or were deducted from or not added to Consolidated Net Income in calculating Consolidated EBITDA to the extent either (x) such items represented cash received by Holdings, the Borrower or any Restricted Subsidiary or (y) does not represent cash paid by Holdings, the Borrower or any Restricted Subsidiary, in each case on a consolidated basis during such Excess Cash Flow Period.

“Excess Cash Flow Period” means each fiscal year of Holdings commencing with the fiscal year ending December 31, 2018.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of the Borrower or a Guarantor, (b) any Subsidiary that is prohibited by applicable Law or Contractual Obligations existing on the Closing Date (or, in the case of any newly formed or acquired Subsidiary, in existence at the time of formation or acquisition thereof but not entered into in contemplation hereof) from guaranteeing the Obligations or if guaranteeing the Obligations would require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained or, if reasonably requested by the Administrative Agent, is obtained after commercially reasonable efforts to obtain the same), (c) any other Subsidiary with respect to which, in the reasonable judgment of the Borrower in consultation with the Administrative Agent, providing a Guarantee would result in material adverse tax consequences, (d) any other Subsidiary with respect to which the Administrative Agent and the Borrower reasonably agree that the burden or cost or other consequences of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (e) any CFC or any direct or indirect subsidiary of any CFC, (f) any not-for-profit Subsidiaries, (g) any Unrestricted Subsidiaries, (h) any FSHCO or any direct or indirect subsidiary of any FSHCO, (i) any captive insurance subsidiaries, (j) any joint ventures if guaranteeing the Obligations would require third party (other than Holdings, the Borrower and the Restricted Subsidiaries) consent, approval, license or authorization, unless such consent, approval, license or authorization has been obtained, (k) any Immaterial Subsidiary and (l) any Subsidiary established or created pursuant to Section 7.02(u) and meeting the requirements of the proviso thereto; provided that such Subsidiary shall only be an Excluded Subsidiary for the period immediately prior to such acquisition.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any Guarantee or security interest thereof, as applicable) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” mean, with respect to any Agent or any Lender (i) Taxes imposed on or measured by its net income, however denominated, and franchise Taxes and branch profits Taxes, in each case, (a) imposed as a result of such recipient being organized under the laws of or having its principal office (or, in the case of any Lender, its applicable Lending Office) located in the jurisdiction imposing such Tax (or any political subdivision thereof), or (b) imposed as a result of any present or former connection between such Lender or Agent and such jurisdiction other than any connections arising from having executed, delivered, become a party to, engaged in any transactions pursuant to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document (such Taxes, “Other Connection Taxes”), (ii) Taxes attributable to the failure by any Agent or Lender to comply with Section 3.01(d), (iii) in the case of any Lender (other than an assignee pursuant to a request by the Borrower under Section 3.07), any U.S. federal withholding Tax imposed pursuant to a law that is in effect on the date such Lender acquires its interest in the applicable Loan, Commitment or L/C Obligation, or designates a new Lending Office, except to the extent such Lender (or its assignor, if any) was entitled immediately prior to the time of designation of a new Lending Office (or assignment) to receive additional amounts with respect to such withholding Tax pursuant to Section 3.01, and (iv) any withholding Taxes imposed under FATCA. For the avoidance of doubt, the term “Lender” for purposes of this definition shall include each L/C Issuer and Swing Line Lender.

“Existing Credit Agreement” means that certain credit agreement dated as of the Original Closing Date, by and among Holdings, the Borrower, the other Guarantors party thereto, the lenders from time to time party thereto and Royal Bank of Canada, as the administrative agent.

“Existing Letters of Credit” means each letter of credit listed on Schedule 1.01C.

“Existing Revolver Tranche” has the meaning provided in Section 2.16(b).

“Existing Term Loan Tranche” has the meaning provided in Section 2.16(a).

“Expiring Credit Commitment” has the meaning provided in Section 2.04(g).

“Extended Revolving Credit Commitments” has the meaning provided in Section 2.16(b).

“Extended Term Loans” has the meaning provided in Section 2.16(a).

“Extending Revolving Credit Lender” has the meaning provided in Section 2.16(c).

“Extending Term Lender” has the meaning provided in Section 2.16(c).

“Extension” means the establishment of an Extension Series by amending a Loan pursuant to Section 2.16 and the applicable Extension Amendment.

“Extension Amendment” has the meaning provided in Section 2.16(d).

“Extension Election” has the meaning provided in Section 2.16(c).

“Extension Request” means any Term Loan Extension Request or Revolver Extension Request, as the case may be.

“Extension Series” means any Term Loan Extension Series or a Revolver Extension Series, as the case may be.

“Facility” means the Initial Term Loans, ~~a given Class of~~ the 2018 Incremental Term Loans, a given Class of Incremental Term Loans or Term Commitments, a given Refinancing Series of Refinancing Term Loans, a given Extension Series of Extended Term Loans, the Revolving Credit Facility, a given Class of Incremental Revolving Credit Commitments, a given Refinancing Series of Other Revolving Credit Commitments, or a given Extension Series of Extended Revolving Credit Commitments, as the context may require.

“fair market value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Borrower in good faith (which determination shall be conclusive).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury Regulations or official administrative interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any governmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCC” means the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof.

“FCC License” means any of the material licenses, authorizations, consents, waivers, approvals, registrations and permits relating to the Stations granted or issued by the FCC to any Loan Party and required under the Communications Act or otherwise used in the operation of any of the Stations and all extensions, additions and renewals thereto or thereof.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Fee Letters” mean, collectively, (i) that certain Fee Letter dated as of October 24, 2017 by and among the Borrower, Holdings and U.S. Bank National Association and (ii) that certain Fee Letter dated as of October 24, 2017 by and among the Borrower, Holdings and Guggenheim Securities, LLC.

“Federal Funds Rate” means, for any day, the greater of (a) zero percent (0.0%) and (b) the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Central time) on such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Financial Covenant” means the covenant set forth in Section 7.10.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Lien Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Debt as of the last day of such Test Period to (b) Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for such Test Period.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“First Lien Intercreditor Agreement” means an intercreditor agreement reasonably satisfactory to the Administrative Agent and the Collateral Agent between the Collateral Agent and one or more collateral agents or representatives for the holders of Credit Agreement Refinancing Indebtedness issued or incurred pursuant to Section 7.03(n) that is intended to be secured on a pari passu basis with the Obligations.

“Foreign Disposition” has the meaning set forth in Section 2.05(b)(ix).

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“FSHCO” means any direct or indirect Subsidiary of the Borrower or a Guarantor that owns no material assets other than equity interests (or equity interests treated as indebtedness) of one or more direct or indirect CFCs.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that (i) GAAP shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings or any of its Subsidiaries at “fair value,” as defined therein, and Indebtedness shall be measured at the aggregate principal amount thereof, and (ii) the accounting for operating leases and capital leases under GAAP as in effect on the date hereof (including, without limitation, Accounting Standards Codification 840) shall apply for the purposes of determining compliance with the provisions of this Agreement, including the definition of Capital Lease Obligations; provided that lease obligations that are treated as Capital Lease Obligations solely by virtue of being entered into with an Affiliate shall be treated as operating lease obligations.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning set forth in Section 10.07(i).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 11.01.

“Guarantors” means, collectively, (i) Holdings, (ii) the Subsidiary Guarantors listed on Schedule 1.01G as of the ~~Closing~~2018 Incremental Term Loan Amendment Effective Date (provided, that for the avoidance of doubt, no Immaterial Subsidiary shall be required to be listed on Schedule 1.01G), (iii) those Subsidiaries that issue a Guarantee of the Obligations after the Closing Date pursuant to Section 6.11 or otherwise, at the option of the Borrower, issue a Guarantee of the Obligations (other than, with respect to any such Subsidiary, any Excluded Swap Obligations of such Subsidiary) after the Closing Date and (iv) solely in respect of any Secured Hedge Agreement or Treasury Services Agreement to which the Borrower is not a party, the Borrower, in each case, until the Guaranty thereof is released in accordance with this Agreement.

“Guaranty” means, collectively, the guaranty of the Obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor) by the Guarantors pursuant to this Agreement.

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, mold, or other emissions that are regulated pursuant to, or which could give rise to liability under, applicable Environmental Law.

“Hedge Bank” means any Person that was an Agent, a Lender or an Affiliate of any Agent or a Lender at the time it entered into a Secured Hedge Agreement or that becomes an Agent, a Lender or an Affiliate of an Agent or a Lender at any time during which such arrangement is in effect, in its capacity as a party thereto.

“Holdings” has the meaning set forth in the introductory paragraph to this Agreement

“Honor Date” has the meaning set forth in Section 2.03(c)(i).

“Identified Participating Lenders” has the meaning set forth in Section 2.05(a)(v)(C)(3).

“Identified Qualifying Lenders” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Immaterial Subsidiary” means any Subsidiary that, as of the date of the most recent financial statements required to be delivered pursuant to Section 6.01(a) or (b), does not have (a) assets (when combined with the assets of all other Immaterial Subsidiaries after eliminating intercompany obligations) in excess of 5.0% of Consolidated Total Assets or (b) revenues (when combined with the revenues of all other Immaterial Subsidiaries, after eliminating intercompany obligations) for the period of four consecutive fiscal quarters ending on such date in excess of 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period.

“Incremental Amendment” has the meaning set forth in Section 2.14(f).

“Incremental Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Facility Closing Date” has the meaning set forth in Section 2.14(d).

“Incremental Lenders” has the meaning set forth in Section 2.14(c), including, but without limitation, the 2018 Incremental Term Loan Lenders.

“Incremental Loan” has the meaning set forth in Section 2.14(b), including, but without limitation, the 2018 Incremental Term Loans.

“Incremental Loan Request” has the meaning set forth in Section 2.14(a).

“Incremental Revolving Credit Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Revolving Credit Lender” has the meaning set forth in Section 2.14(c).

“Incremental Revolving Credit Loan” has the meaning set forth in Section 2.14(b).

“Incremental Term Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Term Lender” has the meaning set forth in Section 2.14(c).

“Incremental Term Loan” has the meaning set forth in Section 2.14(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Agreement;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) accruals for payroll and (iii) other liabilities accrued in the ordinary course);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Capital Lease Obligations; and

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or the foreign equivalent thereof) in which such Person is a general partner or a joint venturer, (i) unless such Indebtedness is expressly made non-recourse to such Person or (ii) except to the extent such Person’s liability for such Indebtedness is otherwise expressly limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and (B) exclude all trade liabilities and intercompany liabilities among Holdings, the Borrower and the Restricted Subsidiaries having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business. The amount of any net obligation under any Swap Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitees” has the meaning set forth in Section 10.05.

“Information” has the meaning set forth in Section 10.08.

“Initial Revolving Borrowing” means one or more borrowings of Revolving Credit Loans on the Closing Date in an amount not to exceed the aggregate amounts specified or referred to in the definition of the term “Permitted Initial Revolving Credit Borrowing Purposes”; provided, that, without limitation, Letters of Credit may be issued on the Closing Date to backstop or replace letters of credit, guarantees and performance or similar bonds outstanding on the Closing Date (including deemed issuances of Letters of Credit under this Agreement resulting from existing issuers of letters of credit outstanding on the Closing Date agreeing to become L/C Issuers under this Agreement).

“Initial Term Commitment” means, as to each Term Lender, its obligation to make an Initial Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Term Lender’s name in Schedule 1.01A(i) under the caption

“Initial Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The initial aggregate amount of the Initial Term Commitments on the Closing Date is $225,000,000.

“Initial Term Loans” means the term loans made by the Lenders on the Closing Date to the Borrower pursuant to Section 2.01(a).

“Intellectual Property Security Agreement” means each Copyright Short Form Security Agreement, Trademark Short Form Security Agreement and Patent Short Form Security Agreement (each as defined in the Security Agreement), in each case executed and delivered pursuant to the Security Agreement.

“Intercreditor Agreements” means the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement, collectively, in each case to the extent in effect.

“Interest Expense” means, with respect to any Person for any period, the sum of (a) gross interest expense of such Person for such period on a consolidated basis, including (i) the amortization of deferred financing costs, debt discounts or premiums, debt issuance costs, commissions and expenses, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (v) net costs under hedging agreements and (vi) redeemable preferred stock dividend expenses, (b) capitalized interest of such Person and (c) dividends and similar distributions made in cash in respect of Disqualified Equity Interests of such Person. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by Holdings, the Borrower and the Restricted Subsidiaries with respect to Swap Agreements.

“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December (commencing with December 2017) and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter or, to the extent agreed by each Lender of such Eurocurrency Rate Loan, twelve months or less than one month thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, excluding, in the case of Holdings, the Borrower and the Restricted Subsidiaries, intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings, the Borrower and the Restricted Subsidiaries or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning set forth in Section 5.17.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of the relevant Letter of Credit).

“Joint Bookrunners” means Guggenheim Securities, LLC and U.S. Bank National Association in their respective capacities as joint bookrunners under this Agreement.

“Joint Venture” means any joint venture or similar arrangement (in each case, regardless of legal formation), including but not limited to collaboration arrangements, profit sharing arrangements or other similar contractual arrangements.

“Junior Financing Documentation” means any documentation governing any Restricted Indebtedness.

“Junior Lien Intercreditor Agreement” means an intercreditor reasonably satisfactory to the Administrative Agent and the Collateral Agent between the Collateral Agent and one or more collateral agents or representatives for the holders of Permitted Ratio Debt issued or incurred pursuant to Section 7.03(m) or Credit Agreement Refinancing Indebtedness issued or incurred pursuant to Section 7.03(n), in each case, that is intended to be secured on a second lien (or other junior lien) basis to the liens securing the Obligations.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Refinancing Term Loan, any Refinancing Term Commitment, any Extended Term Loan, any Extended Revolving Credit Commitment, any Incremental Term Loans, any Incremental Revolving Credit Commitments or any Other Revolving Credit Commitments, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, directives, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share or other applicable share provided for under this Agreement.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable Honor Date or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Disbursement” means any payment made by an L/C Issuer pursuant to a Letter of Credit.

“L/C Issuer” means U.S. Bank National Association, the L/C Issuers listed on Schedule 1.01C (solely with respect to the Existing Letters of Credit (including any amendment, renewal or replacement thereof)) and any other Lender that becomes an L/C Issuer in accordance with Section 2.03(k) or 10.07(k), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. If there is more than one L/C Issuer at any given time, the term L/C Issuer shall refer to the relevant L/C Issuer(s).

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.03(l). For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LCA Election” has the meaning specified in Section 1.11.

“LCA Test Date” has the meaning specified in Section 1.11.

“Lead Arrangers” means Guggenheim Securities, LLC and U.S. Bank National Association, in their respective capacities as joint lead arrangers and joint bookrunners under this Agreement.

“Lender” has the meaning set forth in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lender Default” means (i) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to make available its portion of any incurrence of Revolving Credit Loans or reimbursement obligations in respect of Letters of Credit required to be made by it, which refusal or failure is not cured within two Business Days after the date of such refusal or failure; (ii) the failure of any Lender to pay over to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless subject to a good faith dispute; (iii) a Lender has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations, or has made a public statement to that effect with respect to its funding obligations, under the Revolving Credit Facility or under other agreements generally in which it commits to extend credit; (iv) a Lender has failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with its prospective funding obligations under the Revolving Credit Facility (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iv) upon receipt of such written confirmation by the Administrative Agent) or (v) a Lender has admitted in writing that it is insolvent or such Lender becomes subject to a Lender-Related Distress Event or a Bail-in Action. For the avoidance of doubt, a Lender Default shall only apply with respect to a Lender in respect of each Facility with respect to which such Lender Default applies.

“Lender-Related Distress Event” means, with respect to any Lender or any person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any debtor relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in any Lender or any person that directly or indirectly Controls such Lender by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder, including the Existing Letters of Credit.

“Letter of Credit Fees” has the meaning set forth in Section 2.03(h).

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit, which shall be substantially in the form of Exhibit B-2 or otherwise in a form reasonably acceptable to the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the applicable Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means the lesser of (a) $5,000,000 and (b) the aggregate unused amount of the Revolving Credit Commitments then in effect. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“License Sub” means any special purpose Subsidiary of Borrower that holds FCC Licenses and “License Subs” means all such License Subs.

“Lien” means any mortgage, pledge, hypothecation, assignment (by way of security or otherwise), deposit arrangement, encumbrance having the effect of security, lien (statutory or other), charge (legal or equitable), or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, and any Capital Lease Obligations having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means any acquisition by the Borrower or one or more of the Restricted Subsidiaries permitted pursuant to the Loan Documents whose consummation is not conditioned on the availability of, or on obtaining, third party financing and which is designated as a Limited Condition Acquisition by the Borrower or such Restricted Subsidiary in writing to the Administrative Agent and the Lenders; provided that the Consolidated Net Income (and any other financial defined term derived therefrom) shall not include any Consolidated Net Income of or attributable to the target company or assets associated with any such Limited Condition Acquisition for usages other than in connection with the applicable transaction pertaining to such Limited Condition Acquisition unless and until the closing of such Limited Condition Acquisition shall have actually occurred.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan (including any Incremental Term Loan and any extensions of credit under any Revolving Commitment Increase).

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) each Intercreditor Agreement to the extent then in effect and (v) any Refinancing Amendment, Incremental Amendment or Extension Amendment.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Margin Stock” has the meaning set forth in Regulation U issued by the FRB.

“Marketing Agreement” means any time brokerage agreement, local marketing agreement or management services agreement or similar arrangement with respect to the management or programming of any radio station (including the Stations) or any other broadcast properties to which Borrower or any of its Subsidiaries is a party in effect at such time; provided that Marketing Agreement shall not include any of the foregoing with respect to any AM Station for which Borrower or any of its Subsidiaries is the FCC Licensee.

“Marketing Agreement Payments” means, for any period, all costs, fees, expenses or other payments made by any Loan Party to any Person that is not an Affiliate of a Loan Party pursuant to any Marketing Agreement.

“Master Agreement” has the meaning set forth in the definition of “Swap Agreement.”

“Material Adverse Effect” means a (a) material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of Holdings and the Restricted Subsidiaries, taken as a whole or (b) material impairment of the validity and enforceability of, or a material impairment of the material rights, remedies or benefits available to, the Lenders, any L/C Issuer or any Agent under any Loan Document.

“Material Real Property” means any Real Property owned in fee by any Loan Party with a fair market value in excess of $2,000,000 (with respect to real property acquired after the Closing Date, at the time of acquisition) and located in the United States; provided that no Real Property owned in fee by any Loan Party as of the Closing Date shall be considered “Material Real Property”.

“Maturity Date” means (i) with respect to the Initial Term Loans and the 2018 Incremental Term Loans, November 1, 2023, (ii) with respect to the Revolving Credit Commitments, the date that is five years after the Closing Date, (iii) with respect to any tranche of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Extension Request accepted by the respective Lender or Lenders, (iv) with respect to any Refinancing Term Loans or Other Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Refinancing Amendment and (v) with respect to any Incremental Term Loans or Incremental Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Incremental Amendment.

“Maximum Rate” has the meaning set forth in Section 10.10.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” has the meaning set forth in the definition of “Collateral and Guarantee Requirement”.

“Mortgage” means a fully executed and notarized mortgage, deed of trust, or a deed to secure debt, as applicable, in proper form for filing or recording in all filing or recording offices, if any, that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid and subsisting perfected Lien (subject only to Liens described in the Mortgage Policies) on the property and/or rights described therein made by a Loan Party in favor of the Collateral Agent for the benefit of the Secured Parties, in each case, in form and substance reasonably satisfactory to the Collateral Agent and with such terms and provisions as may be required by the applicable Laws of the relevant jurisdiction, as the same may be amended, modified, restated or supplemented from time to time.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 3(37) or 4001(a)(3) of ERISA, to which Holdings, the Borrower, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means:

(a) 100% of the cash proceeds actually received by Holdings, the Borrower or any of the Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by a Lien (other than a Lien that ranks pari passu with or subordinated to the Liens securing the Obligations) on the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (iii) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of Holdings, the Borrower or a wholly owned Restricted Subsidiary as a result thereof, (iv) taxes paid or reasonably estimated to be payable as a result thereof, and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by Holdings, the Borrower or any of the Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction); provided, that, if no Event of Default exists at the time such commitment to reinvest is entered into, the Borrower may reinvest any portion of such proceeds in assets useful for its business (which shall include any Investment permitted by this Agreement) within 12 months of such receipt and such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 12 months of such receipt, so reinvested or contractually committed to be so reinvested (it being understood that if any portion of such proceeds are not so used within such 12-month period but within such 12-month period are contractually committed to be used, then upon the termination of such contract or if such Net Proceeds are not so used within 18 months of initial receipt, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso; it being further understood that such proceeds shall constitute Net Proceeds notwithstanding any investment notice if there is a Specified Event of Default at the time of a proposed reinvestment unless such proposed reinvestment is made pursuant to a binding commitment entered into at a time when no Specified Event of Default was continuing); provided, further, that no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless (x) such proceeds shall exceed $1,000,000 or (y) the aggregate net proceeds excluded under clause (x) exceeds $2,000,000 in any fiscal year (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds under this clause (a)); and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by Holdings, the Borrower or any of the Restricted Subsidiaries of any Indebtedness, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to Holdings, the Borrower or any Affiliate of the foregoing shall be disregarded.

“Non-Consenting Lender” has the meaning set forth in Section 3.07(d).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Expiring Credit Commitment” has the meaning provided in Section 2.04(g).

“Non-Extension Notice Date” has the meaning set forth in Section 2.03(b)(iii).

“Not Otherwise Applied” means, with reference to any amount of Net Proceeds of any transaction or event, that such amount (a) was not required to be applied to prepay the Loans pursuant to Section 2.05(b), and (b) was not previously (and is not concurrently being) applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was or is (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose.

“Note” means a 2018 Incremental Term Loan Note, a Term Note, a Revolving Credit Note or a Swing Line Note, as the context may require.

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, Holdings, the Borrower and the Restricted Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Holdings, the Borrower or a Restricted Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (y) obligations of Holdings, the Borrower or any Restricted Subsidiary thereof arising under any Secured Hedge Agreement or any Treasury Services Agreement. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Restricted Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit fees, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party. Notwithstanding the foregoing, (a) the obligations of Holdings, the Borrower or any Restricted Subsidiary under any Secured Hedge Agreement or any Treasury Services Agreement shall be secured and guaranteed pursuant to the Collateral Documents and the Guaranty only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) the definition of “Obligations” shall not require, or result in, the Guarantee by any Guarantor, or grant of security interest by any Guarantor to secure, as applicable, any Excluded Swap Obligations of such Guarantor.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Offered Amount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Offered Discount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“OID” means original issue discount.

“Organization Documents” means (a) with respect to any corporation, the certificate of incorporation or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate of incorporation or memorandum and articles of association, formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, deed of trust, filing or notice with respect thereto filed in connection with its incorporation, formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Closing Date” means November 1, 2016.

“Original Transactions” means, collectively, (a) the acquisition by Holdings, directly or indirectly, of all the ownership interests of Greater Media, Inc. and other related transactions contemplated by the Agreement and Plan of Merger, dated as of July 19, 2016, by and among, Holdings, Beasley Media Group 2, Inc., Greater Media, Inc. and Peter A. Bordes Jr. (including payments relating to contingent bonus amounts), (b) the issuance by Holdings of common equity to the equity holders of Greater Media, Inc. as partial consideration for the acquisition described in clause (a), and (c) the disposition of selected stations and related assets to the Entercom Communications Corp. on January 6, 2017.

“Other Applicable Indebtedness” has the meaning specified in Section 2.05(b)(ii).

“Other Debt Representative” means, with respect to any series of Permitted First Priority Refinancing Debt or Permitted Second Priority Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Other Revolving Credit Commitments” means one or more Classes of revolving credit commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment.

“Other Taxes” has the meaning specified in Section 3.01(b).

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Participant” has the meaning set forth in Section 10.07(f).

“Participant Register” has the meaning set forth in Section 10.07(f).

“Participating Lender” has the meaning set forth in Section 2.05(a)(v)(C)(2).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Business Acquisition” means any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, a Person or a business unit, division, product line or line of business of a Person (or any subsequent Investment made in a Person, division or line of business previously acquired in a Permitted Business Acquisition); provided that (a) before and after giving effect thereto, no Event of Default has occurred and is continuing, (b) the acquired Person or assets are in the same or a complementary line of business as the Borrower and its Subsidiaries, (c) the acquisition is not hostile and (d) to the extent required pursuant to Section 6.11, the Collateral and Guarantee Requirement will be satisfied with respect to the acquired Person and its Subsidiaries (other than any Subsidiary of the acquired Person that is designated as an Unrestricted Subsidiary pursuant to Section 7.11).

“Permitted First Priority Refinancing Debt” mean any Permitted First Priority Refinancing Notes and any Permitted First Priority Refinancing Loans.

“Permitted First Priority Refinancing Loans” means any secured loans incurred by Borrower in the form of one or more tranches of loans under this Agreement; provided that (i) such Indebtedness is secured by the Collateral pursuant to the Collateral Documents on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets other than the Collateral, (ii) such Indebtedness is not at any time guaranteed by any Persons other than Persons that are Guarantors and (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal (other than customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) on or prior to the date that is the Latest Maturity Date at the time such Indebtedness is incurred or issued.

“Permitted First Priority Refinancing Notes” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of senior secured notes; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets other than the Collateral, (ii) such Indebtedness is not at any time guaranteed by any Persons other than Persons that are Guarantors, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal (other than customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) on or prior to the date that is the Latest Maturity Date at the time such Indebtedness is incurred or issued, (iv) the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents

(with such differences as are reasonably satisfactory to the Administrative Agent) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such security agreements or drafts of the such security agreements, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iv) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)) and (v) an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to each Intercreditor Agreement. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Initial Revolving Credit Borrowing Purposes” means one or more Borrowings of Revolving Credit Loans that, do not in the aggregate, exceed $5,000,000 (i) to finance the Transactions and Transaction Expenses, (ii) for working capital needs and (iii) to fund any fees required to be funded on the Closing Date.

“Permitted Incremental Debt” has the meaning provided in Section 7.03(o).

“Permitted Other Debt Conditions” means that such applicable debt (i) does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except customary asset sale or change of control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case on or prior to the Latest Maturity Date at the time such Indebtedness is incurred, (ii) is not at any time guaranteed by any Persons other than Guarantors, and (iii) to the extent secured, the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such security agreements or drafts of the such security agreements, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iv) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)).

“Permitted Ratio Debt” means any junior lien or unsecured Indebtedness of the Borrower or any Restricted Subsidiary so long as immediately after giving effect on a Pro Forma Basis thereto and to the use of the proceeds thereof and recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements required by Section 6.01 have been delivered (i) no Event of Default shall be continuing or result therefrom and (ii) the Total Leverage Ratio is no greater than 4.50:1.00; provided that any such Indebtedness shall (A) have a maturity date that is (and in the case of any unsecured or junior Lien Indebtedness, no scheduled payment, redemption or sinking fund or similar payments or obligations until) at least ninety-one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred, (B) have a

Weighted Average Life to Maturity equal to or greater than the Term Loans, (C) if such Indebtedness is secured, (x) it shall be secured on a junior basis to the Facilities, and (y) it shall be subject to the Junior Lien Intercreditor Agreement, and (D) have covenants and events of default (excluding for the avoidance of doubt pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) that in the good faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole) unless (1) Lenders under the Initial Term Loan Facility and the 2018 Incremental Term Loan Facility also receive the benefit of such more restrictive covenants or events of default (without any consent being required) or (2) any such provisions apply after the Maturity Date of the Initial Term Loans and 2018 Incremental Term Loans (provided that a certificate from a Responsible Officer of the Borrower as to the satisfaction of the conditions described in this clause (D) delivered at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (D), shall be conclusive unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)); provided, further, that any such Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party does not exceed in the aggregate at any time outstanding $10,000,000.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred (including original issue discount and upfront fees), in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(h), such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Sections 7.03(h), at the time thereof, no Event of Default shall have occurred and be continuing and (d) (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement, exchange or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (ii) such modification, refinancing, refunding, renewal, replacement, exchange or extension is incurred by the Person who is the obligor of, and does not have greater guarantees or security than, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended and (iii) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended was subject to an Intercreditor Agreement, the holders of such modified, refinanced, refunded, renewed, replaced, exchanged or extended Indebtedness (if such Indebtedness is secured) or their representative on their behalf shall become party to such Intercreditor Agreement.

“Permitted Second Priority Refinancing Debt” means secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral; (ii) such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt, notwithstanding any provision to the contrary contained in the definition of “Credit Agreement Refinancing Indebtedness,” (iii) an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to the provisions of the Junior Lien Intercreditor Agreement as a “Second Priority Representative” thereunder, and (iv) such Indebtedness meets the Permitted Other Debt Conditions. Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness and (ii) meets the Permitted Other Debt Conditions referred to in clauses (i) and (ii) of the definition thereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning set forth in Section 6.02.

“Pledged Debt” has the meaning set forth in the Security Agreement.

“Prime Rate” means the rate of interest per annum announced from time to time by U.S. Bank National Association as its prime rate in effect at its principal office in New York City and notified to the Borrower, changing when and as said prime rate changes. The prime rate is not necessarily the lowest rate charged by the Administrative Agent to its customers.

“Pro Forma Basis” means, as to any Person, for any events as described in clauses (a) and (b) below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”):

(a) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Disposition and to any Permitted Business Acquisition (or any similar transaction or transactions that require a waiver or consent of the Required Lenders pursuant to Section 7.02 or 7.05), in each case that occurred during the Reference Period; and

(b) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness incurred or assumed and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes not to finance any acquisition) incurred or permanently repaid during the Reference Period shall be deemed to have been incurred or repaid at the beginning of such period and (y) Interest Expense of such Person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower or Holdings and, for any fiscal period ending on or prior to the first anniversary of a Permitted Business Acquisition, Disposition or Specified Transaction (or any similar transaction or transactions that require a waiver or consent of the Required Lenders pursuant to Section 7.02 or 7.05), may include adjustments to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from such Permitted Business Acquisition, Disposition, Specified Transaction or other similar transaction, to the extent that the Borrower or Holdings delivers to the Administrative Agent (i) a certificate of a Responsible Officer of the Borrower or Holdings setting forth such operating expense reductions and other operating improvements or synergies and (ii) information and calculations supporting in reasonable detail such estimated operating expense reductions and other operating improvements or synergies; provided that the aggregate amount of such adjustments to reflect operating expense reductions and other operating improvements or synergies made pursuant to this paragraph, together with amounts added back pursuant to clause (iv), (xii)(A) and (xvii) in the definition of “Consolidated EBITDA”, in any Test Period, shall not exceed 15% of Consolidated EBITDA for such Test Period (with such calculation being made prior to giving effect to any such adjustment or add-back).

“Pro Forma Financial Statements” has the meaning set forth in Section 5.05(a)(i).

“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Term Loans under the applicable Facility or Facilities at such time; provided that, in the case of the Revolving Credit Facility, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Projections” has the meaning set forth in Section 6.01(c).

“Public Lender” has the meaning set forth in Section 6.02.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualifying Lender” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Ratio-Based Incremental Facility” has the meaning given it in Section 2.14(d)(v)

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Reference Period” has the meaning set forth in the definition of the term “Pro Forma Basis”.

“Refinanced Debt” has the meaning set forth in the definition of Credit Agreement Refinancing Indebtedness.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Refinancing Term Loans, Other Revolving Credit Commitments or Other Revolving Credit Loans incurred pursuant thereto, in accordance with Section 2.15.

“Refinancing” means the repayment in full of all existing third party Indebtedness for borrowed money of Business (other than Indebtedness set forth on Schedule 7.03(a)), if any, and the termination and release of all commitments, security interests and guarantees in respect thereof.

“Refinancing Series” means all Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same All-In Yield and, in the case of Refinancing Term Loans or Refinancing Term Commitments, amortization schedule.

“Refinancing Term Commitments” means one or more Classes of Term Commitments hereunder that are established to fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.

“Refinancing Term Loans” means one or more Classes of Term Loans hereunder that result from a Refinancing Amendment.

“Register” has the meaning set forth in Section 10.07(d).

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Related Parties” means, with respect to any Indemnitee, all Controlled Affiliates or controlling persons of such Indemnitee and its or their respective officers, directors, employees, agents, advisors or other representatives, in each case, directly involved in such Indemnitee’s actions hereunder and only to the extent acting on the express instructions of such Indemnitee.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing or dispersing.

“Remaining Present Value” means, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Repricing Transaction” means (a) any amendment, amendment and restatement or other modification of the Loan Documents that has the effect of reducing the All-In Yield then in effect for Initial Term Loans and the primary purpose of which is to reduce the All-In Yield of the Initial Term Loans and (b) any transaction in which all or any portion of the Initial Term Loans are voluntarily prepaid or mandatorily prepaid with the net cash proceeds of issuances, offerings or placement of broadly syndicated term loans under credit facilities, or refinanced substantially concurrently with the incurrence of, or conversion of the Initial Term Loans into, new broadly syndicated term loans under credit facilities that has an All-In Yield lower than the All-In Yield in effect for the Initial Term Loans so prepaid and the primary purpose of which is to reduce the All-In Yield of the Initial Term Loans; provided that the foregoing clauses (a) and (b) shall exclude any such transaction in connection with any transaction that would, if consummated, constitute a Change of Control.

“Request for Credit Extension” means (a) with respect to a Borrowing, continuation or conversion of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Class Lenders” means, with respect to any Class on any date of determination, Lenders having more than 50% of the sum of (i) the outstanding Loans under such Class and (ii) the aggregate unused Commitments under such Class; provided that the unused Commitments of, and the portion of the Total Outstandings under such Class held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders; provided, further, that, to the same extent set forth in Section 10.07(n) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Class Lenders.

“Required Facility Lenders” mean, as of any date of determination, with respect to any Facility, Lenders having more than 50% of the sum of (a) the Total Outstandings under such Facility (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans, as applicable, under such Facility being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments under such Facility; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders; provided, further, that, to the same extent set forth in Section 10.07(n) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Facility Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that, to the same extent set forth in Section 10.07(n) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of the (a) Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that unused Revolving Credit Commitment of, and the portion of the Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.

“Responsible Officer” means the chief executive officer, representative, director, manager, president, vice president, chief financial officer, treasurer or assistant treasurer, secretary or assistant secretary, or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any director, secretary or assistant secretary of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Cash” means (i) cash and Cash Equivalents held by Restricted Subsidiaries that are contractually restricted from being distributed to the Borrower or (ii) cash and Cash Equivalents held by Holdings, the Borrower or any Restricted Subsidiary that are subject to any Lien, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(b), clauses (i) and (ii) of Section 7.01(l), Section 7.01(m), Section 7.01(t) (only to the extent the Obligations are secured by such cash and Cash Equivalents), and Section 7.01(u) (only to the extent the Obligations are secured by such cash and Cash Equivalents).

“Restricted Indebtedness” means (a) Permitted Ratio Debt that is unsecured or secured on a junior basis to the Facilities, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt, (d) any Indebtedness of the Borrower or any of the Restricted Subsidiaries that is subordinated in right of payment in writing to the Obligations, (e) any Permitted Incremental Debt and (f) any Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries that is secured by a Lien on the Collateral that is junior to the Liens in the Collateral securing the Obligations; and in each case any Indebtedness arising from a Permitted Refinancing of any of the foregoing; provided that any Indebtedness described in the foregoing clauses (a), (c), (d) or (e) that is unsecured shall not be Restricted Indebtedness if it is less than the Threshold Amount.

“Restricted Marketing Agreement” means any Marketing Agreement pursuant to which Marketing Agreement Payments are made or are due and payable.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Holdings, the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to Holdings’, the Borrower’s or a Restricted Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of Holdings other than an Unrestricted Subsidiary; provided that, in any event, the Borrower shall be a Restricted Subsidiary of Holdings for all purposes hereunder.

“Revolver Extension Request” has the meaning provided in Section 2.16(b).

“Revolver Extension Series” has the meaning provided in Section 2.16(b).

“Revolving Commitment Increase” has the meaning set forth in Section 2.14(a).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $20,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the amount of the outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share or other applicable share provided for under this Agreement of the amount of the L/C Obligations and the Swing Line Obligations at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or, if the Revolving Credit Commitments have terminated, Revolving Credit Exposure.

“Revolving Credit Loans” means any Revolving Credit Loan made pursuant to Section 2.01(b), Revolving Commitment Increases, Other Revolving Credit Loans or Extended Revolving Credit Commitments, as the context may require.

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender to the Borrower.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Lease-Back Transaction” has the meaning given it in Section 7.05.

“Same Day Funds” means immediately available funds.

“Sanctions” means any sanctions program administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Agreement permitted under Article VII that is entered into by and between Holdings, the Borrower or any Restricted Subsidiary and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, the Supplemental Agents and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.02.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement substantially in the form of Exhibit F, dated as of the Closing Date, among Holdings, the Borrower, each Loan Party and the Collateral Agent.

“Security Agreement Supplement” has the meaning set forth in the Security Agreement.

“Seller” has the meaning set forth in the preliminary statements to this Agreement.

“Solicited Discount Proration” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Solicited Discounted Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(a)(v)(D) substantially in the form of Exhibit K-6.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit K-7, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair salable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than or equal to the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“SPC” has the meaning set forth in Section 10.07(i).

“Specified Discount” has the meaning set forth in Section 2.05(a)(v)(B)(1).

“Specified Discount Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(B)(1).

“Specified Discount Prepayment Notice” means a written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.05(a)(v)(B) substantially in the form of Exhibit K-8.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit K-9, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(B)(1).

“Specified Discount Proration” has the meaning set forth in Section 2.05(a)(v)(B)(3).

“Specified Equity Contribution” means any cash contribution to the common equity of Holdings and/or any purchase or investment in an Equity Interest of Holdings other than Disqualified Equity Interests.

“Specified Event of Default” means an Event of Default under Section 8.01(a), (f) or (g).

“Specified Representations” means those representations and warranties made with respect to any Loan Party (other than the Business and any of its Subsidiaries) in Sections 5.01(a), 5.01(b)(ii), 5.01(c), 5.02(a), 5.02(b), 5.02(c)(i), 5.02(c)(iii), 5.04, 5.13, 5.18, 5.19 (in respect of the incurrence of Loans and other extensions of credit hereunder) and 5.20 (subject to the proviso at the end of Section 4.01(a)).

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Incremental Term Loan or Revolving Commitment Increase in respect of which the terms of this Agreement require any test to be calculated on a “Pro Forma Basis”; provided that a Revolving Commitment Increase, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn.

“Station” means each radio station and/or FM translator, whether using analog or digital over-the-air or Internet based transmission facilities owned and operated by Borrower or any of its Subsidiaries, and each radio station and/or FM translator, whether using analog or digital over-the-air or Internet based transmission facilities hereafter acquired by Borrower or any of its Subsidiaries pursuant to a Permitted Business Acquisition, and “Stations” means all such Stations.

“Submitted Amount” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Submitted Discount” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Subordinated Intercompany Debt” shall have the meaning assigned to such term in Section 7.03(e).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares, securities or other interests having ordinary voting power for the election and/or removal of any director or other governing body (other than shares, securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Subsidiary Guarantor” means any Guarantor other than Holdings.

“Substitute Lender” has the meaning set forth in Section 2.02(b).

“Supplemental Agent” has the meaning set forth in Section 9.13(a) and “Supplemental Agents” shall have the corresponding meaning.

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the swing line loan facility made available by the Swing Line Lenders pursuant to Section 2.04.

“Swing Line Lender” means U.S. Bank National Association, in its capacity as provider of Swing Line Loans or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning set forth in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B-1.

“Swing Line Note” means a promissory note of the Borrower payable to the Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from the Swing Line Loans.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $5,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Taxes” has the meaning set forth in Section 3.01(a).

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01.

“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Term Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loans” means any Initial Term Loan, Incremental Term Loan (including, without limitation, the 2018 Incremental Term Loans), Refinancing Term Loan or Extended Term Loan, as the context may require.

“Term Loan Extension Request” has the meaning provided in Section 2.16(a).

“Term Loan Extension Series” has the meaning provided in Section 2.16(a).

“Term Loan Increase” has the meaning provided in Section 2.14(a).

“Term Loan Standstill Period” has the meaning provided in Section 8.01(b).

“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.

“Test Period” means, for any date of determination under this Agreement, the latest four consecutive fiscal quarters of the Borrower for which financial statements have been delivered to the Administrative Agent on or prior to the Closing Date and/or for which financial statements are required to be delivered pursuant to Section 6.01, as applicable.

“Threshold Amount” means $15,000,000.

“Tower Sites” means those broadcast towers (and the real property on which such towers are located) for the Stations.

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) (i) Consolidated Total Debt as of the last day of such Test Period minus (ii) the lesser of (x) the aggregate amount of cash and Cash Equivalents (other than Restricted Cash) on the balance sheet of Holdings, the Borrower and the Restricted Subsidiaries as of such date and (y) $20,000,000; to (b) Consolidated EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for such Test Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction Expenses” means any fees or expenses incurred or paid by Holdings, the Borrower and any of their respective Subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions related to the Facilities and any OID or upfront fees), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (a) the funding and issuance of the Initial Term Loans and any Initial Revolving Borrowing on the Closing Date and the execution and delivery of the Loan Documents entered into on the Closing Date, (b) the Refinancing, (c) to make certain cash payments required in connection with the WBZ Asset Swap and (d) the payment of Transaction Expenses.

“Treasury Services Agreement” means any agreement between Holdings, the Borrower or any Subsidiary and any Cash Management Bank relating to treasury, depository, credit card, debit card, stored value cards, purchasing or procurement cards and cash management services or automated clearinghouse transfer of funds or any similar services.

“Transferred Guarantor” has the meaning set forth in Section 11.10.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“Unaudited Financial Statements” means the unaudited consolidated balance sheets of Business for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 and related consolidated statements of income and cash flows of Business for the year to date period ended September 30, 2017.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” means a certificate substantially in the form of Exhibits I-1, I-2, I-3 and I-4 hereto, as applicable.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted Subsidiary” means any Subsidiary of Holdings designated by the board of directors of Holdings as an Unrestricted Subsidiary pursuant to Section 7.11 subsequent to the Closing Date.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 10756, as amended or modified from time to time.

“WBZ Asset Swap” means the transactions contemplated by that certain asset exchange agreement with Entercom Communications in which Holdings will exchange WMJX-FM and an amount not to exceed $12,000,000 in cash for WBZ-FM.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Working Capital” means, with respect to Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02. Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(g) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.03. Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) If at any time any change in GAAP or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Required Lenders not to be unreasonably withheld, conditioned or delayed); provided that, until so amended, (i) (A) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio, basket, requirement or other provision made before and after giving effect to such change in GAAP or the application thereof or (ii) the Borrower may elect to fix GAAP (for purposes of such ratio, basket, requirement or other provision) as of another later date notified in writing to the Administrative Agent from time to time.

(c) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the First Lien Leverage Ratio and Total Leverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

SECTION 1.04. Rounding.

Any financial ratios required to be maintained by Holdings or the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

SECTION 1.05. References to Agreements, Laws, Etc.

Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06.Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight savings or standard, as applicable).

SECTION 1.07. Timing of Payment or Performance.

When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

SECTION 1.08. [Reserved].

SECTION 1.09. Currencies Generally.

For purposes of any determination under any provision of this Agreement denominated in or expressly stated in a currency other than Dollars, (i) the Dollar equivalent amount of a subject transaction in a currency other than Dollars shall be calculated based on the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower) for such foreign currency, as in effect at 11:00 a.m. (London time) on the date of such subject transaction; provided that, notwithstanding the foregoing, except as otherwise expressly set forth herein, all references herein and in the other Loan Documents to the amount of a Letter of Credit shall mean the Dollar Equivalent of such amount. “Dollar Equivalent” shall mean, at any time, with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars, as determined by the Administrative Agent at the rate at which such currency may be exchanged into Dollars, as set forth at approximately 12:00 noon (New York time) on such day on the Reuters Fedspot page for such currency; provided that in the event that such rate does not appear on any Reuters page, the Dollar Equivalent shall be determined by the Administrative Agent to be the rate quoted by it at the spot rate purchased by it of Dollars through its principal foreign exchange trading office at approximately 12:00 noon (New York time) on the date as of which the foreign exchange computation is made; provided further that if the Administrative Agent does not have, as of the relevant date of determination, a spot buying rate for any such currency, the Administrative Agent may obtain such spot rate from another financial institution reasonably designated by the Administrative Agent.

SECTION 1.10. Certain Determinations.

For purposes of determining compliance with any of the covenants set forth in Article VII (including in connection with Incremental Loans or Commitments) at any time (whether at the time of incurrence or thereafter), any Lien, Investment, Indebtedness, Disposition, Restricted Payment or Affiliate transaction meets the criteria of one, or more than one, of the categories permitted pursuant to Article VII (including in connection with the Incremental Loans or Commitments), the Borrower shall in its sole discretion determine which category such Lien, Investment, Indebtedness, Disposition, Restricted Payment or Affiliate transaction (or, in each case, any portion thereof) is permitted by.

SECTION 1.11. Limited Condition Acquisitions.

Notwithstanding anything in this Agreement or any Loan Document to the contrary, but without in any way limiting the conditions to funding set forth in Section 4.02 with respect to Credit Extensions under the Revolving Facility, when (a) calculating any applicable ratio or financial metric in connection with incurrence of Indebtedness, the creation of Liens, the making of any Disposition, any fundamental changes, the making of an Investment, the designation of Subsidiary as restricted or unrestricted, the making of any Restricted Payment or the repayment of any Restricted Indebtedness or (b) determining compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom, in each case of (a) and (b) in connection with a Limited Condition Acquisition, the date of determination of such ratio or financial metric and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof), with such ratios or financial metrics and other provisions being calculated as if such Limited Condition Acquisition or other transactions had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date for which financial statements are available, the Borrower could have taken such action on the relevant LCA Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with, unless a Specified Event of Default shall be continuing on the date such Limited Condition Acquisition is consummated. For the avoidance of doubt, (i) if any of such ratios or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA) or other provisions at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been exceeded or breached solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (ii) such ratios or financial metrics and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Acquisition or related Specified Transactions, unless on such date a Specified Event of Default shall be continuing. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated both (1) on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (2) on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated.

ARTICLE II

The Commitments and Credit Extensions

SECTION 2.01. The Loans.

(a) The Term Borrowings. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make to the Borrower on the Closing Date term loans denominated in Dollars in an aggregate amount not to exceed the amount of such Term Lender’s Initial Term Commitment. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein each Revolving Credit Lender severally agrees to make revolving credit loans denominated in Dollars to the Borrower from its applicable Lending Office (each such loan, a “Revolving Credit Loan”) from time to time as elected by the Borrower pursuant to Section 2.02, on any Business Day during the period from the Closing Date until the Maturity Date with respect to such Revolving Credit Lender’s applicable Revolving Credit Commitment, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment at such time; provided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitments, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(c) 2018 Incremental Term Loan Borrowings. Subject to the terms and conditions set forth herein and the 2018 Incremental Term Loan Amendment, each 2018 Incremental Term Loan Lender severally, agrees to make to the Borrower the 2018 Incremental Term Loans in a single advance denominated in Dollars in an aggregate amount not to exceed the amount of such 2018 Incremental Term Loan Lender’s 2018 Incremental Term Commitment. Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed. 2018 Incremental Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. On the 2018 Incremental Term Loan Amendment Effective Date, the Cash-Capped Facilities shall be reduced by the 2018 Incremental Term Loan Amendment Commitments; provided, that upon notice by the Borrower of (a) a termination of unused 2018 Incremental Term Loan Amendment Commitments or (b) a permanent reduction of unused 2018 Incremental Term Loan Amendment Commitments, each in accordance with Section 2.06 of the Credit Agreement, then the Cash-Capped Facilities shall be increased by the corresponding amount terminated or reduced.

SECTION 2.02. Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by electronic mail. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. New York City time (i) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans, and (ii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans; provided that the notice referred to in subclause (i) above may be delivered no later than one (1) Business Day prior to the Closing Date in the case of the Credit Extensions made on the Closing Date. Each electronic mail notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Except as provided in Section 2.14(a), each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a minimum principal amount of $500,000, or a whole multiple of $100,000, in excess thereof. Except as provided in Section 2.03(c), 2.04(c) or 2.14(a), each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether electronic mail or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 2:00 p.m. (New York City time) on the Business Day specified in the applicable Committed Loan Notice. Each lender at its option may make any Loan by causing any domestic or foreign branch, office or Affiliate to make such Loan (each a “Substitute Lender”); provided that any exercise of such option shall not (1) affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement or (2) affect the obligations of the Borrower under Section 3.01 (including by increasing the obligation of the Borrower under Section 3.01) and each Substitute Lender shall be treated as a Lender for purposes of Section 3.01. The Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the announcement of such change.

(e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than twelve (12) Interest Periods in effect at any one time.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

SECTION 2.03. Letters of Credit.

(a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period on and from the Closing Date until five (5) Business Days prior to the Maturity Date for Revolving Credit Commitments to issue Letters of Credit at sight denominated in Dollars (or in the sole discretion of the Administrative Agent and the applicable L/C Issuer, any other currency acceptable to the Administrative Agent and such L/C Issuer) for the account of Holdings, the Borrower or any Restricted Subsidiary (provided that any Letter of Credit may be for the benefit of any Subsidiary of the Borrower) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit

Exposure of any Revolving Credit Lender would exceed such Lender’s Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the aggregate Letter of Credit Sublimit for all L/C Issuers. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Notwithstanding anything herein to the contrary, the Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder for all purposes of this Agreement and the other Loan Documents.

(ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless (1) each Appropriate Lender has approved of such expiration date or (2) the L/C Issuer thereof has approved of such expiration date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate (i) with respect to U.S. Bank National Association in its capacity as L/C Issuer, one or more policies of such L/C Issuer applicable to Letters of Credit generally or (ii) any Laws binding upon such L/C Issuer;

(E) such Letter of Credit is in an initial amount less than $100,000 (or such lesser amount as is acceptable to the applicable L/C Issuer in its sole discretion); or

(F) any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting

Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and any Letter of Credit Application (and any other document, agreement or instrument entered into by such L/C Issuer and the Borrower or in favor of such L/C Issuer) pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 11:00 a.m. (New York City time) at least three (3) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof and currency; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (g) the Person for whose account the requested Letter of Credit is to be issued (which must be a Company Party); and (h) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by electronic mail or otherwise in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower on behalf of the applicable Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or any Restricted Subsidiary (as designated in the Letter of Credit Application) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement multiplied by the amount of such Letter of Credit.

(iii) If the Borrower on behalf of the applicable Company Party so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than fifteen (15) days (the “Non-Extension Notice Date”) prior to the end of such 12-month period. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such extension if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by electronic mail or otherwise in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv) Promptly after issuance of any Letter of Credit or any amendment to a Letter of Credit, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. Not later than 12:00 noon (New York City time) on the next Business Day immediately following any payment by an L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer in an amount equal to the amount of such drawing and in the applicable currency. If the Borrower fails to so reimburse such L/C Issuer by such time, then, in the case of each L/C Borrowing, such L/C Issuer shall promptly notify the Administrative Agent and upon such L/C Issuer’s request, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share or other applicable share provided for under this Agreement thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by electronic mail if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Appropriate Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the Unreimbursed Amount not later than 2:00 p.m. (New York City time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall promptly remit the funds so received to the relevant L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest (which begins to accrue upon funding by the L/C Issuer) at the Default Rate. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations. (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement hereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver, supervisor, insolvency practitioner, administrator or administrative receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(f) Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex, teletype or electronic mail message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the relevant L/C Issuer and the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Lenders holding a majority of the Revolving Credit Commitments, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower prove were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, in each case as determined in a final and non-appealable judgment by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. If (i) as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, (ii) any Event of Default occurs and is continuing and the Administrative Agent, the applicable L/C Issuers or the Lenders holding a majority of the Revolving Credit Commitments, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02 or (iii) an Event of Default set forth under Section 8.01(f) or (g) occurs and is continuing, the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default or the Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 p.m. (New York City time) on (x) in the case of the immediately preceding clauses (i) and (ii), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 noon (New York City time) or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (iii), the Business Day on which an Event of Default set forth under Section 8.01(f) or (g) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Appropriate Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Appropriate Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders of the applicable Facility, to secure the payment and performance of the Obligations, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in a Cash Collateral Account and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are expressly subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived by the Required Lenders, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be refunded to the Borrower.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of the Revolving Credit Lenders for the applicable Revolving Credit Facility (in accordance with their Pro Rata Share or other applicable share provided for under this Agreement) a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate for Revolving Credit Loans that are Eurocurrency Rate Loans multiplied by the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit) (the “Letter of Credit Fees”); provided, however, any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in any applicable Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by such applicable Applicable Rate separately for each period during such quarter that such applicable Applicable Rate was in effect.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account with respect to each Letter of Credit issued by it the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(j) Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(k) Addition of an L/C Issuer. A Revolving Credit Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.

(l) Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(m) Reporting. Each L/C Issuer will report in writing to the Administrative Agent (i) on the first Business Day of each calendar month, the aggregate face amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding calendar month (and on such other dates as the Administrative Agent may request), (ii) on or prior to each Business Day on which such L/C Issuer expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance or amendment, and the aggregate face amount of Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and such L/C Issuer shall advise the Administrative Agent on such Business Day whether such issuance, amendment, renewal or extension occurred and whether the amount thereof changed), (iii) on each Business Day on which such L/C Issuer makes any L/C Disbursement, the date and amount of such L/C Disbursement and (iv) on any Business Day on which the Borrower fails to reimburse an L/C Disbursement required to be reimbursed to such L/C Issuer on such day, the date and amount of such failure.

(n) Provisions Related to Extended Revolving Credit Commitments. If the Letter of Credit Expiration Date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if consented to by the L/C Issuer which issued such Letter of Credit, if one or more other tranches of Revolving Credit Commitments in respect of which the Letter of Credit Expiration Date shall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Section 2.03(c) and (d)) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g). Upon the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Letters of Credit may be reduced as agreed between the L/C Issuers and the Borrower, without the consent of any other Person.

(o) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

(p) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.

SECTION 2.04.Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans in Dollars to the Borrower (each such loan, a “Swing Line Loan”) from time to time on any Business Day during the period beginning on the Business Day after the Closing Date and until the Maturity Date of the Revolving Credit Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Swing Line Lender’s Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, (i) the Revolving Credit Exposure shall not exceed the aggregate Revolving Credit Commitments and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender (other than a Swing Line Lender acting in its capacity as such), plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect; provided further that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement multiplied by the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender, which may be given by electronic mail. Each such notice must be received by the Swing Line Lender not later than 1:00 p.m. (New York City time) on the requested borrowing date and shall specify (i) the amount to be borrowed, which shall be a minimum of $50,000 or an integral multiple of $25,000 in excess thereof and (ii) the requested borrowing date, which shall be a Business Day. Each such electronic mail notice must be confirmed promptly by delivery to the Swing Line Lender of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Unless the Swing Line Lender has received notice (by electronic mail or otherwise in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. (New York City time) on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. (New York City time) on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower. Notwithstanding anything to the contrary contained in this Section 2.04 or elsewhere in this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when a Revolving Credit Lender is a Defaulting Lender unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Swing Line Lender’s Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swing Line Loans, including by Cash Collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the Swing Line Lender to support, such Defaulting Lender’s or Defaulting Lenders’ Pro Rata Share of the outstanding Swing Line Loans.

(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, and if an Event of Default has occurred and is continuing shall automatically be deemed to have requested, on behalf of the Borrower (and the Borrower hereby irrevocably authorizes such Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. (New York City time) on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by the Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.02). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to the Administrative Agent for distribution to such Lender its Pro Rata Share or other applicable share provided for under this Agreement of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g) Provisions Related to Extended Revolving Credit Commitments. If the maturity date shall have occurred in respect of any tranche of Revolving Credit Commitments (the “Expiring Credit Commitment”) at a time when another tranche or tranches of Revolving Credit Commitments is or are in effect with a longer maturity date (each a “Non-Expiring Credit Commitment” and collectively, the “Non-Expiring Credit Commitments”), then with respect to each outstanding Swing Line Loan, if consented to by the applicable Swing Line Lender, on the earliest occurring maturity date such Swing Line Loan shall be deemed reallocated to the tranche or tranches of the Non-Expiring Credit Commitments on a pro rata basis; provided that (x) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such Non-Expiring Credit Commitments, immediately prior to such reallocation the amount of Swing Line Loans to be reallocated equal to such excess shall be repaid or Cash Collateralized and (y) notwithstanding the foregoing, if a Default or Event of Default has occurred and is continuing, the Borrower shall still be obligated to pay Swing Line Loans allocated to the Revolving Credit Lenders holding the Expiring Credit Commitments at the maturity date of the Expiring Credit Commitments or if the Loans have been accelerated prior to the maturity date of the Expiring Credit Commitments. Upon the maturity date of any tranche of Revolving Credit Commitments, the Swing Line Sublimit may be reduced as agreed between the Swing Line Lender and the Borrower, without the consent of any other Person.

SECTION 2.05. Prepayments.

(a) Optional. (i) The Borrower may, upon, subject to clause (iii) below, irrevocable written notice to the Administrative Agent by the Borrower, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty (subject to Section 2.05(a)(iv)); provided that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m. (New York City time) (A) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) one (1) Business Day prior to any date of prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a minimum principal amount of $500,000, or a whole multiple of $100,000 in excess thereof; (3) any prepayment of Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding and (4) in no event shall the Borrower be permitted to elect to voluntarily prepay Term Loans (other than Initial Term Loans and the 2018 Incremental Term Loans) pursuant to this Section 2.05(a) on a greater than pro rata basis with the Initial Term Loans and 2018 Incremental Term Loans (it being understood that any prepayments shall be applied ratably to Initial Term Loans and 2018 Incremental Term Loans). Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans and the order of Borrowing(s) to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(a), the Borrower may in its sole discretion select the Borrowing or Borrowings (and the order of maturity of principal payments) to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares or other applicable share as provided for under this Agreement.

(ii) The Borrower may, upon, subject to clause (iii) below, irrevocable written notice to the Swing Line Lender by the Borrower (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon (New York City) time on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $50,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Notwithstanding anything to the contrary contained in this Agreement, subject to the payment of any amounts owing pursuant to Section 3.05, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all or a portion of the applicable Facility, which refinancing shall not be consummated or shall otherwise be delayed. Each prepayment of any Class of Term Loans pursuant to this Section 2.05(a) shall be applied in an order of priority to repayments thereof required pursuant to Section 2.07(a) as directed by the Borrower and, absent such direction, shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a).

(iv) In the event that, on or prior to the date that is six months following the Closing Date, the Borrower elects to prepay, refinance, substitute or replace any Initial Term Loans pursuant to a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.05(b)(iii) that constitutes a Repricing Transaction), the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders, (I) in the case of a Repricing Transaction described in clause (b) of such definition, a prepayment premium of 1.00% of the aggregate principal amount of the Initial Term Loans so prepaid, refinanced, substituted or replaced and (II) in the case of a Repricing Transaction described in clause (a) of such definition, a fee equal to 1.00% of the aggregate principal amount of the applicable Initial Term Loans outstanding immediately prior to such amendment, amendment and restatement or other modification. If, on or prior to the date that is six months following the Closing Date, any Term Lender that is a Non-Consenting Lender is replaced pursuant to Section 3.07(a) in connection with any amendment, amendment and restatement or other modification of this Agreement resulting in a Repricing Transaction, such Term Lender (and not any Person who replaces such Term Lender pursuant to Section 3.07(a)) shall receive its pro rata portion (as determined immediately prior to it being so replaced) of the prepayment premium or fee described in the preceding sentence. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

(v) Notwithstanding anything in any Loan Document to the contrary, so long as (x) no Default or Event of Default has occurred and is continuing and (y) no proceeds from any Revolving Credit Loans are used to make such prepayments, any Company Party may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon such prepayment) (or Holdings, the Borrower or any of its Subsidiaries may purchase such outstanding Loans and immediately cancel them) on the following basis:

(A) Any Company Party shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.05(a)(v); provided that no Company Party shall initiate any action under this Section 2.05(a)(v) in order to make a Discounted Term Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by a Company Party on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Company Party was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Company Party’s election not to accept any Solicited Discounted Prepayment Offers.

(B) (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five (5) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(B)), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $2,500,000 and whole increments of $500,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third Business Day after the date of delivery of such notice to such Lenders (the “Specified Discount Prepayment Response Date”).

(2) Each Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(3) If there is at least one Discount Prepayment Accepting Lender, the relevant Company Party will make a prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2) above; provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Company Party and the Administrative Agent of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Company Party and such Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(C) (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by such Company Party (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(C)), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by a Company Party shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third Business Day after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”). Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2) The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The relevant Company Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the

Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”).

(3) If there is at least one Participating Lender, the relevant Company Party will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Company Party and the Administrative Agent of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Term Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(D) (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the applicable Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section 2.05(a)(v)(D)), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by a Company Party shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third Business Day after the date of delivery of such notice to such Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(2) The Auction Agent shall promptly provide the relevant Company Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Company Party shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Company Party (the “Acceptable Discount”), if any. If the Company Party elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by such Company Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Company Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Company Party by the Acceptance Date, such Company Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Company Party at the Acceptable Discount in accordance with this Section 2.05(a)(v)(D). If the Company Party elects to accept any Acceptable Discount, then the Company Party agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Company Party will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Company Party and the Administrative Agent of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(E) In connection with any Discounted Term Loan Prepayment, the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from a Company Party in connection therewith.

(F) If any Term Loan is prepaid in accordance with paragraphs (B) through (D) above, a Company Party shall prepay such Term Loans on the Discounted Prepayment Effective Date. The relevant Company Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Loans on a pro-rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a)(v) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Loans of such Lenders in accordance with their respective Pro Rata Shares. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment. In connection with each prepayment pursuant to this Section 2.05(a)(v), the relevant Company Party shall waive any right to bring any action against the Administrative Agent, in its capacity as such, in connection with any such Discounted Term Loan Prepayment.

(G) To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(v), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the applicable Borrower (in consultation with the Administrative Agent).

(H) Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.05(a)(v), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(I) Each of the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(v) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.05(a)(v) as well as activities of the Auction Agent.

(J) Each Company Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Company Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.05(a)(v) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).

(b) Mandatory. (i) Within five (5) Business Days after financial statements are required to have been delivered pursuant to Section 6.01(a) (commencing with the fiscal year ending December 31, 2018) and the related Compliance Certificate is required to be delivered pursuant to Section 6.02(a), the Borrower shall cause to be offered to be prepaid in accordance with clause (x) below, an aggregate principal amount of Term Loans in an amount equal to (A) the Applicable ECF Percentage of Excess Cash Flow, if any, for the fiscal year covered by such financial statements minus, at the Borrower’s option, (B) the sum of (1) all voluntary prepayments of Term Loans made during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due (including, without limitation, the aggregate principal amount of Term Loans prepaid pursuant to Section 2.05(a)(v) during such time (to the extent of cash payments made in respect thereof)) and (2) all voluntary prepayments of Revolving Credit Loans during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, in the case of each of the immediately preceding clauses (1) and (2), other than prepayments funded with the proceeds of long-term indebtedness or equity; provided that any such prepayments made at a discount to par shall be credited at the discounted amount of such prepayment; provided, further, that, to the extent that any amount described in the foregoing clause (B) is (x) credited against the prepayment amount required for a fiscal year, such amount may not be credited against any future prepayment obligation arising under this Section 2.05(b)(i) and (y) not so credited against the prepayment amount required for any fiscal year, such amount may be credited against any future prepayment obligation arising under this Section 2.05(b)(i) on a dollar-for-dollar basis for such fiscal year (in each case, without duplication of any such credit in any prior or subsequent fiscal year).

(ii) If (x) Holdings, the Borrower or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a) through (e), (g)(B), (h), (i), (j), (k), (l),(m), (o), (p)(i) or (p)(ii)), or (y) any Casualty Event occurs, which results in the realization or receipt by Holdings, the Borrower or Restricted Subsidiary of Net Proceeds, the Borrower shall cause to be offered to be prepaid in accordance with clause (x) below, on or prior to the date which is ten (10) Business Days after the date of the receipt by Holdings, the Borrower or any Restricted Subsidiary of such Net Proceeds an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Proceeds received; provided that if at the time that any such prepayment would be required, the Borrower is required to offer to repay or repurchase Permitted First Priority Refinancing Debt (or any Permitted Refinancing thereof that is secured on a pari passu basis with the Obligations) or any other Indebtedness that is permitted under Section 7.03 that is secured by a pari passu Lien on such property or assets that is permitted under Section 7.01 pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of such Disposition or Casualty Event (such Permitted First Priority Refinancing Debt (or Permitted Refinancing thereof) or such other Indebtedness required to be offered to be so repaid or repurchased, “Other Applicable Indebtedness”), then the Borrower may apply such Net Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii) shall be reduced accordingly; provided, further that (A) the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof) and (B) to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(iii) If Holdings, the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness after the Closing Date (other than Indebtedness not prohibited under Section 7.03 (other than Indebtedness that is intended to constitute Credit Agreement Refinancing Indebtedness)), the Borrower shall cause to be offered to be prepaid in accordance with clause (x) below an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by Holdings, the Borrower or such Restricted Subsidiary of such Net Proceeds.

(iv) If for any reason the aggregate Revolving Credit Exposures at any time exceeds the aggregate Revolving Credit Commitments then in effect (including, for the avoidance of doubt, as a result of the termination of any Class of Revolving Credit Commitments on the Maturity Date with respect thereto or a change in the Dollar Equivalent applicable to any outstanding Letters of Credit), the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iv) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect.

(v) Except with respect to Loans incurred in connection with any Refinancing Amendment, Term Loan Extension Request, Revolver Extension Request or any Incremental Amendment, (A) each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied ratably to each Class of Term Loans then outstanding (provided that (i) any prepayment of Term Loans with the Net Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt, and (ii) any Class of Incremental Term Loans (other than the 2018 Incremental Term Loans, which shall be applied ratably with, and are part of the same Class as, the Initial Term Loans) may specify that one or more other Classes of Term Loans and Incremental Term Loans may be prepaid prior to such Class of Incremental Term Loans); (B) with respect to each Class of Term Loans, each prepayment pursuant to clauses (i) through (iv) of this Section 2.05(b) shall be applied to the scheduled installments of principal thereof following the date of prepayment pursuant to Section 2.07(a) in direct order of maturity; and (C) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment.

(vi) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) and (ii) of this Section 2.05(b) at least four (4) Business Days prior to the date of such prepayment (it being agreed that (x) delivery of a Compliance Certificate in accordance with Section 6.02(b) shall constitute notice in respect of mandatory prepayments under Section 2.05(b)(i), and (y) any failure by the Borrower to deliver notice in respect of a mandatory prepayment under Section 2.05(b)(ii) shall not constitute a Default or an Event of Default hereunder). Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment.

(vii) Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05(b), prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

(viii) Term Opt-out of Prepayment. With respect to each prepayment of Term Loans required pursuant to Section 2.05(b), (A) the Borrower will, not later than the date specified in Sections 2.05(b)(i), (ii) or (iv) for offering to make such prepayment, give the Administrative Agent electronic mail notice (promptly confirmed in writing) requesting that the Administrative Agent provide notice of such offer of prepayment to each Lender of Term Loans, (B) the Administrative Agent shall provide notice of such offer of prepayment to each Lender of Term Loans, (C) each Lender of Term Loans will have the right to refuse such offer of prepayment by giving written notice of such refusal to the Administrative Agent within one (1) Business Day after such Lender’s receipt of notice from the Administrative Agent of such offer of prepayment (and the Borrower shall not prepay any Term Loans of such Lender on the date that is specified in clause (D) below), (D) the Borrower will make all such prepayments not so refused upon the fourth Business Day after delivery of notice by the Borrower pursuant to Section 2.05(b)(vii) and (E) any prepayment refused by Lenders of Term Loans (such refused amounts, the “Declined Proceeds” may be retained by the Borrower and added to the Available Amount Basket).

(ix) In connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to this Section 2.05(b), such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are Base Rate Loans or Eurocurrency Rate Loans (a) in direct order of maturity of the outstanding Term Loans for the succeeding eight installments following the relevant prepayment event and (b) thereafter, ratably to remaining Term Loans outstanding; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.05(b)(viii), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans that are Base Rate Loans to the full extent thereof before application to Term Loans that are Eurocurrency Rate Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.05.

(x) Foreign Dispositions. Notwithstanding any other provisions of this Section 2.05, (i) to the extent that any of or all the Net Proceeds of any Disposition by a Foreign Subsidiary (“Foreign Disposition”) or Excess Cash Flow attributable to Foreign Subsidiaries are restricted, prohibited or delayed by applicable local law from being repatriated to the Borrower, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in this Section 2.05 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the Borrower (the Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow that, in each case, would otherwise be required to be used to make an offer of prepayment pursuant to Section 2.05(b)(i) or 2.05(b)(ii), is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to this Section 2.05 and (ii) to the extent that the Borrower has determined in good faith, in consultation with the Administrative Agent, that repatriation of any of or all the Net Proceeds of any Foreign Disposition or Foreign Subsidiary Excess Cash Flow would have material adverse tax cost consequences with respect to such Net Proceeds or Excess Cash Flow, such Net Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary; provided that, in the case of this clause (ii), on or before the date on which any such Net Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 2.05(b) or any such Excess Cash Flow would have been required to be applied to prepayments pursuant to Section 2.05(b), the applicable Borrower applies an amount equal to such Net Proceeds or Excess Cash Flow to such reinvestments or prepayments, as applicable, as if such Net Proceeds or Excess Cash Flow had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary).

(xi) Notwithstanding any other provisions of this Section 2.05, no prepayment shall be required pursuant to this Section 2.05(b) to the extent that such prepayment would violate applicable Law.

SECTION 2.06. Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon irrevocable written notice by the Borrower to the Administrative Agent, terminate the unused Commitments of any Class (including, for the avoidance of doubt, the 2018 Incremental Term Loan Amendment Commitments outstanding between the 2018 Incremental Term Loan Amendment Effective Date and the 2018 Incremental Term Loan Funding Date), or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction (or upon such lesser number of days’ prior written or electronic mail notice, as may be agreed by Administrative Agent in its sole discretion), (ii) any such partial reduction shall be in a minimum aggregate amount of $500,000, as applicable, or any whole multiple of $100,000, in excess thereof and (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Commitment reduction shall not otherwise be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The Initial Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the funding of Initial Term Loans to be made by it on the Closing Date. The Revolving Credit Commitment of each Class shall automatically and permanently terminate on the Maturity Date with respect to such Class of Revolving Credit Commitments. The 2018 Incremental Term Loan Amendment Commitments of each 2018 Incremental Term Loan Lender shall be automatically and permanently reduced to $0 upon the funding of 2018 Incremental Term Loans to be made by it on the 2018 Incremental Term Loan Funding Date and the Cash Capped Facilities shall be increased in the amount equal to any unused amount of such 2018 Incremental Term Loan Amendment Commitments in accordance with Section 2.01(c).

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

SECTION 2.07. Repayment of Loans.

(a) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (i) on the last Business Day of each March, June, September and December, commencing with the first full quarter ended after the Closing Date, in equal quarterly installments each in an amount of 0.25% of the initial aggregate principal amount of Initial Term Loans made on the Closing Date, as set forth on Schedule 2.07A and (ii) on the Maturity Date for the Initial Term Loans, the aggregate principal amount of all Initial Term Loans outstanding on such date; provided that payments required by Section 2.07(a)(i) above shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05 (but excluding Section 2.05(b)(i)). In the event any Incremental Term Loans, Refinancing Term Loans or Extended Term Loans are made, such Incremental Term Loans, Refinancing Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrower in the amounts and on the dates set forth in the Incremental Amendment, Refinancing Amendment or Extension Amendment with respect thereto and on the applicable Maturity Date thereof.

(b) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the applicable Maturity Date for the Revolving Credit Facilities of a given Class the aggregate principal amount of all of its Revolving Credit Loans of such Class outstanding on such date.

(c) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) any date selected by the Administrative Agent, which date shall not be earlier than the date that is five (5) Business Days following the Administrative Agent’s request therefor and (ii) the Maturity Date for the Revolving Credit Facility (although Swing Line Loans may thereafter be reborrowed, in accordance with the terms and conditions hereof, if there are one or more Classes of Revolving Credit Commitments which remain in effect).

(d) 2018 Incremental Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the 2018 Incremental Term Loan Lenders (i) on the last Business Day of each March, June, September and December, commencing with the first full quarter ended after the 2018 Incremental Term Loan Funding Date, in equal quarterly installments each in an amount of 0.255681818181% (as adjusted by the Administrative Agent to reflect any payments made after the last Business Day of September 2018, last Business Day of December 2018 or any prepayments made in excess of those required by Section 2.07(a)) of the initial aggregate principal amount of the 2018 Incremental Term Loans, as set forth on Schedule 2.07B hereto and (ii) on the Maturity for the 2018 Incremental Term Loans , the aggregate principal amount of all 2018 Incremental Term Loans outstanding on such date; provided that payments required by this Section shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05 (but excluding Section 2.05(b)(i)) of the Credit Agreement.

SECTION 2.08. Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans.

(b) During the continuance of a Default under Section 8.01(a), the Borrower shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

SECTION 2.09. Fees.

In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender under each Facility in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, a commitment fee equal to the Applicable Rate with respect to Revolving Credit Loan commitment fees, multiplied by the actual daily amount by which the aggregate Revolving Credit Commitment for the applicable Facility exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans for such

Facility (for the avoidance of doubt, excluding Swing Line Loans) and (B) the Outstanding Amount of L/C Obligations for such Facility; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender, except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee on each Revolving Credit Facility shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Commitments, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date during the first full fiscal quarter to occur after the Closing Date and on the Maturity Date for the Revolving Credit Commitments. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

(c) 2018 Incremental Term Loan Amendment Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each 2018 Incremental Term Loan Lender under the 2018 Incremental Term Loan Facility in accordance with its Pro Rata Share of such unfunded 2018 Incremental Term Loan Amendment Commitments, a commitment fee equal to 1.0% per annum, multiplied by such unfunded Pro Rata Share. The commitment fee on the 2018 Incremental Term Loan Facility shall accrue at all times following 60 days from the 2018 Incremental Term Loan Amendment Effective Date until the 2018 Incremental Term Loan Funding Date, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date during the first full fiscal quarter to occur 60 days after the 2018 Incremental Term Loan Amendment Effective Date and on the 2018 Incremental Term Loan Funding Date.

SECTION 2.10. Computation of Interest and Fees.

All computations of interest for Base Rate Loans shall be made on the basis of a year of three hundred and sixty-five (365) days, or three hundred and sixty-six (366) days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.11. Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as a non-fiduciary agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

SECTION 2.12. Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 1:00 p.m. New York City time on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after 1:00 p.m. New York City time shall in each case be deemed received on the next succeeding Business Day, in the Administrative Agent’s sole discretion, and any applicable interest or fee shall continue to accrue.

(b) Except as otherwise provided herein, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by the Borrower or such Lender to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, have timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Federal Funds Rate from time to time in effect; and

(ii) if any Lender failed to make such payment (including, without limitation, failure to fund participations in respect of any Letter of Credit or Swing Line Loan), such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount (including, without limitation, failure to fund participations in respect of any Letter of Credit or Swing Line Loan) forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV or in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

SECTION 2.13. Sharing of Payments.

If, other than as expressly provided elsewhere herein as of the Closing Date, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and

(b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 2.14. Incremental Credit Extensions.

(a) Incremental Commitments. The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent from the Borrower (an “Incremental Loan Request”), request (A) one or more new commitments which may be in the same Facility as any outstanding Term Loans (a “Term Loan Increase”) or a new Class of term loans (collectively with any Term Loan Increase, the “Incremental Term Commitments”) and/or (B) one or more increases in the amount of the Revolving Credit Commitments (a “Revolving Commitment Increase”) or the establishment of one or more new revolving credit commitments (any such new commitments, collectively with any Revolving Commitment Increases, the “Incremental Revolving Credit Commitments” and the Incremental Revolving Credit Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”).

(b) Incremental Loans. Any Incremental Commitments effected through the establishment of one or more new revolving credit commitments or new Term Loans made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Commitments for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Term Lender of such Class shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental Revolving Credit Commitments of any Class are effected through the establishment of one or more new revolving credit commitments (including through any Revolving Commitment Increase), subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Revolving Credit Lender of such Class shall make its Commitment available to the Borrower (when borrowed, an “Incremental Revolving Credit Loan” and collectively with any Incremental Term Loan, an “Incremental Loan”) in an amount equal to its Incremental Revolving Credit Commitment of such Class and (ii) each Incremental Revolving Credit Lender of such Class shall become a Lender hereunder with respect to the Incremental Revolving Credit Commitment of such Class and the Incremental Revolving Credit Loans of such Class made pursuant thereto. Notwithstanding the foregoing, Incremental Term Loans may have identical terms to any of the Term Loans and be treated as the same Class as any of such Term Loans if agreed by the Borrower and the Incremental Lenders in respect of such Incremental Commitments.

(c) Incremental Loan Request. Each Incremental Loan Request from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Credit Commitments. Incremental Term Loans may be made, and Incremental Revolving Credit Commitments may be provided, by any existing Lender (but each existing Lender will not have an obligation to make any Incremental Commitment, nor will the Borrower have any obligation to approach any existing lenders to provide any Incremental Commitment) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such, an “Incremental Revolving Credit Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that (i) the Administrative Agent, each Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld or delayed) to such Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Additional Lender, (ii) with respect to Incremental Term Commitments, any Affiliated Lender providing an Incremental Term Commitment shall be subject to the same restrictions set forth in Section 10.07(l) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Term Loans and (iii) Affiliated Lenders may not provide Incremental Revolving Credit Commitments.

(d) Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:

(i) (x) if the proceeds of such Incremental Commitments are being used to finance a Limited Condition Acquisition, (1) no Event of Default shall have occurred and be continuing or would exist after giving effect to such Incremental Commitments on the LCA Test Date with respect to such Limited Condition Acquisition and (2) no Specified Event of Default shall have occurred and be continuing or would exist after giving effect to such Limited Condition Acquisition on the date of consummation of such Limited Condition Acquisition, or (y) if otherwise, no Event of Default shall have occurred and be continuing or would exist after giving effect to such Incremental Commitments;

(ii) after giving effect to such Incremental Commitments, the conditions of Section 4.02(i) and (iii) shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment); provided that if the proceeds of such Incremental Commitments are being used to finance a Permitted Business Acquisition, (x) the reference in 4.02(i) to the accuracy of the representations and warranties shall refer to the accuracy of the representations and warranties that would constitute Specified Representations of the Loan Parties in existence prior to the Permitted Business Acquisition and (y) the reference to “Material Adverse Effect (as defined in the related purchase agreement)” shall be understood for this purpose to refer to “Material Adverse Effect or similar definition as defined in the main transaction agreement governing such Permitted Business Acquisition”;

(iii) [reserved];

(iv) each Incremental Term Commitment and each Incremental Revolving Credit Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth in clause (iv) of this Section 2.14(d));

(v) the aggregate amount of the Incremental Term Loans and the Incremental Revolving Credit Commitments shall not exceed the sum of (A) $56,836,667 (the “Cash-Capped Facilities”), minus (B) the aggregate amount of Permitted Incremental Debt previously incurred pursuant to Section 7.03(o), plus (C) additional amounts so long as the First Lien Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are available (and including any debt incurrence or retirement subsequent to the end of such test period and on or prior to the date of such incurrence of such Incremental Term Loans, Incremental Revolving Credit Commitments or Permitted Incremental Debt, as applicable), as if any Incremental Term Loans, Incremental Revolving Credit Commitments or Permitted Incremental Debt, as applicable, available under such Incremental Commitments had been outstanding on the last day of such period, and, in each case (x) with respect to any Incremental Revolving Credit Commitment, assuming a borrowing of the maximum amount of Loans available thereunder, (y) excluding the cash proceeds of any such Incremental Loans or Permitted Incremental Debt, as applicable, and (z) assuming that such Incremental Term Loans, Incremental Revolving Credit Commitments and Permitted Incremental Debt, as applicable, are secured pari passu with the Liens securing the Obligations, whether or not so secured, does not exceed 4.00:1.00 (the “Ratio-Based Incremental Facility”); provided that any Incremental Term Loans and

Incremental Revolving Credit Commitments incurred hereunder will count towards the Ratio-Based Incremental Facility (to the extent permitted by the pro forma calculation of the First Lien Leverage Ratio requirement required prior to the incurrence of such Ratio-Based Incremental Facility) prior to reducing the amount available under the Cash-Capped Facilities;

(vi) to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (A) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (B) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such incremental Indebtedness is provided with the benefit of the applicable Loan Documents; and

(vii) such other conditions as the Borrower and each Incremental Lender providing such Incremental Commitments shall agree.

(e) Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Credit Loans and Incremental Revolving Credit Commitments, as the case may be, of any Class shall be as agreed between the Borrower and the applicable Incremental Lenders providing such Incremental Commitments, and except as otherwise set forth herein, to the extent not identical to the Term Loans or Revolving Credit Commitments, as applicable, each existing on the Incremental Facility Closing Date, shall be reasonably satisfactory to Administrative Agent (it being understood that to the extent any financial maintenance covenant is added for the benefit of any Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Credit Loans and Incremental Revolving Credit Commitments, no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant (x) is also added for the benefit of the Initial Term Loans and the 2018 Incremental Term Loans, as applicable, or (y) is only applicable after the Maturity Date of the Initial Term Loans and the 2018 Incremental Term Loans, as applicable). In any event:

(i) the Incremental Term Loans:

(A) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans, shall not be secured by any asset other than the Collateral and shall not be guaranteed by any Person other than the Guarantors,

(B) shall not mature earlier than the Latest Maturity Date of any Term Loans outstanding at the time of incurrence of such Incremental Term Loans,

(C) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of then-existing Term Loans,

(D) shall have an Applicable Rate, and subject to clauses (e)(i)(B) and (e)(i)(C) above and clause (e)(iii) below, amortization determined by the Borrower and the applicable Incremental Term Lenders, and

(E) the Incremental Term Loans may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of Term Loans hereunder, as specified in the applicable Incremental Amendment.

(ii) the Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans shall be identical to the Revolving Credit Commitments and the Revolving Credit Loans, other than the Maturity Date and as set forth in this Section 2.14(e)(ii); provided that notwithstanding anything to the contrary in this Section 2.14 or otherwise:

(A) any such Incremental Revolving Credit Commitments or Incremental Revolving Credit Loans shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans, shall not be secured by any asset other than the Collateral and shall not be guaranteed by any Person other than the Guarantors,

(B) any such Incremental Revolving Credit Commitments or Incremental Revolving Credit Loans shall not mature earlier than the Latest Maturity Date of any Revolving Credit Loans outstanding at the time of incurrence of such Incremental Revolving Credit Commitments,

(C) the borrowing and repayment (except for (1) repayments required upon the maturity date of the Incremental Revolving Credit Commitments and (2) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (E) below)) of Loans with respect to Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis with all other Revolving Credit Commitments on the Incremental Facility Closing Date,

(D) subject to the provisions of Sections 2.03(n) and 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exists Incremental Revolving Credit Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments on the Incremental Facility Closing Date (and except as provided in Section 2.03(n) and Section 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued),

(E) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis with all other Revolving Credit Commitments on the Incremental Facility Closing Date, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class,

(F) assignments and participations of Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans on the Incremental Facility Closing Date,

(G) in the case of a Revolving Commitment Increase, the Maturity Date of such Revolving Commitment Increase shall be the same as the Maturity Date of the Revolving Credit Facility, such Revolving Commitment Increase shall require no scheduled amortization or mandatory commitment reduction prior to the Maturity Date of the Revolving Credit Facility at the time of incurrence of such Revolving Commitment Increase, and such Revolving Commitment Increase shall be effected as an increase in commitments under the Revolving Credit Facility and on the exact same terms and pursuant to the exact same documentation applicable to the Revolving Credit Facility (it being understood that, if required to consummate a Revolving Commitment Increase, the pricing, interest rate margins, rate floors and undrawn fees on the existing Revolving Credit Facility may be increased, but additional upfront or similar fees may be payable to the Incremental Lenders providing the Revolving Commitment Increase without any requirement to pay such amounts to the existing Revolving Credit Lenders), and

(H) any Incremental Revolving Credit Commitments may constitute a separate Class or Classes, as the case may be, of Commitments from the Classes constituting the applicable Revolving Credit Commitments prior to the Incremental Facility Closing Date.

(iii) the amortization schedule applicable to any Incremental Loans and the All-In Yield applicable to the Incremental Term Loans or Incremental Revolving Credit Loans of each Class shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable Incremental Amendment; provided, however, the All-In Yield applicable to any such Incremental Term Loans shall not be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Initial Term Loans plus 50 basis points per annum unless the interest rate (together with, as provided in the proviso below, the Eurocurrency or Base Rate floor) with respect to the Term Loans is increased so as to cause the then applicable All-In Yield under this Agreement on each outstanding Class of Term Loans to equal the All-In Yield then applicable to the Incremental Term Loans minus 50 basis points; provided further that any increase in All-In Yield to any existing Term Loan due to the application of a Eurocurrency or Base Rate floor on any Incremental Term Loan or Incremental Revolving Credit Loan shall be effected solely through an increase in (or implementation of, as applicable) any Eurocurrency or Base Rate floor applicable to such existing Term Loan or Revolving Credit Facility, as applicable.

(f) Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Credit Commitments shall become Commitments (or in the case of an Incremental Revolving Credit Commitment to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment), under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14, without the consent of any Lender. The Borrower will use the proceeds of the Incremental Term Loans and Incremental Revolving Credit Commitments for working capital, general corporate purposes and any other purpose not prohibited by this Agreement, including Permitted Business Acquisitions, other Investments and dividends and other distributions on account of the capital stock of Holdings or any of its Subsidiaries, as applicable. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Credit Commitments, unless it so agrees.

(g) Reallocation of Revolving Credit Exposure. Upon any Incremental Facility Closing Date on which Incremental Revolving Credit Commitments are effected through an increase in the Revolving Credit Commitments pursuant to this Section 2.14, (a) if the increase relates to the Revolving Credit Facility, each of the Revolving Credit Lenders shall assign to each of the Incremental Revolving Credit Lenders, and each of the Incremental Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders, at the principal amount thereof, such interests in the Incremental Revolving Credit Loans outstanding on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Revolving Credit Lenders and Incremental Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Incremental Revolving Credit Commitments to the Revolving Credit Commitments, (b) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and (c) each Incremental Revolving Credit Lender shall become a Lender with respect to the Incremental Revolving Credit Commitments and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Section 2.02 and 2.05(a) of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(h) This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

SECTION 2.15. Refinancing Amendments.

(a) On one or more occasions after the Closing Date, the Borrower may obtain, from any Lender or any other bank, financial institution or other institutional lender or investor that agrees to provide any portion of Refinancing Term Loans, Refinancing Term Loan Commitments, Other Revolving Credit Loans and/or Other Revolving Credit Commitments pursuant to a Refinancing Amendment in accordance with this Section 2.15 (each, an “Additional

Refinancing Lender”) (provided that (i) the Administrative Agent, each Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Refinancing Lender’s making such Refinancing Term Loans or providing such Other Revolving Credit Commitments to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Refinancing Lender, (ii) with respect to Refinancing Term Loans, any Affiliated Lender providing any Refinancing Term Loans shall be subject to the same restrictions set forth in Section 10.07(l) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Term Loans and (iii) Affiliated Lenders may not provide Other Revolving Credit Commitments or Other Revolving Credit Loans); provided that notwithstanding anything to the contrary in this Section 2.15 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the Other Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, (2) subject to the provisions of Section 2.03(n) and 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exist Other Revolving Credit Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments (and except as provided in Section 2.03(n) and Section 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (4) assignments and participations of Other Revolving Credit Commitments and Other Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans and (iv) the Refinancing Term Loans may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of Term Loans hereunder, as specified in the applicable Refinancing Amendment.

(b) The terms, provisions and documentation of the Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments, or Other Revolving Credit Loans, as the case may be, of any Class shall be subject to the limitations set forth in the definition of “Credit Agreement Refinancing Indebtedness”.

(c) The effectiveness of any Refinancing Amendment shall be subject to receipt by the Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender, of a Request for Credit Extension in accordance with the requirements hereof and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.

(d) Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.15(a) shall be in an aggregate principal amount that is (x) not less than $25,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.

(e) Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the third paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

SECTION 2.16. Extension of Term Loans; Extension of Revolving Credit Loans.

(a) Extension of Term Loans. The Borrower may at any time and from time to time request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; (ii) the All-In Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, OID or otherwise) may be different than the All-In Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and

(iv) Extended Term Loans may have call protection as may be agreed by the Borrower and the Lenders thereof; provided that no Extended Term Loans may be optionally prepaid prior to the date on which all Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Tranche from which they were amended) are repaid in full, unless such optional prepayment is accompanied by at least a pro rata optional prepayment of such other Term Loans; provided, however, that (A) in no event shall the final maturity date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any then existing Term Loans hereunder, (B) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter (other than by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Extended Term Loans) than the remaining Weighted Average Life to Maturity of any Existing Term Loan Tranche, (C) any such Extended Term Loans (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreements (to the extent any Intercreditor Agreement is then in effect), (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (E) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche. Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $25,000,000.

(b) Extension of Revolving Credit Commitments. The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of a given Class (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Credit Commitments (any such Revolving Credit Commitments which have been so amended, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Revolving Credit Commitments under the Existing Revolver Tranche from which such Extended Revolving Credit Commitments are to be amended, except that: (i) the Maturity Date of the Extended Revolving Credit Commitments may be delayed to a later date than the Maturity Date of the Revolving Credit Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; (ii) the All-In Yield with respect to extensions of credit under the Extended Revolving Credit Commitments (whether in the form of interest rate margin, upfront fees, OID or otherwise) may be different than the All-In Yield for extensions of credit under the Revolving Credit Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments); and (iv) all borrowings and commitment reductions under the applicable Revolving Credit Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Credit Commitments of the applicable Revolver Extension Series) and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (II) repayments and commitment terminations required upon the Maturity Date of the non-extending Revolving Credit Commitments), except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class; provided, further, that (A) in no event shall the final maturity date of any Extended Revolving Credit Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Credit Commitments hereunder, (B) any such Extended Revolving Credit Commitments (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreements (to the extent any Intercreditor Agreement is then in effect) and (C) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Credit Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche. Each Revolver Extension Series of Extended Revolving Credit Commitments incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $5,000,000.

(c) Extension Request. The Borrower shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Credit Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Credit Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any minimum denomination requirements imposed by the

Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Credit Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, included in each such Extension Election.

(d) Extension Amendment. Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to an amendment (each, a “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Term Lender or Extending Revolving Credit Lender, as applicable, providing an Extended Term Loan or Extended Revolving Credit Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Sections 2.16(a) or (b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.07 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.07), (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iv) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the second paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(e) No conversion of Loans pursuant to any Extension in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

SECTION 2.17. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to L/C Issuers or the Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by any L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender (other than Letter of Credit Fees)) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).

(iv) Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Pro Rata Share” of each Non-Defaulting Lender’s Revolving Credit Loans and L/C Obligations shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default has occurred and is continuing; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans of that Lender; provided, further, that in the event such reallocation does not fully cover the exposure of such Defaulting Lender, (A) the Swingline Lender may require the Borrower to prepay Loans in such amount that eliminates such exposure and will have no obligation to make new Swing Line Loans to the extent such Swing Line Loans would exceed the unused commitments of non-defaulting Revolving Credit Lenders and (B) the L/C Issuer may require the Borrower to cash collateralize the pro rata participation of such Defaulting Lender in respect of each applicable outstanding Letter of Credit.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuers agree in writing that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

(c) Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(ii) the effects of any Bail-in Action on any such liability, including, if applicable:

(A) a reduction in full or in part or cancellation of any such liability;

(B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

SECTION 3.01. Taxes.

(a) Except as provided in this Section 3.01, any and all payments made by or on account of the Borrower (the term Borrower under Article III being deemed to include any Subsidiary for whose account a Letter of Credit is issued) or any Guarantor under any Loan Document shall be made without deduction for any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings (including backup withholding), fees or similar charges imposed by any Governmental Authority including interest, penalties and additions to tax (collectively “Taxes”), except as required by applicable Laws. If the Borrower, any Guarantor or other applicable withholding agent shall be required by any Laws (as determined in the good faith discretion of the applicable withholding agent) to deduct or withhold any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (A) to the extent the Tax in question is an Indemnified Tax, the sum payable by the Borrower or Guarantor shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (B) the applicable withholding agent shall make such deductions or withholdings, (C) the applicable withholding agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws, and (D) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), if the Borrower or any Guarantor is the applicable withholding agent, shall furnish to such Agent or Lender (as the case may be) the original or a copy of a receipt evidencing payment thereof, a copy of the return reporting such payment or other evidence reasonably acceptable to such Agent or Lender.

(b) In addition, the Borrower agrees to pay, or at the option of the Administrative Agent timely reimburse it for the payment of, any and all present or future stamp, court and documentary taxes and any other intangible, recording, filing or mortgage recording Taxes or Taxes of a similar character, which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document excluding, in each case, such amounts that result from an Agent or Lender’s Assignment and Assumption (“Assignment Taxes”) to the extent such Assignment Taxes result from a present or former connection between the Agent or Lender, as applicable, and the taxing jurisdiction (other than the connection arising out of an Agent or Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document), except for such Assignment Taxes resulting from assignment or participation pursuant to Section 3.07 by the Borrower (all such non-excluded Taxes described in this Section 3.01(b) being hereinafter referred to as “Other Taxes”).

(c) The Borrower and each Guarantor agree to indemnify each Agent and each Lender, within 15 days after the written demand therefor, for (i) the full amount of Indemnified Taxes and Other Taxes payable by such Agent or such Lender and (ii) any reasonable out-of-pocket expenses arising therefrom or with respect thereto, in each case whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith by such Agent or Lender (or by an Agent on behalf of such Lender), accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts shall be conclusive absent manifest error.

(d) Each Lender shall, at such time or times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with such properly completed and executed documentation certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under the Loan Documents. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation obsolete or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding Tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrower, the Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate. Notwithstanding any other provision of this clause (d) (other than such documentation set forth in Section 3.01(d)(i), (ii), and (iii)), a Lender shall not be required to deliver any form pursuant to this clause (d) that such Lender is not legally able to deliver. Without limiting the foregoing:

(i) Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from federal backup withholding.

(ii) Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement whichever of the following is applicable:

(A) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty,

(B) two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (a) the applicable United States Tax Compliance Certificate to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Loan Party within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (b) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form), or

(D) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY and/or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership, and one or more beneficial partners of such Lender are claiming the portfolio interest exemption, the applicable United States Tax Compliance Certificate may be provided by such Lender on behalf of such partner).

(iii) If a payment made to an Administrative Agent or Lender under any Loan Document would be subject to Tax imposed by FATCA if such Administrative Agent or Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Administrative Agent or Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with their or its obligations under FATCA, to determine whether such Administrative Agent or Lender has or has not complied with such Administrative Agent’s or Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(d)(iii), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(iv) On or before the date any successor or replacement Administrative Agent becomes the Administrative Agent hereunder (for the avoidance of doubt, excluding U.S. Bank National Association), it shall deliver to the Borrower two duly executed originals of either (i) Internal Revenue Service Form W-9 (or successor forms) certifying that it is exempt from U.S. federal backup withholding tax or (ii) a U.S. branch withholding certificate on Internal Revenue Service Form W-8IMY (or any successor forms) evidencing its agreement with the Borrower to be treated as a United States person (as defined in Section 7701(a)(30) of the Code) (with respect to amounts received on account of any Lender) and Internal Revenue Service Form W-8ECI (or any successor forms) (with respect to amounts received on its own account), with the effect that, in either case, the Borrower will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of U.S. federal withholding Tax. The Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification.

(e) If any Lender or Agent determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrower or any Guarantor pursuant to this Section 3.01, it shall promptly remit such refund to the Borrower or such Guarantor (but only to the extent of indemnification or additional amounts paid by the Borrower or such Guarantor under this Section 3.01 with respect to Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) of the Lender or Agent, as the case may be, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund, net of any Taxes payable by any Agent or Lender on such interest); provided that the Borrower or such Guarantor, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to the indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to Taxes that it deems confidential) to the Borrower or any other person.

(f) For the avoidance of doubt, the term “Lender” for purposes of this Section 3.01 shall include each L/C Issuer and Swing Line Lender and the term “applicable Law” includes FATCA.

SECTION 3.02. Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all applicable Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

SECTION 3.03. Inability to Determine Rates.

If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the applicable Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar, or other applicable, market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of such Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request, if applicable, into a request for a Borrowing of Base Rate Loans in the amount specified therein.

SECTION 3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.

(a) If any Lender reasonably determines that as a result of any Change in Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes, any Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes, or Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes or (ii) reserve requirements contemplated by Section 3.04(c)) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining the Loan (or of maintaining its obligations to make any Loan), or to reduce the amount of any sum received or receivable by such Lender, then from time to time within thirty (30) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction. Notwithstanding anything herein to the contrary, for all purposes under this Agreement to the extent any such increased costs or reductions are incurred by any Lender as a result of any requests, rules, guidelines or directives promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act or pursuant to Basel III after the Closing Date, then such Lender shall be compensated pursuant to this Section 3.04 only if such Lender imposes such charges under other syndicated credit facilities involving similarly situated borrowers that such Lender is a lender under.

(b) If any Lender determines that any Change in Law after the Closing Date, or compliance by such Lender (or its Lending Office) therewith (in each case, other than with respect to Taxes), has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within thirty (30) days after receipt of such demand.

(c) The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each applicable Eurocurrency Rate Loan of the Borrower equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Eurocurrency Rate Loans of the Borrower, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least thirty (30) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice 30 (30) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable thirty (30) days from receipt of such notice.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

SECTION 3.05. Funding Losses.

Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, setting forth in reasonable detail the basis for calculating such compensation, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan of the Borrower on a day other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan of the Borrower on the date or in the amount notified by the Borrower; including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

SECTION 3.06. Matters Applicable to All Requests for Compensation.

(a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Section 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender from the Borrower (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable Eurocurrency Rate Loan, or, if applicable, to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.

SECTION 3.07. Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 (with respect to Indemnified Taxes) or 3.04 as a result of any condition described in such Sections and, in each case, any Lender ceases to make any Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may so long as no Event of Default has occurred and is continuing, at its sole cost, expense and effort, on five (5) Business Days’ prior written notice from the Borrower to the Administrative Agent and such Lender, (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement (in respect of any applicable Facility only in the case of clause (i) or, with respect to a Class vote, clause (iii)) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided further that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01 (with respect to Indemnified Taxes), such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents; or (y) terminate the Commitment of such Lender or L/C Issuer (in respect of any applicable Facility only in the case of clause (i) or clause (iii)), as the case may be, and (1) in the case of a Lender (other than an L/C Issuer), repay all Obligations of the Borrower owing to such Lender (including any applicable call premium) relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all Obligations (including any applicable call premium) of the Borrower owing to such L/C Issuer relating to the Loans and participations held by the L/C Issuer as of such termination date and cancel or backstop on terms satisfactory to such L/C Issuer any Letters of Credit issued by it; provided that in the case of any such termination of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and such termination shall be in respect of any applicable Facility only in the case of clause (i) or, with respect to a Class vote, clause (iii).

(b) Any Lender being replaced pursuant to Section 3.07(a)(iii)(x) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans in respect thereof, and (ii) deliver any Notes evidencing such Loans to the Borrower (for return to the applicable Borrower) or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender or Defaulting Lender.

(c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a backup standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, each affected Lender or each affected Lender of a certain Class in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment involving all affected Lenders of a certain Class, the Required Class Lenders as applicable) have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

SECTION 3.08. Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

Conditions Precedent to Credit Extensions

SECTION 4.01. Conditions to initial Credit Extension. The obligation of each Lender to make a Credit Extension hereunder on the Closing Date is subject to satisfaction (or waiver in accordance with Section 10.01) of the following conditions precedent:

(a) The Administrative Agent’s and each Lead Arranger’s receipt of the following, each of which shall be originals or pdf copies or other facsimiles unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party and each in form and substance reasonably satisfactory to the Administrative Agent, each Lead Arranger and its legal counsel:

(i) executed counterparts of this Agreement;

(ii) each Collateral Document set forth on Schedule 1.01B required to be executed on the Closing Date as indicated on such schedule, duly executed by each party thereto, together with:

(A) certificates, if any, representing Collateral consisting of certificated Equity Interests accompanied by undated stock powers, stock transfer forms, or the equivalent executed in blank, and instruments evidencing the Pledged Debt indorsed in blank (or confirmation in lieu thereof that such certificates, powers and instruments have been sent for overnight delivery to the Collateral Agent or its counsel);

(B) evidence that all other actions, recordings and filings required by the Collateral Documents that the Administrative Agent or any Lead Arranger may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent and the Lead Arrangers;

(iii) such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, written resolutions, minutes of any meeting of the board of directors of such Loan Party (or equivalent Responsible Officer), certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent or any Lead Arranger may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(iv) opinions addressed to the Administrative Agent, the Lenders, and each Lead Arranger from each of (A) Latham & Watkins LLP, counsel to the Loan Parties, (B) Holland & Knight LLP, special Massachusetts counsel to the Loan Parties and (C) Ballard Spahr LLP, special New Jersey counsel to the Loan Parties; and

(v) a solvency certificate from the chief financial officer, chief accounting officer, director or other officer with equivalent duties of Holdings (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit D-2;

(b) All fees required to be paid on the Closing Date pursuant to the Fee Letters, and all reasonable out-of-pocket expenses due to the Lead Arrangers and their Affiliates required to be paid on the Closing Date pursuant to the Engagement Letter shall, upon the initial borrowings under the Facilities, have been, or will be substantially simultaneously, paid (which amounts may be paid from the proceeds of the initial funding under the Facilities).

(c) The Administrative Agent and each Lead Arranger shall have received reasonably satisfactory evidence that the Refinancing has been consummated or, substantially concurrently with the initial Borrowing under the Facilities, shall be consummated.

(d) The Lead Arrangers shall have received the Unaudited Financial Statements and the Pro Forma Financial Statements.

(e) The Administrative Agent and the Lead Arrangers shall have received at least three (3) Business Days prior to the Closing Date (or such later date as the Lead Arrangers shall reasonably agree) all documentation and other information about the Borrower and the Guarantors that has been reasonably requested by the Administrative Agents or the Lead Arrangers in writing (including by email) at least ten (10) Business Days prior to the Closing Date and that the Administrative Agents and the Lead Arrangers reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

Without limiting the generality of the provisions of Section 9.03(b), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent and each Lead Arranger shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 4.02. Conditions to All Credit Extensions after the Closing Date.

The obligation of each Lender to honor any Request for Credit Extension (other than (x) a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans and other than a Request for Credit Extension for an Incremental Facility which shall be governed by Section 2.14(d) or (y) a Committed Loan Notice requesting 2018 Incremental Term Loans) on or after the Closing Date is subject to the following conditions precedent:

(i) The representations and warranties of each Loan Party set forth in Article V and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(ii) No Default or Event of Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(iii) The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) submitted by the Borrower on or after the Closing Date shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(i) and (ii) (or, in the case of a Request for Credit Extension for an Incremental Facility, the conditions specified in Section 2.14(d)) have been satisfied on and as of the date of the applicable Credit Extension.

SECTION  4.03. Conditions to Credit Extensions of 2018 Incremental Term Loans.

The obligation of each 2018 Incremental Term Loan Lender to honor any Request for Credit Extension of the 2018 Incremental Term Loans are subject to the following conditions precedent:

(i) (a) no Default or Event of Default shall have occurred and be continuing or would exist after giving effect to the 2018 Incremental Term Loan Acquisition on the 2018 Incremental Term Loan LCA Test Date and (b) no Specified Event of Default shall have occurred and be continuing or would exist after giving effect to the 2018 Incremental Term Loan Acquisition on the date of the consummation of such 2018 Incremental Term Loan Acquisition.

(ii) The Specified Representations of each Loan Party in existence prior to the 2018 Incremental Term Loan Acquisition shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the 2018 Incremental Term Loan Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties, expressly relate to the 2018 Incremental Term Loan Amendment Effective Date, in which case they shall be true and correct in all material respects as of the 2018 Incremental Term Loan Amendment Effective Date, if any.

(iii) The proceeds of the 2018 Incremental Term Loans shall be used solely to finance the 2018 Incremental Term Loan Acquisition and pay fees, costs and expenses in connection therewith.

(iv) The 2018 Incremental Term Loan Funding Date shall occur on or before February 24, 2019.

(v) The Administrative Agent shall have received a Request for Credit Extension requesting 2018 Incremental Term Loans in a principal amount equal to the aggregate 2018 Incremental Term Loan Amendment Commitments then in effect.

(vi) The Administrative Agent shall have received a solvency certificate (after giving effect to the consummation of the 2018 Incremental Term Loan Acquisition) from the chief financial officer, chief accounting officer, director or other officer with equivalent duties of Holdings substantially in the form of Exhibit D-2 hereto.

(vii) The Administrative Agent shall have received supplemental Schedules to the Security Agreement, after giving effect to the 2018 Incremental Term Loan Acquisitions.

(viii) The 2018 Incremental Term Loan Acquisition has been consummated, substantially concurrently with the Borrowing of the 2018 Incremental Term Loans, shall be consummated, in all material respects in accordance with the terms of the 2018 Incremental Term Loan Acquisition Agreement in the form attached to the 2018 Incremental Term Loan Amendment without modification or waiver of any terms thereof which are materially adverse to the Borrower or Lenders.

The Request for Credit Extension of the 2018 Incremental Term Loans submitted by the Borrower on or after the 2018 Incremental Term Loan Amendment Effective Date shall be deemed to be a representation and warranty that the conditions specified in Sections 2.14(d) and 4.03 have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

Representations and Warranties

Holdings, the Borrower and each of the Guarantors party hereto represent and warrant to the Agents and the Lenders at the time of each Credit Extension that:

SECTION 5.01. Existence, Qualification and Power; Compliance with Laws.

Each Loan Party and each Restricted Subsidiary (a) is a Person duly incorporated, organized or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions applicable to it and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Borrower), (b)(i), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02. Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, (a) are within such Loan Party’s corporate or other powers, (b) have been duly authorized by all necessary corporate and other organizational action, and (c) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01) (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except with respect to any conflict, breach or contravention (but not creation of Liens) referred to in clause (ii), to the extent that such violation, conflict, breach or contravention could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.03. Governmental Authorization; Other Consents.

No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or regulatory body including the FCC or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement), (iii) the filing of certain of the Loan Documents with the FCC and (iv) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04. Binding Effect.

This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity, (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries.

SECTION 5.05. Financial Statements; No Material Adverse Effect.

(a) As of the Closing Date, (i) the unaudited pro forma consolidated balance sheet and related pro forma consolidated statement of income of Holdings as of and for the 12-month period ending September 30, 2017, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income), which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)) (the “Pro Forma Financial Statements”), copies of which have been furnished to the Administrative Agent, have been prepared in good faith, based on assumptions believed by

Holdings to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of Holdings and its Subsidiaries as of such period;

(ii) the Audited Financial Statements fairly present in all material respects the financial condition of Business as of the dates thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby; and

(iii) the Unaudited Financial Statements fairly present in all material respects the financial condition of Business as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except for normal year-end audit adjustments and absence of footnotes.

(b) Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 5.06. Borrower Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Holdings or the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against Holdings, the Borrower or any of the Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.07. Compliance with Laws.

None of Holdings, the Borrower or any of the Restricted Subsidiaries and their respective properties or assets is in violation of any currently applicable Law or any restriction of record or agreement affecting any Material Real Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, including the FCC, except in such instance in which (a) such violation or default could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (b) such requirement of Law or judgment, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted.

SECTION 5.08. Ownership of Property; Liens.

Holdings, the Borrower and each of the Restricted Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all personal property and Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.09. Environmental Matters.

Except as specifically disclosed in Schedule 5.09(a) or except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) Each Loan Party and its respective properties and operations are and have been in compliance with all Environmental Laws, which includes obtaining and maintaining compliance with all applicable Environmental Permits required under such Environmental Laws to carry on the business of the Loan Parties;

(b) the Loan Parties have not received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws and none of the Loan Parties nor any of the Real Property is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the Borrower, threatened, under any Environmental Law or to revoke or modify any Environmental Permit held by any of the Loan Parties;

(c) there has been no Release of Hazardous Materials on, at, under or from any Real Property or facilities owned or leased by any of the Loan Parties, or, to the knowledge of the Borrower, Real Property formerly owned, operated or leased by any Loan Party or arising out of the conduct of the Loan Parties that could reasonably be expected to require investigation, remedial activity or corrective action or cleanup or could reasonably be expected to result in the Borrower incurring liability under Environmental Laws; and

(d) there are no facts, circumstances or conditions arising out of or relating to the operations of the Loan Parties or Real Property or facilities owned or leased by any of the Loan Parties, or to the knowledge of the Borrower, Real Property or facilities formerly owned, operated or leased by the Loan Parties that could reasonably be expected to require investigation, remedial activity or corrective action or cleanup or could reasonably be expected to result in the Borrower incurring liability under Environmental Laws.

SECTION 5.10. Taxes.

Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and their Subsidiaries have filed all tax returns required to be filed, and have paid all Taxes levied or imposed upon them or their properties, that are due and payable (including in their capacity as a withholding agent), except those which are being contested in good faith by appropriate proceedings diligently conducted that shall have the effect of suspending enforcement or collection of such Taxes and for which adequate reserves have been provided in accordance with GAAP or, with respect to a Loan Party that does not use GAAP, in conformity with generally accepted accounting principles that are applicable to such Loan Party. There is no proposed Tax deficiency or assessment known to any Loan Parties against the Loan Parties that would, if made, individually or in the aggregate, have a Material Adverse Effect.

SECTION 5.11. ERISA Compliance.

(a) Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Pension Plan maintained by a Loan Party is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and other federal or state Laws.

(b) (i) No ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur; (ii) neither any Loan Party nor, to Borrower’s knowledge, any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; and (iii) neither any Loan Party nor, to Borrower’s knowledge, any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) The Pension Plans of any Loan Party and, to Borrower’s knowledge, any ERISA Affiliate satisfy the minimum funding standards required by the terms of each Pension Plan, if any, and by Law or otherwise comply with the requirements of any Law applicable in the jurisdiction in which the relevant pension scheme is maintained, and neither any Loan Party nor, to Borrower’s knowledge, any ERISA Affiliate maintains a Pension Plan that is, or is expected to be, in at-risk status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code) or contributes or has an obligation to contribute to a Multiemployer Plan that is, or is expected to be, insolvent within the meaning of Title IV of ERISA or in endangered or critical status within the meaning of Section 305 of ERISA, in each case, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 5.12. Subsidiaries; Equity Interests.

As of the ~~Closing~~2018 Incremental Term Loan Amendment Effective Date (after giving effect to the Transactions), no Loan Party has any Subsidiaries other than Immaterial Subsidiaries and those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests owned by the Loan Parties (or a Subsidiary of any Loan Party) in such Subsidiaries have been validly issued and are fully paid and owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Lien that is permitted under Section 7.01.

SECTION 5.13. Margin Regulations; Investment Company Act.

(a) The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Credit Extension hereunder nor the use of proceeds thereof will violate any Regulations of the FRB, including the provisions of Regulations T, U or X of the FRB.

(b) None of Holdings, the Borrower or any of the Restricted Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

SECTION 5.14. Disclosure.

To the best of the Borrower’s knowledge, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information, the Borrower represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

SECTION 5.15. Labor Matters.

Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect as of the Closing Date: (a) there are no strikes or other labor disputes against Holdings, the Borrower or any of the Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) Holdings, the Borrower or any of the Restricted Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable Laws regarding hours worked by and payments made to employees; and (c) all payments due from Holdings, the Borrower or any of the Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

SECTION 5.16. Insurance.

The Borrower believes that the insurance maintained by or on behalf of Holdings, the Borrower and the Restricted Subsidiaries is adequate.

SECTION 5.17. Intellectual Property; Licenses, Etc.

(a) Holdings, the Borrower and the Restricted Subsidiaries own, license or possess the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how, database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, except to the extent such failure to own, license or possess, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 5.17 is a complete and accurate list of all registrations or applications filed at the United States Patent and Trademark Office or United States Copyright Office, as applicable, for registration of patents, trademarks, and copyrights owned or, in the case of copyrights, exclusively licensed by the Borrower and Subsidiary Guarantors as of the ~~Closing~~2018 Incremental Term Loan Amendment Effective Date, after giving effect to the Transaction, in each case, to the extent material to the business of the Loan Parties. To the knowledge of Borrower, the business of Holdings, the Borrower or any of the Restricted Subsidiaries as currently conducted does not infringe upon any IP Rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights, is pending or, to the knowledge of the Borrower, threatened against Holdings, the Borrower or any of the Restricted Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) Except pursuant to licenses and other user agreements entered into by each Loan Party in the ordinary course of business, as of the ~~Closing~~2018 Incremental Term Loan Amendment Effective Date, all registrations listed on Schedule 5.17 are subsisting and unexpired, except, in each case, to the extent failure of such registrations to be subsisting and unexpired could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 5.18. Solvency.

On the Closing Date, after giving effect to the Transactions, Holdings, Borrower and the Restricted Subsidiaries, on a consolidated basis, are Solvent.

SECTION 5.19. Sanctions; Anti-Corruption.

(a) None of Holdings, the Borrower, any of their respective Subsidiaries or any director, officer, employee, agent, or affiliate of Holdings, the Borrower or any of their respective Subsidiaries is an individual or entity (“person”) that is, or is owned or controlled by persons that are: (i) the subject of any Sanctions or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, currently, Crimea, Cuba, Iran, North Korea and Syria).

(b) Holdings, the Borrower, their respective Subsidiaries and their respective directors, officers and employees and, to the knowledge of Holdings and the Borrower, the agents of Holdings and the Borrower and their respective Subsidiaries, are in compliance with all applicable Sanctions and with the FCPA and any other applicable anti-corruption laws, in all material respects.

SECTION 5.20. Security Documents.

(a) Valid Liens. Each Collateral Document delivered pursuant to Section 4.01 and Sections 6.11, 6.13 and 6.15 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and (i) when financing statements and other filings in appropriate form are filed in the offices specified on Schedule 5.20 and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Liens created by the Collateral Documents shall constitute fully perfected, first priority, Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by filing financing statements, in each case subject to no Liens other than Liens permitted hereunder.

(b) PTO Filing; Copyright Office Filing. When the Intellectual Property Security Agreements are properly filed in the United States Patent and Trademark Office and the United States Copyright Office to the extent such filings may perfect such interests, the Liens created by the Collateral Documents shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents and Trademarks (in each case, as defined in the Security Agreement) issued, registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in the Security Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Liens permitted hereunder (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to establish a Lien on registered Patents and Copyrights or Intellectual Property (as applicable) acquired by the grantors thereof after the Closing Date).

Notwithstanding anything herein (including this Section 5.20) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement.

SECTION 5.21. No Default. No Default or Event of Default has occurred and is continuing.

SECTION 5.22. Use of Proceeds. The proceeds of the Loans shall be used for the purposes specified in Section 6.16.

SECTION 5.23. FCC and Station Matters.

(a) As of the ~~Closing~~2018 Incremental Term Loan Amendment Effective Date, Schedule 5.23 hereto correctly sets forth all of the Stations and FCC Licenses licensed to any Loan Party and its Subsidiary by licensee, call letters, facility identification number, community of license, state, and license expiration date, which Schedule 5.23 shall be supplemented in connection with any Permitted Business Acquisition.

(b) Each FCC License was duly and validly issued by the FCC pursuant to procedures which comply with all requirements of applicable law and no Loan Party has any knowledge of the occurrence of any event or the existence of any circumstance which, in the reasonable judgment of such Loan Party, is likely to lead to the revocation of any FCC License which could reasonably be expected to have a Material Adverse Effect. Each Loan Party has taken all actions and performed all of its obligations necessary to maintain the FCC Licenses without adverse modification or impairment where the failure to do so could reasonably be expected to have a Material Adverse Effect. License Subs hold all of the FCC Licenses required for the operation of the Stations as presently conducted and as proposed to be conducted immediately following the ~~Closing~~2018 Incremental Term Loan Amendment Effective Date where the failure to hold such FCC Licenses could reasonably be expected to have a Material Adverse Effect. The

FCC Licenses are not subject to any material restriction or condition not appearing on the face of such FCC License (other than any restrictions or conditions that may affect the radio broadcast industry or substantial segment thereof generally) that could reasonably be expected to materially limit or materially restrict the operation of the Stations and have been so unimpaired for the full current license term. None of the Stations is (i) receiving, or to Borrower’s knowledge causing, objectionable interference or (ii) to Borrower’s knowledge is currently the subject of any proceeding before the FCC that alleges that any Station is causing objectionable interference or that contains a proposal that could have the effect of causing any Station to become shortspaced (initially or on an increased basis) to any proposed station or frequency allotment, except in each case where such interference or FCC action would not reasonably be expected to have a Material Adverse Effect. The Loan Parties have the right to use all material FCC Licenses required in the ordinary course of business for the Stations and each such FCC License is in full force and effect and the Loan Parties are in compliance therewith with no known conflict with the valid rights of others in each case where such failure, non-compliance or violation could reasonably be expected to have a Material Adverse Effect. No event or investigation has occurred which permits, or after notice or lapse of time or both would permit, the revocation, adverse modification, restriction, suspension, non-renewal, short-term renewal, impairment or termination of any FCC License or other right which could reasonably be expected to have a Material Adverse Effect. Each FCC License is held by a License Subsidiary of Borrower directly operating the Station with respect to which such FCC License was issued or validly assigned. No Loan Party or License Sub has any reason to believe that the FCC Licenses listed and described in Schedule 5.23, will not be renewed in the ordinary course.

(c) Each Loan Party or License Sub as applicable has duly filed in a timely manner and/or placed in the Station’s public inspection file all filings which are required to be filed by such Loan Party or License Sub under the Communications Act and is in compliance with the Communications Act, including the rules and regulations of the FCC relating to the broadcast of radio signals, in each case where the failure to do so could reasonably be expected to have a Material Adverse Effect. All information filed for or on behalf of each Loan Party and License Sub was, at the time of filing, true, correct, and complete in all material respects when made, and every Governmental Authority has been notified of any changes in such information as may be required, except where the failure to so notify would not reasonably be expected to have a Material Adverse Effect.

(d) None of the Facilities (including the transmitter and tower sites owned or used by any Loan Party) violate in any material respect the provisions of any applicable building codes, fire regulations, building restrictions or other governmental ordinances, orders or regulations and each such Facility is zoned so as to permit the commercial uses intended by the owner or occupier thereof and there are no outstanding variances or special use permits materially affecting any of the Facilities or the uses thereof, in each case where so doing or the failure to do so, as the case may be, could reasonably be expected to have a Material Adverse Effect. The Stations’ physical facilities, including their transmitting and studio equipment, are operated in accordance with the terms of their respective FCC Licenses and in accordance with the Communications Act where the failure to so operate could reasonably be expected to have a Material Adverse Effect. The Stations are in full compliance with the limitations on exposure of workers and the public radio frequency radiation established by the Communications Act where non-compliance could reasonably be expected to have a Material Adverse Effect.

(e) All FCC regulatory fees assessed with respect to the FCC Licenses have been timely and accurately paid, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(f) Each of the towers used in the operation of the Stations and which is owned by a Loan Party, which tower is required to be registered with the FCC pursuant to the FCC’s antenna structure registration requirements has been duly and accurately registered and each ASR Number is posted at the Tower Site where the failure to do so could reasonably be expected to have a Material Adverse Effect. All antenna structures used in the operation of the Stations and owned by a Loan Party are obstruction-marked and lighted in accordance with the Communications Act where the failure to do so could reasonably be expected to have a Material Adverse Effect.

(g) Each Marketing Agreement is in full force and effect, in compliance with the Communications Act, and Holdings, the Borrower and their Subsidiaries are in compliance with such Marketing Agreement to the extent each is a party thereto, in each case where failure to be in compliance could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI

Affirmative Covenants

So long as (i) any Lender shall have any Commitment hereunder, (ii) any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations under Treasury Services Agreements or obligations under Secured Hedge Agreements) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or (iii) any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), then from and after the Closing Date, Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of the other Restricted Subsidiaries to:

SECTION 6.01. Financial Statements.

(a) Deliver to the Administrative Agent for prompt further distribution to each Lender, within ninety (90) days after the end of the fiscal year, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Crowe Horwath LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit other than a going concern exception or explanatory note resulting solely from (i) an upcoming maturity date under the Facilities occurring within one year from the time such opinion is delivered or (ii) any potential inability to satisfy the Financial Covenant on a future date or in a future period, together with a customary management’s discussion and analysis of financial information;

(b) Deliver to the Administrative Agent for prompt further distribution to each Lender, within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Holdings (commencing, for the avoidance of doubt, with the fiscal quarter ending March 31, 2018), a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter and in comparative format, the prior fiscal year-end and the related consolidated statements of income or operations for such fiscal quarter and the portion of the fiscal year then ended, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, and consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Holdings as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) Deliver to the Administrative Agent for prompt further distribution to each Lender, no later than 90 days after the end of the fiscal year, a detailed consolidated budget for the following fiscal year on a quarterly basis (including a consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections and that such variations may be material;

(d) Deliver to the Administrative Agent with each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements; and

(e) Participate in annual conference calls for Lenders to discuss the financial condition and results of operations of Holdings, the Borrower and the Subsidiaries for the most recently ended fiscal year for which financial statements have been delivered pursuant to Section 6.01(a) above, at a time to be mutually agreed between the Borrower and the Administrative Agent that is within ten (10) Business Days (or such later date as may be mutually agreed between the Borrower and the Administrative Agent) after the delivery of such financial statements.

(f) Participate in quarterly conference calls for Lenders to discuss the financial condition and results of operations of Holdings, the Borrower and the Subsidiaries for the most recently ended fiscal year or quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b) above, at a time to be mutually agreed between the Borrower and the Administrative Agent that is within ten (10) Business Days (or such later date as may be mutually agreed between the Borrower and the Administrative Agent) after the delivery of such financial statements; provided that the holding of a public conference call organized for equity investors with respect to such year or quarter shall satisfy the requirements of this clause (f).

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of Holdings and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings) or (B) Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to clauses (A) and (B), (i) to the extent such information relates to a parent of Holdings, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such parent), on the one hand, and the information relating to Holdings and the Restricted Subsidiaries on a stand-alone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of Crowe Horwath LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and, except as permitted in Section 6.01(a), shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

Documents required to be delivered pursuant to Section 6.01 and Section 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings or the Borrower (or any direct or indirect parent of the Borrower) posts such documents, or provides a link thereto on the website on the Internet at Holdings’ or the Borrower’s website address listed on Schedule 10.02; or (ii) on which such documents are posted on Holdings’ or the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

SECTION 6.02. Certificates; Other Information.

Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than fifteen (15) days after the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower or Holdings (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication pursuant to Section 6.01 and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Holdings, the Borrower or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c) promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities (other than in connection with any board observer rights) of any Loan Party or of any of the Restricted Subsidiaries pursuant to the terms of any Junior Financing Documentation and, in each case, any Permitted Refinancing thereof, in each case in a principal amount in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(d) together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) in the case of annual Compliance Certificates only, a report setting forth the legal name and the jurisdiction of formation of each Loan Party and the location of the chief executive office of each Loan Party or confirming that there has been no change in such information since the later of the Closing Date or the date of the last such report and (ii) a list of each Subsidiary of Holdings that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or confirmation that there has been no change in such information since the later of the Closing Date or the date of the last such list; and

(e) promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Restricted Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Each of Holdings and the Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of Holdings and the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Holdings and the Borrower or their securities) (each, a “Public Lender”). Each of Holdings and the Borrower hereby agrees to make all Borrower Materials that the Borrower intends to be made available to Public Lenders clearly and conspicuously designated as “PUBLIC”. By designating Borrower Materials as “PUBLIC”, each of Holdings and the Borrower authorizes such Borrower Materials to be made available to a portion of the Platform designated “Public Investor,” which is intended to contain only information that is either publicly available or not material information (though it may be sensitive and proprietary) with respect to Holdings and the Borrower or their securities for purposes of United States federal and state securities laws. Holdings and the Borrower agree to use commercially reasonable efforts to mark applicable Borrower Materials “PUBLIC”. Notwithstanding the foregoing, Holdings and the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC.” Each of Holdings and the Borrower agrees that (i) any Loan Documents (other than any list of Disqualified Lenders), (ii) any financial statements delivered pursuant to Section 6.01 and (iii) any Compliance Certificates delivered pursuant to Section 6.02(a) will be deemed to be “public-side” Borrower Materials and may be made available to Public Lenders.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Holdings and the Borrower or their securities for purposes of United States federal or state securities laws.

SECTION 6.03. Notices.

Promptly after a Responsible Officer of Holdings, the Borrower or any Subsidiary Guarantor has obtained knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default or Event of Default;

(b) of the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against Holdings, the Borrower or any of the Restricted Subsidiaries thereof that would reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document; and

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a), (b) or (c) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

SECTION 6.04. Payment of Taxes.

Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except to the extent any such Tax is being contested in good faith and by appropriate proceedings that shall have the effect of suspending enforcement or collection of such Taxes and for which appropriate reserves have been established in accordance with GAAP (or, with respect to a Loan Party that does not use GAAP, in conformity with generally accepted accounting principles that are applicable to such Loan Party) if such contest or the failure to pay or discharge such contested Taxes or its obligations and liabilities in respect of such other Taxes would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 6.05. Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its incorporation and/or organization except in a transaction permitted by Section 7.05, (b) comply with all terms and provisions of all franchises and licenses, including FCC Licenses, and shall suffer no loss or forfeiture thereof or thereunder and (c) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except, in the case of (a) (other than with respect to Holdings or the Borrower), (b) or (c), (i) to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to a transaction permitted by Article VII.

SECTION 6.06. Maintenance of Properties.

Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its Real Property and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.

SECTION 6.07. Maintenance of Insurance.

(a) Generally. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Holdings, the Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

(b) Requirements of Insurance. All such insurance shall (i) provide, if agreed by the insurer (which agreement the Borrower shall use commercially reasonable efforts to obtain), that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 10 days after receipt by the Collateral Agent of written notice thereof (the Borrower shall deliver a copy of the policy (and to the extent any such policy is cancelled or renewed, a renewal or replacement policy) or other evidence thereof to the Administrative Agent and the Collateral Agent, or insurance certificate with respect thereto) and (ii) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or lender loss payable (in the case of property insurance), as applicable; provided, that prior to the occurrence of a Default or an Event of Default, any insurance proceeds received by the Collateral Agent as a result of such lender loss payable designation and to the extent not required to be prepaid pursuant to Section 2.07(b)(ii) shall be returned to the Borrower no later than two (2) Business Days after receipt thereof.

(c) Flood Insurance. With respect to each Material Real Property, obtain flood insurance in such total amount to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, if at any time the area in which any material improvements located on any Material Real Property is designated a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

SECTION 6.08. Compliance with Laws; Maintenance of FCC Licenses.

(a) Comply with the requirements of all Laws and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Except as could not reasonably be expected to have a Material Adverse Effect, each Loan Party shall obtain and maintain, and cause each of its Subsidiaries to obtain and maintain in full force and effect, all licenses, permits, franchises or governmental authorizations and approvals (including all FCC Licenses) necessary to own, acquire or dispose (as applicable) of their respective properties, to conduct their respective business or to comply with construction, operating and reporting requirements of the FCC or any other Governmental Authority.

SECTION 6.09. Books and Records.

Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied and which reflect all material financial transactions and matters involving the assets and business of Holdings, the Borrower or a Restricted Subsidiary, as the case may be.

SECTION 6.10. Inspection Rights.

Permit representatives of the Administrative Agent and, during the occurrence and continuation of any Event of Default, of each Lender to visit and inspect any of its properties (subject to the rights of lessees or sublessees thereof and subject to any restrictions or limitations in the applicable lease, sublease or other written occupancy arrangement pursuant to which Borrower or such Restricted Subsidiary is a party), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance written notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year and such time shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent (or any of its representatives) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance written notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of Holdings, the Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or Contractual Obligation (not entered into in contemplation hereof), or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product, and the obligations of Holdings, the Borrower and the Restricted Subsidiaries under this Section 6.10 shall be subject to reasonable requirements of confidentiality.

SECTION 6.11. Additional Collateral; Additional Guarantors.

At the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) Upon (x) the formation or acquisition of (i) any new direct or indirect wholly owned Restricted Subsidiary (in each case, other than an Excluded Subsidiary) by Holdings or (ii) any direct parent of the Borrower (other than Holdings) or (y) any Excluded Subsidiary ceasing to constitute an Excluded Subsidiary, in each case, that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement (each, an “Additional Guarantor”):

(i) within sixty (60) days after such formation, acquisition or designation, or such longer period as the Administrative Agent may agree in its discretion:

(A) cause each such Additional Guarantor to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) joinders to this Agreement as Guarantors, Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents, as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreement, Intellectual Property Security Agreements and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement (for the avoidance of doubt, Material Real Property is covered by clause (b) below);

(B) cause each such Additional Guarantor (and the parent of each such Additional Guarantor that is a Guarantor) to deliver any and all certificates representing Equity Interests (to the extent certificated) and intercompany notes (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;

(C) take and cause such Additional Guarantor and each direct or indirect parent of such Additional Guarantor that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the filing of UCC financing statements or other filings or registrations under applicable Law and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;

(ii) if reasonably requested by the Administrative Agent or the Collateral Agent, within sixty (60) days after such request (or such longer period as the Administrative Agent may agree in writing in its discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request;

(iii) as promptly as practicable after the request therefor by the Administrative Agent or Collateral Agent, deliver to the Collateral Agent with respect to each Material Real Property that is the subject of such request, any existing title reports, abstracts or environmental assessment reports, to the extent available and in the possession or control of a Loan Party; provided, however, that there shall be no obligation to deliver to the Administrative Agent any existing environmental assessment report whose disclosure to the Administrative Agent would require the consent of a Person other than Holdings or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Borrower to obtain such consent, such consent cannot be obtained; and

(iv) if reasonably requested by the Administrative Agent or the Collateral Agent, within ninety (90) days after such request (or such longer period as the Administrative Agent may agree in writing in its discretion), deliver to the Collateral Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of any Guarantor acquired after the Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clauses (i), (ii) or (iii) or clause (b) below.

(b) Not later than ninety (90) days after the acquisition by any Loan Party of any Material Real Property or the formation or acquisition of a Subsidiary with Material Real Property as determined by the Borrower (acting reasonably and in good faith) (or such longer period as the Administrative Agent may agree in writing in its discretion), cause such property to be subject to a Lien and Mortgage in favor of the Administrative Agent for the benefit of the Secured Parties and take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of, the Collateral and Guarantee Requirement and to otherwise comply with the requirements of the Collateral and Guarantee Requirement.

SECTION 6.12. Compliance with Environmental Laws.

Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent the Loan Parties are required by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with applicable Environmental Laws.

SECTION 6.13. Further Assurances.

(a) Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Intercreditor Agreement or any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, notify, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of any Intercreditor Agreement or the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement. If the Administrative Agent or the Collateral Agent reasonably determines that it is required by applicable Law to have appraisals prepared in respect of the Real Property of any Loan Party subject to a mortgage constituting Collateral, the Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA.

(b) Notwithstanding anything herein to the contrary, to the extent this Agreement or any other Loan Document purports to require any Loan Party to grant to Administrative Agent, on behalf and for the ratable benefit of the Secured Parties, a security interest in the FCC Licenses of such Loan Party, Administrative Agent, on behalf and for the ratable benefit of the Secured Parties, shall only have a security interest in such licenses at such times and to the extent that a security interest in such licenses is permitted under applicable Law. Notwithstanding anything to the contrary set forth herein, Administrative Agent, on behalf of the Secured Parties, agrees that to the extent prior FCC approval is required pursuant to the Communications Act for (a) the operation and effectiveness of any grant, right or remedy hereunder or under any Loan Document or (b) taking any action that may be taken by Administrative Agent hereunder or under any Loan Document, such grant, right, remedy or actions will be subject to such prior FCC approval having been obtained by or in favor of Administrative Agent, on behalf and for the ratable benefit of the Secured Parties. Borrower agrees that, during the continuance of an Event of Default and at Administrative Agent’s request, Borrower shall promptly file, or cause to be filed, such applications for approval and shall take all other and further actions required by the Administrative Agent, on behalf and for the ratable benefit of the Secured Parties, to obtain such FCC approvals or consents as are necessary to transfer ownership and control to Administrative Agent or trustee or other fiduciary acting in lieu of Administrative Agent in order to ensure compliance with the Communications Act, on behalf and for the ratable benefit of the Secured Parties, or their successors or assigns, of the FCC Licenses held by it.

SECTION 6.14. Maintenance of Ratings.

Use commercially reasonable efforts to (i) cause each Facility to be continuously rated (but not any specific rating) by S&P and Moody’s and (ii) maintain a public corporate rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s.

SECTION 6.15. Post-Closing Matters.

Within the time periods set forth in Schedule 6.15, or within such longer period or periods that the Administrative Agent in its reasonable discretion may permit, Holdings, the Borrower and the Restricted Subsidiaries shall deliver to the Administrative Agent the documents, and perform the actions, set forth on Schedule 6.15.

SECTION 6.16. Use of Proceeds.

The proceeds of the Initial Term Loans received on the Closing Date shall not be used for any purpose other than to pay the consideration for the Refinancing, to make certain cash payments required in connection with the WBZ Asset Swap, the Transaction Expenses, to fund any OID or upfront fees, for working capital or other general corporate purposes. The proceeds of the 2018 Incremental Term Loans shall not be used for any purpose other than to finance the 2018 Incremental Term Loan Acquisition and pay fees, costs and expenses in connection therewith. The proceeds of the Revolving Credit Loans on the Closing Date, if any, will be used as specified in the definition of “Permitted Initial Revolving Credit Borrowing Purposes.” After the Closing Date, the proceeds of Revolving Credit Loans and Swing Line Loans shall be used for working capital, general corporate purposes and any other purpose not prohibited by this Agreement, including, but not limited to, Permitted Business Acquisitions, other Investments and dividends and other distributions account of the capital stock of Holdings or any of its Subsidiaries, as applicable. The Letters of Credit shall be used solely to support obligations of Holdings, the Borrower and the Restricted Subsidiaries incurred for working capital, general corporate purposes and any other purpose not prohibited by this Agreement.

SECTION 6.17. License Subsidiaries.

All FCC Licenses shall be held by one or more License Subsidiaries (and any License Subsidiary may own more than one FCC License). The Borrower shall cause each License Subsidiary from and after the Closing Date to (a) maintain a separate legal existence from the Borrower and its other Subsidiaries, (b) not make loans to or assume or guaranty the obligations of any Person (other than pursuant to the Guaranty), (c) otherwise be operated in such a manner that the separate legal existence of such License Subsidiary will not be disregarded in any insolvency or other legal proceeding, (d) hold no assets other than the FCC Licenses and have no financial obligations in each case other than (i) contracts entered into in the ordinary course of business and customary in the industry for broadcast company license subsidiaries which do not result in the incurrence of any Indebtedness by any License Subsidiary, (ii) contracts related to Permitted Business Acquisitions or other acquisitions, Investments or dispositions permitted by Section 7.02 or Section 7.05, respectively to the extent such License Subsidiary is party thereto solely for the purpose of transferring or acquiring the applicable FCC Licenses and (iii)

obligations to the Administrative Agent, and the Lenders as a Guarantor, (e) if not a Guarantor on the Closing Date, become a Guarantor in accordance with the terms hereof and the other Loan Documents upon or prior to the time of acquiring any FCC License and (f) grant a Lien in its assets to the Administrative Agent pursuant to the Loan Documents. Notwithstanding the foregoing, this Section 6.17 shall not apply to any FCC Licenses owed by the Business until after the date that is 60 days after the Closing Date (or such later time as the Administrative Agent may reasonably agree).

SECTION 6.18. Sanctions; Anti-Corruption Laws.

Holdings and the Borrower shall, and shall cause each of their respective Subsidiaries, to comply with all applicable Sanctions and with the FCPA and any other applicable anti-corruption laws.

ARTICLE VII

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than obligations under Treasury Services Agreements or obligations under Secured Hedge Agreements or contingent obligations that are not yet due and payable) which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), then from and after the Closing Date:

SECTION 7.01. Liens.

None of Holdings, the Borrower nor any of the Restricted Subsidiaries shall create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens existing on the Closing Date and set forth on Schedule 7.01 or, if not set forth on Schedule 7.01, relating to property having a fair market value, individually of not greater than $1,000,000 and in an aggregate principal amount for all such Liens of not greater than $5,000,000; provided that such Liens shall secure only those obligations that they secure on the Closing Date (and extensions, renewals and refinancings of such obligations permitted by Section 7.03) and shall not subsequently apply to any other property or assets of the Borrower or any Restricted Subsidiary other than (i) after acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (ii) proceeds and products thereof;

(b) any Lien created under the Loan Documents or permitted in respect of any Material Real Property by the terms of the applicable Mortgage;

(c) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent for a period of more than thirty (30) days or that are being contested in compliance with Section 6.04;

(d) Liens imposed by law (including, without limitation, Liens in favor of customers for equipment under order or in respect of advances paid in connection therewith) such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, Holdings, the Borrower or any Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e) (i) pledges, the grant of any other security interest and the deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations under U.S. or foreign law and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any Restricted Subsidiary;

(f) Liens to secure the performance of bids, trade contracts (other than for Indebtedness for borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety, stay, customs and appeal bonds, performance and return of money bonds, warranty bonds, bids, leases, government contracts, trade contracts, completion or performance guarantees and other obligations of a like nature (including (i) those incurred to secure health, safety and environmental obligations, (ii) those required by any Governmental Authority and (iii) letters of credit or bank guarantees issued in lieu of any such bonds or guarantees to support the issuance thereof) incurred in the ordinary course of business;

(g) Restrictions (including zoning restrictions), covenants, easements, encroachments, declarations, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property, minor title defects, other similar encumbrances and Liens on Material Real Property disclosed by the title insurance policies (and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property (and any accessions thereto) that was subject to such Lien prior to such replacement, extension or renewal; provided further that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement); that do not render title unmarketable and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of Holdings, the Borrower or any Restricted Subsidiary or would result in a Material Adverse Effect;

(h) purchase money security interests in equipment or other property or improvements thereto (or, in the case of improvements, constructed) by Holdings, the Borrower or any Restricted Subsidiary (including the interests of vendors and lessors under conditional sale and title retention agreements) or in respect of Sale and Lease-Back

Transactions permitted under Section 7.05(p), Capital Lease Obligations or mortgaged financings; provided that (i) such security interests secure Indebtedness permitted by Section 7.03(h) (including any Permitted Refinancing in respect thereof), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such equipment or other property or improvements at the time of such acquisition (or construction), including transaction costs incurred by Holdings, the Borrower or any Restricted Subsidiary in connection with such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of Holdings, the Borrower or any Restricted Subsidiary (other than to accessions to such equipment or other property or improvements); provided further that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender;

(i) Liens (i) securing judgments that do not constitute an Event of Default under Section 8.01(h), (ii) arising out of judgments or awards against Holdings, the Borrower or any of its Restricted Subsidiaries with respect to which an appeal or other proceeding for review is then being pursued and to the extent not constituting an Event of Default and (iii) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings for which adequate reserves have been made;

(j) other Liens with respect to property or assets of Holdings, the Borrower or any Restricted Subsidiary with an aggregate fair market value (valued at the time of creation thereof) of not more than the greater of $15,000,000 and 2.5% of Consolidated Total Assets (determined at the time of the creation of such Liens)

(k) any interest or title of, or Liens created by, a lessor, sublessor, or licensor under any leases, subleases or licenses in respect of real property entered into by Holdings, the Borrower or any Restricted Subsidiary, as tenant or licensee, in the ordinary course of business;

(l) Liens that are contractual rights of set-off or netting (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness for borrowed money, (ii) relating to pooled deposit or sweep accounts of Holdings, the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Holdings, the Borrower or any Restricted Subsidiary in the ordinary course of business;

(m) Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights or (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business;

(n) Liens securing obligations in respect of bankers acceptances, trade-related letters of credit and bank guarantees permitted under Section 7.03(f) facilitating the purchase, shipment or storage of goods and covering the goods (or the documents of title in respect of such goods) financed by such bankers’ acceptances, letters of credit or bank guarantees and the proceeds and products thereof;

(o) licenses of intellectual property granted in the ordinary course of business;

(p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(q) Liens solely on any cash earnest money deposits made by Holdings, the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(r) Liens arising from (i) any Uniform Commercial Code financing statement or filing filed against Holdings, the Borrower or any Restricted Subsidiary not authorized by Holdings, the Borrower or such Restricted Subsidiary (provided that Holdings, the Borrower or such Restricted Subsidiary will promptly upon obtaining knowledge thereof use commercially reasonable efforts to have such financing statement terminated or corrected to the extent permitted by the Uniform Commercial Code) and precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by Holdings, the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(s) Liens securing insurance premium financing arrangements, provided that such Liens are limited to the applicable insurance contracts;

(t) Liens on the Collateral securing obligations in respect of Permitted First Priority Refinancing Debt or Permitted Second Priority Refinancing Debt and any Permitted Refinancing of any of the foregoing; provided that (x) any such Liens securing any Permitted Refinancing in respect of Permitted First Priority Refinancing Debt are subject to the First Lien Intercreditor Agreement and (y) any such Liens securing any Permitted Refinancing in respect of Permitted Second Priority Refinancing Debt are subject to the Junior Lien Intercreditor Agreement;

(u) Liens to secure other Indebtedness permitted pursuant to Section 7.03(m) on a junior basis; provided that the Borrower is in compliance with if such Indebtedness is subordinated in writing to the Obligations or is secured by a Lien on the Collateral that is junior to the Liens in the Collateral securing the Obligations, a Total Leverage Ratio of no greater than 4.50:1.00 on a Pro Forma Basis immediately after giving effect to the incurrence of such Indebtedness and recomputed as of the last day of the most recently ended fiscal quarter of Holdings for which financial statements required by Section 6.01 are available; provided further that to the extent such Liens are on Collateral the representative of the holders of such Indebtedness becomes party to the Junior Lien Intercreditor Agreement;

(v) Liens in favor of Borrower or any Restricted Subsidiary securing Indebtedness permitted under Section 7.03(e);

(w) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.02; and

(x) Liens on Equity Interests of Joint Ventures securing obligations of such Joint Venture; and

(y) Any Lien on any property or asset of any Restricted Subsidiary securing Indebtedness assumed pursuant to Section 7.03(k)(i) or a Permitted Refinancing thereof; provided that such Liens are not incurred in connection with or in anticipation of such Permitted Business Acquisition or other permitted Investment and do not attach to any other assets of the Borrower or any of its Restricted Subsidiaries other than the property and assets subject to such Liens at the time of such Permitted Business Acquisition or permitted Investment and the proceeds and products thereof and accessions thereto;

Notwithstanding the foregoing, no Liens shall be permitted to exist, directly or indirectly, on any Collateral consisting of certificated Equity Interests, other than Liens in favor of the Collateral Agent and Liens permitted by Section 7.01(c), (d), (i), (t), (u), or (x).

SECTION 7.02. Investments.

None of Holdings, the Borrower or any of the Restricted Subsidiaries shall make or hold any Investments, except:

(a) Investments by (i) Loan Parties in Subsidiaries that are not Loan Parties or in Joint Ventures in an aggregate amount (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) not to exceed in the aggregate, together with the aggregate amount of Permitted Business Acquisitions constituting acquisitions of any Person that does not become a Guarantor or acquisitions of assets that are not acquired by a Loan Party, an amount equal to (x) $15,000,000 (determined at the time of, and giving effect to, such Investment) (plus any return of capital actually received in respect of Investments previously made by them pursuant to this clause 7.02(a)(i)), plus (y) the portion, if any, of the Available Amount Basket on the date of such election that the Borrower elects to apply to this Section 7.02(a)(i)(y) so long as (A) no Event of Default shall have occurred and is continuing or would result therefrom and (B) on a Pro Forma Basis giving effect thereto as if such Investment had been made at the beginning of the Test Period most recently-ended and recomputed as of the last day of the most recently ended fiscal quarter of Holdings for which financial statements required by Section 6.01 have been delivered, the Total Leverage Ratio is not greater than 4.00:1.00, (ii) Loan Parties in other Loan Parties, (iii) Restricted Subsidiaries that are not Loan Parties in any Loan Party or other Restricted Subsidiary, (iv) Loan Parties in any Restricted Subsidiary that is not a Loan Party so long as such Investment is part of a series of Investments by Restricted Subsidiaries in other Restricted Subsidiaries that result in the proceeds of the initial Investment being invested, substantially contemporaneously with the making of such initial Investment, in one or more Loan Parties, (v) Loan Parties in Restricted Subsidiaries that are not Loan Parties solely to the extent made with cash or other property received by the applicable Loan Party from a Restricted Subsidiary that is not a Loan Party in a transaction or series of related transactions constituting a corporate or tax reorganization which, when taken as a whole, does not impair the value of the Collateral in any material respect, and (vi) Holdings, the Borrower or any Restricted Subsidiary in any other Restricted Subsidiary made for tax planning reorganization purposes, so long as such Investment and the transactions related thereto are not materially adverse to the Lenders and the Borrower provide to the Administrative Agent evidence reasonably acceptable to the Administrative Agent that, after giving pro forma effect to such Investments, the granting, perfection, validity and priority of the security interest of the Secured Parties in the Collateral, taken as a whole, is not impaired in any material respect by such Investment;

(b) Cash Equivalents and Investments that were Cash Equivalents when made;

(c) Investments arising out of the receipt by Holdings, the Borrower or any Restricted Subsidiary of non-cash consideration for the sale of assets permitted under Section 7.05;

(d) (i) loans and advances to employees, officers, managers and directors of Holdings, the Borrower or any Restricted Subsidiary in the ordinary course of business not to exceed, other than for travel and entertainment in the ordinary course of business, $1,000,000 in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof), and (ii) loans to employees, officers, managers and directors in connection with such Person’s purchase of Equity Interests of Holdings; provided that no cash is actually advanced pursuant to this clause (ii) unless immediately repaid;

(e) (i) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business and (ii) intercompany current liabilities incurred in the ordinary course of business and consistent with past practice in connection with cash management operations of Holdings, the Borrower and the Restricted Subsidiaries;

(f) Swap Agreements permitted pursuant to Section 7.03;

(g) Investments existing on the Closing Date and set forth on Schedule 7.02(g) and Investments made pursuant to legally binding written commitments that are on Schedule 7.02(g) as of the Closing Date and, in each case, any modification, renewal, replacement or extension thereof which is not materially adverse to the Lenders; and additional Investments in existence on the Closing Date and not on Schedule 7.02(g) not to exceed $5,000,000 in the aggregate for all such Investments;

(h) Investments resulting from pledges and deposits referred to in Section 7.01(e) and (f);

(i) other Investments by Holdings, the Borrower or any Restricted Subsidiary in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed (i) the greater of $20,000,000 and 3.0% of Consolidated Total Assets (determined at the time of, and giving effect to, such

Investment) (plus any returns of capital actually received in respect of investments theretofore made by it pursuant to this paragraph (i)), plus (ii) the portion, if any, of the Available Amount Basket on the date such election is made that the Borrower elects to apply to this Section 7.02(i)(ii) so long as (x) no Event of Default shall have occurred and is continuing or would result therefrom and (y) on a Pro Forma Basis giving effect thereto as if such Investment had been made at the beginning of the Test Period most recently-ended and recomputed as of the last day of the most recently ended fiscal quarter of Holdings for which financial statements required by Section 6.01 have been delivered, the Total Leverage Ratio is not greater than 4.00:1.00;

(j) Investments constituting Permitted Business Acquisitions; provided that the aggregate consideration paid by Holdings, the Borrower and the Restricted Subsidiaries under this clause (j), together with any Investments made pursuant to Section 7.02(a)(i), in respect of Subsidiaries that are not required hereunder to become Guarantors and assets that are not required hereunder to be pledged as Collateral to secure the Obligations shall not exceed $15,000,000 in the aggregate (plus any returns of capital actually received in respect of Investments made pursuant to this paragraph (j));

(k) additional Investments may be made from time to time to the extent made with proceeds of Qualified Equity Interests of Holdings (excluding proceeds of a Designated Equity Contribution), which proceeds or Investments in turn are contributed (as common equity) to the Borrower, in each case Not Otherwise Applied;

(l) Investments (including, but not limited to, Investments in Equity Interests, intercompany loans, and Guarantees of Indebtedness otherwise expressly permitted hereunder) after the Closing Date by Restricted Subsidiaries that are not Loan Parties in any Loan Party or other Subsidiary;

(m) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business;

(n) Investments of a Restricted Subsidiary acquired after the Closing Date or of a corporation merged into the Borrower or merged into or consolidated with a Restricted Subsidiary in accordance with Section 7.05 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(o) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(p) advances of payroll payments to employees, managers, officers and directors in the ordinary course of business;

(q) Investments made by any Restricted Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary permitted under this Section 7.02;

(r) Guarantees by Holdings, the Borrower or any Restricted Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Restricted Subsidiary in the ordinary course of business;

(s) to the extent constituting Investments, transactions expressly permitted (other than by reference to this Section 7.02 or any clause thereof) under Sections 7.01, 7.03, 7.04, 7.05 (including the receipt of non-cash consideration for the Dispositions of assets permitted thereunder), 7.06 and 7.09;

(t) Investments arising as a result of a Sale and Lease-Back Transaction permitted hereunder;

(u) additional Restricted Subsidiaries of the Borrower may be established or created solely for the purpose of consummating a transaction permitted by Section 7.02 (a) through (v) if the Borrower and such Subsidiary comply with the requirements of Section 6.11, if applicable; provided that if such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transaction, such new Subsidiary shall not be required to take the actions set forth in Section 6.11, as applicable, until the respective acquisition is consummated (at which time the surviving or transferee entity of the respective transaction and its Subsidiaries shall be required to so comply in accordance with the provisions thereof); provided, further, that this Section 7.02(u) shall not permit the establishment or creation of any additional Restricted Subsidiary which is not required under this Agreement to become a Guarantor (except as a result of the application of the immediately preceding proviso or if, after consummating such transaction permitted by Section 7.02(a) through (t), such Restricted Subsidiary is not required under the Collateral and Guarantee Requirement to become a Guarantor);

(v) the licensing, sublicensing or contribution of IP Rights in the ordinary course of business (and, for avoidance of doubt, nothing in this Credit Agreement shall be construed to restrict Borrower or its Restricted Subsidiaries from entering into and performing agreements in the ordinary course of business under which Borrower or its Restricted Subsidiaries assigns to customers or other business partners newly developed work product or deliverables and associated IP Rights);

(w) the forgiveness or conversion to equity of any Indebtedness owing to the Borrower or a Restricted Subsidiary and permitted by Section 7.03; and

(x) the acquisition of any stations and related assets necessary to effect the WBZ Asset Swap.

SECTION 7.03. Indebtedness.

None of Holdings, the Borrower nor any of the Restricted Subsidiaries shall create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness existing on the Closing Date and (other than in the case of any existing letters of credit to be replaced with, or backstopped by, a Letter of Credit issued hereunder) set forth on Schedule 7.03(a) (excluding Indebtedness under clause (b) of this Section 7.03) and any Indebtedness existing on the Closing Date and not scheduled on Schedule 7.03(a) not in excess of (x) $1,000,000 individually or (y) $5,000,000 in the aggregate and, in each case, any Permitted Refinancing of such Indebtedness (other than intercompany Indebtedness refinanced with Indebtedness owed to a Person not affiliated with Holdings, the Borrower or any Restricted Subsidiary);

(b) Indebtedness created hereunder and under the other Loan Documents;

(c) Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries under Swap Agreements entered into in the ordinary course of business for the business of mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, and not for speculative purposes;

(d) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to Holdings, the Borrower or any Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person;

(e) Indebtedness of Holdings, the Borrower or any Restricted Subsidiary to another Borrower or Restricted Subsidiary to the extent permitted by Section 7.02, provided that Indebtedness of any Loan Party to any Restricted Subsidiary that is not a Loan Party (other than Indebtedness in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money) (the “Subordinated Intercompany Debt”) shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(f) Indebtedness (including letters of credit and bank guarantees) in respect of performance, warranty, bid, surety, customs, stay and appeal bonds and completion or performance guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and Indebtedness arising out of advances on exports, advances on imports, advances on trade receivables, customer prepayments and similar transactions in the ordinary course of business;

(g) Indebtedness in respect of netting services, overdraft protections, employee credit card programs, automatic clearinghouse arrangements and similar arrangements in each case in connection with deposit accounts and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business;

(h) Capital Lease Obligations, mortgage financings and purchase money Indebtedness incurred by Holdings, the Borrower or any Restricted Subsidiary prior to or within 270 days after the acquisition, lease or improvement of the respective asset permitted under this Agreement in order to finance such acquisition or improvement, and any Permitted Refinancing in respect thereof, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof (together with Indebtedness outstanding pursuant to paragraph (h) of this Section 7.03 and this paragraph) would not exceed $7,500,000; and any Permitted Refinancing thereof;

(i) other Indebtedness, in an aggregate principal amount at any time outstanding pursuant to this paragraph (i) not in excess of the greater of $15,000,000 and 2.5% of Consolidated Total Assets; and any Permitted Refinancing thereof;

(j) Guarantees (i) incurred by any Restricted Subsidiary, Holdings or the Borrower in respect of Indebtedness of the Borrower or any other Restricted Subsidiary that is permitted under this Agreement; provided that any Guarantee by a Loan Party of Indebtedness incurred by a non-Loan Party must be permitted under Section 7.02, (ii) incurred by any Loan Party in respect of Indebtedness of another Loan Party that is permitted under this Agreement; provided that Guarantees by any Loan Party under this Section 7.03(j) of any other Indebtedness of a Person that is subordinated to other Indebtedness of such Person shall be expressly subordinated to the Obligations on terms consistent with those used, or to be used, for Subordinated Intercompany Debt;

(k) Indebtedness (i) assumed in a Permitted Business Acquisition or a similar Investment not to exceed $10,000,0000 or (ii) arising from agreements of Holdings, the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn outs or similar obligations, in each case, incurred or assumed in connection with a Permitted Business Acquisition or similar Investment or the disposition of any business, assets or a Restricted Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Restricted Subsidiary for the purpose of financing such acquisition;

(l) Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(m) Indebtedness consisting of Permitted Ratio Debt to the extent permitted at the time of incurrence thereof pursuant to the definition thereof; and any Permitted Refinancing thereof;

(n) Credit Agreement Refinancing Indebtedness;

(o) Indebtedness incurred by the Borrower in the form of one or more series of junior lien secured or unsecured notes or junior lien secured or unsecured loans issued in lieu of Incremental Loans and Permitted Refinancing thereof (“Permitted Incremental Debt”); provided (i) that such Indebtedness shall meet the Permitted Other Debt

Conditions, (ii) the aggregate amount of such Permitted Incremental Debt shall not exceed the aggregate amount of Incremental Commitments that could be incurred at such time under Section 2.14; provided, however, that use of the Cash-Capped Facilities under this Section 7.03(o) shall reduce the amount of Incremental Commitments that can be incurred under Section 2.14 on a Dollar for Dollar basis;

(p) (i) Indebtedness representing deferred compensation or stock-based compensation to current or former employees, consultants or independent contractors of Holdings, the Borrower (or any Person that is a direct or indirect parent company of the Borrower) and the Restricted Subsidiaries incurred in the ordinary course of business and (ii) Indebtedness consisting of obligations of Holdings, the Borrower (or any Person that is a direct or indirect parent company of the Borrower) or the Restricted Subsidiaries under deferred compensation or stock-based compensation to their current or former employees, consultants or independent contractors or other similar arrangements incurred by such Persons in connection with any Permitted Business Acquisitions or any other Investment permitted under Section 7.02;

(q) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(r) Guarantees incurred in the ordinary course of business in respect of obligations of or to suppliers, customers, franchisees, lessors, licensees and sublicensees;

(s) Capital Lease Obligations incurred by Holdings, the Borrower or any Restricted Subsidiary in respect of any Sale and Leaseback Transaction that is permitted under Section 7.05(p); and

(t) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (bb) above.

SECTION 7.04. Accounting Changes.

None of Holdings, the Borrower nor any of the Restricted Subsidiaries shall make any change in fiscal year; provided that the Borrower may, upon written notice to the Administrative Agent, change the fiscal year financial reporting convention to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

SECTION 7.05. Dispositions.

None of Holdings, the Borrower or any of the Restricted Subsidiaries shall (i) make any Disposition, (ii) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, (iii) purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person or (iv) enter into any arrangement with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (any transaction described in this clause (iv), a “Sale and Lease-Back Transaction”), except:

(a) (i) the purchase and sale of inventory, supplies, materials and equipment and the purchase and sale of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business by Holdings, the Borrower or any Restricted Subsidiary, (ii) the sale of any other asset in the ordinary course of business by Holdings, the Borrower or any Restricted Subsidiary, (iii) the sale of surplus, obsolete or worn out equipment or other property in the ordinary course of business by Holdings, the Borrower or any Restricted Subsidiary or (iv) the sale of Cash Equivalents in the ordinary course of business;

(b) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) the merger of the Borrower with a wholly-owned Restricted Subsidiary that is a Domestic Subsidiary, respectively, in a transaction in which the Restricted Subsidiary is the surviving corporation, so long as after giving effect thereto such Restricted Subsidiary assumes all Obligations of the Borrower under the Loan Documents, (ii) the merger of any Restricted Subsidiary into the Borrower in a transaction in which the Borrower is the surviving corporation, (iii) the merger or consolidation of any Restricted Subsidiary into or with any Loan Party in a transaction in which the surviving or resulting entity is a Loan Party and, in the case of each of clauses (i) and (iii), no Person other than the Borrower or a Loan Party receives any consideration, (iv) the merger or consolidation of any Restricted Subsidiary that is not a Loan Party into or with any other Restricted Subsidiary that is not a Loan Party or (v) the liquidation or dissolution (in each case, other than the Borrower) or change in form of entity of the Borrower or any Restricted Subsidiary if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

(c) sales, transfers, leases or other dispositions to Holdings, the Borrower or a Restricted Subsidiary (upon voluntary liquidation or otherwise); provided that any sales, transfers, leases or other dispositions by a Loan Party to a Restricted Subsidiary that is not a Loan Party shall either (i) be for fair market value or (ii) be made in compliance with Section 7.02;

(d) Investments permitted by Section 7.02, Liens permitted by Section 7.01 and Restricted Payments permitted by Section 7.06;

(e) the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(f) sales, transfers, leases or other Dispositions of assets not otherwise permitted by this Section 7.05; provided, that (i) all property so Disposed must be for fair market value and (ii) no sale, transfer, lease or other Disposition in excess of $5,000,000 shall be permitted unless such disposition is for at least 75% consideration in the form of cash and Cash Equivalents, it being understood that any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 7.05(f) since the Closing Date, no in excess of the greater of $5,000,000 and 0.75% of Consolidated Total Assets, with the fair market value of each item of Designated non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(g) any merger or consolidation in connection with a Permitted Business Acquisition, provided that following any such merger or consolidation (i) involving the Borrower, the Borrower is the surviving corporation and (ii) involving a Loan Party, the surviving or resulting entity shall be a Loan Party that is a wholly owned Subsidiary;

(h) licensing and cross-licensing arrangements involving any technology or other intellectual property of Holdings, the Borrower or any Restricted Subsidiary in the ordinary course of business;

(i) abandonment, cancellation or disposition of any intellectual property of Holdings, the Borrower or any of the Restricted Subsidiaries;

(j) sales, leases or other dispositions of inventory of Holdings, the Borrower and the Restricted Subsidiaries determined by the management of the Borrower to be no longer useful or necessary in the operation of the business of Holdings, the Borrower or any of the Restricted Subsidiaries; provided that the Net Proceeds thereof are applied in accordance with Section 2.05(b);

(k) any contemporaneous swap of assets in exchange for other assets in the ordinary course of business of comparable or greater value or usefulness to the business of Holdings, the Borrower and the Subsidiaries as a whole, as determined in good faith by the management of the Borrower;

(l) Dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the Joint Venture parties set forth in Joint Venture arrangements and similar binding arrangements;

(m) the unwinding of any Swap Agreement;

(n) transfers of property subject to Casualty Events, but subject to compliance with Section 2.05(b);

(o) the Disposition of any Unrestricted Subsidiary;

(p) (i) Sale and Lease-Back Transactions existing as of the date hereof and set forth on Schedule 7.05 and any replacement thereof, (ii) Sale and Lease-Back Transactions so long as at the time the lease in connection therewith is entered is not, and after giving effect to the entering into of such lease, the Remaining Present Value of all Sale and Lease-Back Transactions pursuant to this clause (ii) would not exceed $5,000,000 (determined at the time of entering into each such lease) and (iii) other Sale and Lease-Back Transactions consistent with past practices and approved by Holdings’ audit committee;

(q) the Disposition of assets pursuant to or in order to effectuate a Permitted Business Acquisition which assets are (i) obsolete or (ii) not used or useful to the core or principal business of the Borrower and the Restricted Subsidiaries; and

(r) any Disposition necessary to effect the WBZ Asset Swap.

Notwithstanding anything in Section 7.05 to the contrary, no such provision shall permit, in any single or series of related transactions, the Disposition (including for this purpose by distribution) of all or substantially all of the assets of Holdings and its Restricted Subsidiaries

SECTION 7.06. Restricted Payments.

None of Holdings, the Borrower nor any of the Restricted Subsidiaries shall declare or make any Restricted Payment, except:

(a) the Borrower and any Restricted Subsidiary of the Borrower may declare and pay dividends to, repurchase its Equity Interests from or make other distributions to, the Borrower or to any wholly owned Subsidiary that is a Restricted Subsidiary of the Borrower (or, in the case of non-wholly owned Subsidiaries that are Restricted Subsidiaries, to the Borrower or any subsidiary that is a direct or indirect parent of such subsidiary and to each other owner of Equity Interests of such subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such subsidiary) based on their relative ownership interests);

(b) the Borrower and each Restricted Subsidiary may declare and pay dividends or make other distributions to Holdings (i) in any fiscal year in respect of overhead of Holdings or its direct or indirect owners, including, without limitation, legal, accounting and professional fees and other fees and expenses in connection with the maintenance of its existence and other overhead of Holdings or its direct or indirect owners in connection with its ownership of the Borrower and its Subsidiaries, (ii) in respect of franchise Taxes and other Taxes solely required to maintain its corporate existence; and (iii) at such times and in such amounts as are necessary to permit the parent of an affiliated group of corporations making a consolidated return for U.S. federal income tax purposes (or any similar group for U.S. state or local tax purposes) that includes the Borrower and its Subsidiaries to pay the portion of the consolidated, combined or similar Tax liability, to the extent attributable to taxable income of the Borrower and/or its Subsidiaries; provided that, (x) no such payments shall exceed the income tax liability that would have been imposed on the Borrower and/or the applicable Subsidiaries had such entity(ies) filed a consolidated return on a stand-alone basis and (y) the permitted payment pursuant to this clause (iii) with respect to any Tax liability of any Unrestricted Subsidiary shall be limited to the amount actually paid by such Unrestricted Subsidiary to the Borrower or the Restricted Subsidiaries for the purposes of paying such Taxes;

(c) the Borrower and each Restricted Subsidiary may repurchase, redeem or otherwise acquire or retire (or make dividends or distributions to Holdings to finance any such repurchase, redemption or other acquisition or retirement) for value any Equity Interests of the Borrower, Holdings or any Subsidiary held by any current or former officer, director, consultant or employee of the Borrower, Holdings or any Subsidiary pursuant to any equity subscription agreement, stock option agreement, shareholders’, members’ or partnership agreement or similar agreement, plan or arrangement and Restricted Subsidiaries may declare and pay dividends to the Borrower or any other Restricted Subsidiary the proceeds of which are used for such purposes, provided that the aggregate amount of such purchases or redemptions under this Section 7.06(c) shall not exceed in any fiscal year $2,500,000 which, if not used in any year, may be carried forward to the next subsequent calendar year;

(d) non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(e) so long as (x) no Event of Default shall have occurred and is continuing or would result therefrom and (y) on a Pro Forma Basis giving effect thereto as if such Restricted Payment had been made at the beginning of the Test Period most recently-ended and recomputed as of the last day of the most recently ended fiscal quarter of Holdings for which financial statements required by Section 6.01 have been delivered, the Total Leverage Ratio is not greater than 3.75:1.00, the Borrower may declare and pay Restricted Payments in an aggregate amount up to the portion, if any, of the Available Amount Basket on the date of such dividend payment or distribution that the Borrower elects to apply to this Section 7.06(e);

(f) Restricted Payments in connection with the Transactions;

(g) Holdings, the Borrower or any of the Restricted Subsidiaries may pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Business Acquisition;

(h) to the extent constituting a Restricted Payment, the exchange or conversion of Equity Interests to Qualified Equity Interests or Indebtedness to the extent such Indebtedness is otherwise permitted under Section 7.03;

(i) to the extent constituting a Restricted Payment, Liens permitted by Section 7.01, Investments permitted by Section 7.02, Indebtedness permitted by Section 7.03 and Dispositions permitted by Section 7.06;

(j) any additional Restricted Payments so long as (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment and (ii) immediately after giving effect to the making of such Restricted Payment, (x) the Total Leverage Ratio is less than 3.50:1.00 and (y) the First Lien Leverage Ratio is 2.50:1.00; and

(k) so long as no Event of Default shall have occurred and be continuing or would result therefrom and after giving effect to such Restricted Payments the Borrower is in pro forma compliance with Section 7.10, the Borrower may make regularly scheduled common stock dividends or distributions; provided that the aggregate amount of such dividends or distributions under this Section 7.06(k) shall not exceed in any fiscal year (x) if on a Pro Forma Basis giving effect thereto as if such Restricted Payment had been made at the beginning of the Test Period most recently-ended and recomputed as of the last day of the most recently ended fiscal quarter of Holdings for which financial statements required by Section 6.01 have been delivered, the Total Leverage Ratio is not greater than 3.50:1.00, $10,000,000 and (y) otherwise, $7,500,000.

SECTION 7.07. Change in Nature of Business.

Holdings and the Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to engage at any time in any business or business activity other than any business or business activity conducted by it on the Closing Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto, including the consummation of the Transactions; provided that, notwithstanding anything to the contrary in herein, no License Sub shall engage in any business or incur any liabilities other than the ownership of its respective FCC Licenses and the execution, delivery and performance of the Loan Documents to which it is a party and activities incidental to the foregoing

SECTION 7.08. Transactions with Affiliates.

(a) Neither Holdings nor the Borrower shall, nor shall the Borrower permit any of the Restricted Subsidiaries to enter into any transaction of any kind with any Affiliate of Holdings or the Borrower, whether or not in the ordinary course of business, unless such transaction is (i) otherwise permitted (or required) under this Agreement or (ii) upon terms no less favorable to Holdings, the Borrower or such Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate; provided that this clause (ii) shall not apply to the indemnification or exculpation of liability of directors of Holdings, the Borrower and the Restricted Subsidiaries in accordance with customary practice.

(b) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement,

(i) any issuance of Equity Interests or securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership plans, including restricted stock plans, stock grants, directed share programs and other equity based plans customarily maintained by similar companies and the granting and performance of registration rights approved by the Board of Directors of Holdings or the Borrower,

(ii) transactions among the Borrower and the Loan Parties and transactions among the Subsidiaries that are not Loan Parties otherwise permitted by this Agreement,

(iii) any indemnification agreement or any similar arrangement entered into with directors, officers, consultants and employees of the Borrower and the Restricted Subsidiaries or Holdings in the ordinary course of business and the payment of fees and indemnities to directors, officers, consultants and employees of the Borrower and the Restricted Subsidiaries or Holdings in the ordinary course of business,

(iv) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect,

(v) any employment agreement or employee benefit plan entered into by Holdings, the Borrower or any of the Restricted Subsidiaries in the ordinary course of business or consistent with past practice and payments pursuant thereto.

(vi) transactions otherwise permitted under Section 7.02 and Section 7.06,

(vii) transactions with any Affiliate for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice,

(viii) any transaction in respect of which the Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Board of Directors of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of the Borrower qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to Holdings, the Borrower or such Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate,

(ix) so long as not otherwise prohibited under this Agreement, guarantees of performance by Holdings, the Borrower or any Restricted Subsidiary of any other Restricted Subsidiary or the Borrower that are not a Loan Party in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and

(x) if such transaction is with a Person in its capacity as a holder (A) of Indebtedness of Holdings, the Borrower or any Restricted Subsidiary where such Person is treated no more favorably than the other holders of Indebtedness of Holdings, the Borrower or any Restricted Subsidiary or (B) of Equity Interests of Holdings or any Restricted Subsidiary where such Person is treated no more favorably than the other holders of Equity Interests of the Borrower or any Restricted Subsidiary.

SECTION 7.09. Burdensome Agreements; Restricted Indebtedness Payments.

(a) Neither Holdings nor the Borrower shall, nor shall the Borrower permit any of the Restricted Subsidiaries to make, or agree or offer to pay or make, any prepayment, purchase or redemption of the principal amount of any Restricted Indebtedness, in each case, prior to the stated maturity thereof, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Indebtedness, except for (i) so long as no Event of Default has occurred and is continuing or would result therefrom, prepayments, purchases or redemptions of Restricted Indebtedness that, after giving effect to any such prepayments, purchases or redemptions under this Section 7.09(a)(i), (x) the Total Leverage Ratio shall be less than 3.50:1.00 and (y) the First Lien Leverage Ratio shall be less than 2.50:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter of Holdings for which financial statements required by Section 6.01 have been delivered, (ii) the prepayment, purchase or redemption of Indebtedness of the Borrower or any Restricted Subsidiary owed to the Borrower or any Restricted Subsidiary to the extent not prohibited by the subordination provisions contained in any applicable intercompany note, this Agreement, and/or the Collateral Documents, (iii) so long as (x) no Event of Default shall have occurred and is continuing and (y) on a Pro Forma Basis giving effect thereto as if such payment, purchase or redemption had been made at the beginning of the Test Period most recently-ended and recomputed as of the last day of the most recently ended fiscal quarter of Holdings for which financial statements required by Section 6.01 have been delivered, the Total Leverage Ratio is no greater than 3.75:1.00, the Borrower may make prepayments, purchases or redemptions of Restricted Indebtedness in an aggregate amount up to the portion, if any, of the Available Amount Basket on the date of such prepayment that the Borrower elects to apply to this clause 7.09(a)(iii), (iv) a Permitted Refinancing of Restricted Indebtedness, (v) the conversion of any Restricted Indebtedness to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents and (vi) so long as no Event of Default shall have occurred and is continuing or would result therefrom, the Borrower may make other prepayments, purchases or redemptions of Restricted Indebtedness in an aggregate amount not to exceed, together with all other prepayments, purchases and redemptions of Restricted Indebtedness made under this Section 7.09(a)(vi), $10,000,000;

(b) Neither Holdings nor the Borrower shall, nor shall the Borrower permit any of the Restricted Subsidiaries to, enter into any agreement or instrument that by its terms restricts the granting of Liens by such Restricted Subsidiary pursuant to the Collateral Documents, or the payment of Restricted Payments by such Restricted Subsidiaries, in each case other than those arising under any Loan Document, except restrictions existing by reason of:

(A) restrictions imposed by applicable Law;

(B) contractual encumbrances or restrictions in effect on the Closing Date under any agreements related to any permitted renewal, extension or refinancing of any Indebtedness existing on the Closing Date that does not expand the scope of any such encumbrance or restriction;

(C) restrictions imposed by any Restricted Indebtedness (without giving effect to the references to Threshold Amount in the definition thereof) that are no more restrictive, taken as a whole, than the restrictions set forth in this Agreement;

(D) any restriction on a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of a Restricted Subsidiary pending the closing of such sale or disposition;

(E) customary provisions in joint venture agreements and other similar agreements applicable to Joint Ventures entered into in the ordinary course of business;

(F) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(G) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(H) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(I) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(J) customary restrictions and conditions contained in any agreement relating to the sale of any asset permitted under Section 6.05 pending the consummation of such sale;

(K) any agreement in effect at the time such subsidiary becomes a Restricted Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary or

(c) Borrower and the Restricted Subsidiaries may enter into Restricted Marketing Agreements upon satisfaction of the following conditions:

(A) if the applicable Restricted Marketing Agreement does not pertain to a station acquired in connection with a Permitted Business Acquisition or an acquisition permitted by Section 7.02(j) such Restricted Marketing Agreement together with any other Restricted Marketing Agreements acquired in connection with a Permitted Business Acquisitions or pending acquisitions permitted by Section 7.02(j) in effect at such time shall not result (or be projected to result) in Marketing Agreement Payments of more than 10% of Consolidated EBITDA for any four consecutive fiscal quarter period; and

(B) Borrower shall have delivered to Administrative Agent an a certificate of a Responsible Officer dated as of the date Borrower or its Subsidiaries enter into such Restricted Marketing Agreement and calculated to give effect to any related transactions, demonstrating compliance with the conditions set forth in this Section 7.09(c) and the covenants set forth in this Agreement after giving effect to such Restricted Marketing Agreement.

SECTION 7.10. Financial Covenant.

The Borrower will not permit the First Lien Leverage Ratio as of the last day of a Test Period (commencing with the Test Period ending December 31, 2017) to exceed the ratio set forth below opposite such Test Period:

Test Period Ending	First Lien Leverage Ratio
December 31, 2017 through March 31, 2018	6.25:1.00
June 30, 2018 through December 31, 2018	6.00:1.00
March 31, 2019 through December 31, 2019	5.75:1.00
March 31, 2020 and thereafter	5.25:1.00

SECTION 7.11. Designation of Subsidiaries.

The Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower would be in pro forma compliance with a Total Leverage Ratio of 3.75:1.00 and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Restricted Indebtedness, any Permitted First Priority Refinancing Debt, any Permitted Second Priority Refinancing Debt or any Permitted Refinancing of any of the foregoing and (iv) no Restricted Subsidiary may be designated an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower or the applicable Restricted Subsidiary therein and Disposition by the Borrower or the applicable Restricted Subsidiary thereof at the date of designation in an amount equal to the fair market value of the Borrower’s or its Subsidiary’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower or the applicable Restricted Subsidiary in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

SECTION 7.12. Activities of Holdings.

Notwithstanding anything to the contrary contained in this Article VII, Holdings shall not conduct, transact or otherwise engage in any business or operations other than the following (and activities incidental thereto): (i) its ownership of the Equity Interests of the Borrower and such investments and assets to the extent incidental thereto and the entering into of customary contracts with respect to the operations of its Restricted Subsidiaries, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Loan Documents or other Indenture Documentation for Indebtedness expressly permitted hereunder, (iv) any public offering of its common stock or any other issuance of its Equity Interests or any transaction permitted under Section 7.06, (v) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings, the Borrower and the Restricted Subsidiaries, (vi) holding any cash or property received in connection with Restricted Payments made by the Borrower in accordance with Section 7.06 pending application thereof by Holdings, (vii) providing indemnification to officers and directors and (viii) enter into contracts in the ordinary course of business and consistent with past practices.

SECTION 7.13. Sanctions; Anti-Corruption Use of Proceeds

The Borrower will not, directly or indirectly, use the proceeds of the Loans or use the Letters of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption laws, or (ii) (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as Administrative Agent, Lead Arranger, Joint Bookrunner, L/C Issuer, Lender, underwriter, advisor, investor, or otherwise).

ARTICLE VIII

Events of Default and Remedies

SECTION 8.01. Events of Default.

Any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”):

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. Holdings, the Borrower or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05(a) (solely with respect to the Borrower) or 6.16 or Article VII; provided that a Default as a result of a breach of Section 7.10 is subject to cure pursuant to Section 8.04; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) calendar days after written notice thereof by the Administrative Agent to the Borrower; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made on the date of any Credit Extension made or deemed made by or on behalf of the Borrower or any other Loan Party shall be incorrect in any material respect when made or deemed made on the Closing Date; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and intercompany Indebtedness which is subordinated in writing to the Obligations hereunder on terms reasonably satisfactory to the Administrative Agent) having an aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) after the expiration of any applicable grace or cure period therefor to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or is deemed unable to pay its debts as they fall due for the purposes of any Debtor Relief Law, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i) Invalidity of Guarantee. Any material guarantee by any Loan Party pursuant to any Loan Document, at any time after its execution and delivery and for any reason other than (1) as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under 7.05) or (2) as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any such guarantee pursuant to any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any material guarantee pursuant to any Loan Document; or

(j) Change of Control. There occurs any Change of Control; or

(k) Collateral Documents. (i) Any Collateral Document after delivery thereof pursuant to Section 4.01 or Sections 6.11, 6.13 or 6.15 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents and the Intercreditor Agreements on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, (x) except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or any loss thereof results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and (y) except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage, or (ii) any of the Equity Interests of the Borrower shall for any reason cease to be pledged pursuant to the Collateral Documents; or

(l) ERISA. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of a Loan Party or a Restricted Subsidiary or any ERISA Affiliate in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party, any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

(m) Junior Financing Documentation. The subordination provisions set forth in any Junior Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any Restricted Indebtedness (without giving effect to the references to Threshold Amount in the definition thereof), if applicable; or

(n) Intercreditor Agreement. To the extent that any Permitted Ratio Debt or Credit Agreement Refinancing Indebtedness (or any Permitted Refinancing thereof) is incurred with respect to which an Intercreditor Agreement is required to be in effect pursuant to this Agreement, so long as such Indebtedness remains outstanding, such Intercreditor Agreement shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against any party thereto (or against any Person on whose behalf any such party makes any covenants or agreements therein), or otherwise not to be effective to create the rights and obligations purported to be created thereunder; or

(o) FCC Licenses. Any FCC License (other than broadcast auxiliary service or microwave licenses) relating to a Station that has accounted for (or has been projected to account for, in case of any newly acquired Stations) 10% or more of Consolidated EBITDA as of the most recently concluded (or projected, as the case maybe) period of four consecutive fiscal quarters shall be canceled, terminated, modified in any material adverse respect, renewed on terms that materially and adversely affect the economic or commercial value thereof, or finally denied renewal for any reason.

SECTION 8.02. Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(i) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(iv) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

SECTION 8.03. Application of Funds.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent or the Collateral Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, and any fees, premiums and scheduled periodic payments due under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Borrower that are due and payable to the Administrative Agent and the other Secured Parties on such date and to Cash Collateralize all outstanding Letters of Credit, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.

SECTION 8.04. Borrower’s Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 8.01 or 8.02, if the Borrower determines that an Event of Default under the Financial Covenant has occurred or may occur, during the period commencing after the beginning of the last fiscal quarter included in such Test Period and ending ten (10) Business Days after the date on which financial statements are required to be delivered hereunder with respect to such fiscal quarter, if Holdings receives a Specified Equity Contribution during such period (a “Designated Equity Contribution”), the amount of the net cash proceeds thereof shall be deemed to increase Consolidated EBITDA with respect to such applicable quarter; provided that such Designated Equity Contribution (i) is actually contributed to Holdings as a common equity (or such other form as is reasonably acceptable to the Administrative Agent) during the period commencing after the beginning of the last fiscal quarter included in such Test Period by the Borrower and ending ten (10) Business Days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder, (ii) not exceed the amount required to cause the Borrower to be in compliance with such Financial Covenant and (iii) is Not Otherwise Applied. The parties hereby acknowledge that this Section 8.04(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to the Financial Covenant and shall not result in any adjustment to the Applicable Rate, the availability of any baskets, the calculation of the Available Amount Basket or other amounts other than the amount of the Consolidated EBITDA for the purpose of the Financial Covenant.

(b) (i) In each period of four consecutive fiscal quarters, there shall be at least two fiscal quarters in which no Designated Equity Contribution is made, (ii) only five Designated Equity Contributions may be made during the term of the Facilities, (iii) the amount of any Designated Equity Contribution shall be no more than the amount required to cause the Borrower to be in compliance with the Financial Covenant on a Pro Forma Basis for any applicable period, and (iv) there shall be no pro forma reduction in Indebtedness with the proceeds of any Designated Equity Contribution for determining compliance with the Financial Covenant for the fiscal quarter with respect to which such Designated Equity Contribution was made.

ARTICLE IX

Administrative Agent and Other Agents

SECTION 9.01. Appointment and Authorization of Agents.

(a) Each Lender hereby irrevocably appoints, designates and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) Each of the Secured Parties hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

(d) Each Lender hereby authorizes and instructs the Collateral Agent to enter into each Intercreditor Agreement as Collateral Agent and on behalf of such Lender.

(e) Except as provided in Sections 9.09, 9.11 and 9.12, the provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lead Arrangers, the Joint Bookrunners, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.

SECTION 9.02. Delegation of Duties.

Each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).

SECTION 9.03. Liability of Agents.

No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the value, sufficiency, creation, perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the (i) observance or performance of any of the covenants or agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof or (ii) financial condition of the Borrower or any Guarantor or of any of the Borrower’s or any Guarantor’s respective Subsidiaries.

SECTION 9.04. Reliance by Agents.

Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

SECTION 9.05. Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

SECTION 9.06. Credit Decision; Disclosure of Information by Agents.

Each Lender acknowledges that no Agent-Related Person, Lead Arranger or Joint Bookrunner has made any representation or warranty to it, and that no act by any Agent, Lead Arranger or Joint Bookrunner hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person, Lead Arranger or Joint Bookrunner to any Lender as to any matter, including whether any Agent-Related Person, Lead Arranger or Joint Bookrunner has disclosed material information in their possession. Each Lender represents to each Agent, Lead Arranger and Joint Bookrunner that it has, independently and without reliance upon any Agent-Related Person, Lead Arranger or Joint Bookrunner and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person, Lead Arranger or Joint Bookrunner and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates which may come into the possession of any Agent-Related Person.

SECTION 9.07. Indemnification of Agents.

The Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person, Lead Arranger and Joint Bookrunner from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person, Lead Arranger or Joint Bookrunner of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s, Lead Arranger’s or Joint Bookrunner’s own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07; provided further that any obligation to indemnify an L/C Issuer pursuant to this Section 9.07 shall be limited to Revolving Credit Lenders only. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Each Lender shall reimburse each of the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by (i) the Administrative Agent or the Collateral Agent, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent, as the case may be, is not reimbursed for such expenses by or on behalf of the Loan Parties and (ii) any Lead Arranger or any Joint Bookrunner, as the case may be, in connection with the preparation, execution and delivery of this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Lead Arranger or such Joint Bookrunner, as the case may be, is not reimbursed for such expenses by or on behalf of the Loan Parties. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent, the Collateral Agent, any Lead Arranger or any Joint Bookrunner, as the case may be.

SECTION 9.08. Agents, Lead Arrangers and Joint Bookrunners in Their Individual Capacities.

U.S. Bank National Association, Guggenheim Securities, LLC and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Affiliates as though U.S. Bank National Association were not the Administrative Agent, the Collateral Agent, a Lead Arranger, a Joint Bookrunner or Swing Line Lender or as though Guggenheim Securities, LLC were not a Lead Arranger or Joint Bookrunner hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, U.S. Bank National Association, Guggenheim Securities, LLC or their respective Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that none of the Administrative Agent, the Lead Arrangers, the Joint Bookrunners or the Collateral Agent shall be under any obligation to provide such information to them. With respect to its Loans or other interests hereunder, U.S. Bank National Association, Guggenheim Securities, LLC and their respective Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though U.S. Bank National Association and Guggenheim Securities, LLC were not the Administrative Agent, the Collateral Agent, a Lead Arranger, a Joint Bookrunner or a Swing Line Lender, as applicable, and the terms “Lender” and “Lenders” include U.S. Bank National Association in its individual capacity. Any successor to U.S. Bank National Association as the Administrative Agent or the Collateral Agent shall also have the rights attributed to U.S. Bank National Association under this paragraph.

SECTION 9.09. Successor Agents.

Each of the Administrative Agent and the Collateral Agent may resign as the Administrative Agent or the Collateral Agent, as applicable upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent or the Collateral Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of a Specified Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent or the Collateral Agent, as applicable, the Administrative Agent or the Collateral Agent, as applicable, may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or retiring Collateral Agent and the term “Administrative Agent” or “Collateral Agent” shall mean such successor administrative agent or collateral agent and/or Supplemental Agent, as the case may be, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent shall be terminated. After the retiring Administrative Agent’s or the Collateral Agent’s resignation hereunder as the Administrative Agent or Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or the Collateral Agent by the date which is thirty (30) days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation, the retiring Administrative Agent’s or the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective (except that in the case of any collateral security held by the Collateral Agent under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that Section 6.11 and 6.15 is satisfied, the Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or the Collateral Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or the Collateral Agent.

SECTION 9.10. Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower or the Collateral Agent) shall be (to the fullest extent permitted by mandatory provisions of applicable Law) entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Collateral Agent and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Collateral Agent and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Collateral Agent and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, curator, receiver, assignee, trustee, liquidator, sequestrator, supervisor, administrator or administrative receiver or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent or the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 9.11. Collateral and Guaranty Matters.

The Lenders irrevocably agree:

(a) that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements and Treasury Services Agreements not yet due and payable and (y) contingent indemnification obligations not yet accrued and payable) and the expiration, termination, backstop or cash collateralization (in a manner reasonably acceptable to the applicable L/C Issuers) of all Letters of Credit, (ii) at the time the property subject to such Lien is Disposed of in connection with any Disposition permitted hereunder or under any other Loan Document to any Person other than a Person required to grant a Lien to the Administrative Agent or the Collateral Agent under the Loan Documents (or, if such transferee is a Person required to grant a Lien to the Administrative Agent or the Collateral Agent on such asset, at the option of the applicable Loan Party, such Lien on such asset may still be released in connection with the transfer so long as (x) the transferee grants a new Lien to the Administrative Agent or Collateral Agent on such asset substantially concurrently with the transfer of such asset and (y) the priority of the new Lien is the same as that of the original Lien), (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) To release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01 to the extent such Lien is permitted to be senior to the Liens granted under the Collateral Documents;

(c) Notwithstanding the requirements in Sections 2.02(b), 2.12(a), this Section 9.11 or any other provision of this Agreement or of the other Loan Documents for Loans or other Obligations to be made available or to be repaid or prepaid in Same Day Funds, any Lender or other Secured Party may after the Closing Date exchange, continue or roll over all or a portion of its Loans or other Obligations (into any other indebtedness of the Borrower or other “in kind” consideration) in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, in each case pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender or such other Secured Party; and

(d) That any Subsidiary Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation not prohibited hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Restricted Indebtedness, any Credit Agreement Refinancing Indebtedness or any Permitted Refinancing in each case thereof.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent or the Collateral Agent will promptly (and each Lender irrevocably authorizes the Administrative Agent and the Collateral Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as the Borrower may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

SECTION 9.12. Other Agents; Lead Arrangers and Managers.

None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “joint bookrunner,” “lead arranger,” “syndication agent” or “co-documentation agent” shall have any obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such (to the extent constituting a Lender hereunder). Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder. Notwithstanding any other provision to the contrary, each Lead Arranger, Joint Bookrunner, Syndication Agent and Co-Documentation Agent is an intended third-party beneficiary of, and shall be entitled to enforce, each of the provisions of this Agreement that are applicable to it.

SECTION 9.13. Appointment of Supplemental Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by the Administrative Agent or the Collateral Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).

(b) In the event that the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Agent.

SECTION 9.14. Withholding Tax Indemnity.

To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within 10 days after demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower pursuant to Section 3.01 and Section 3.04 and without limiting or expanding the obligation of the Borrower to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.14. The agreements in this Section 9.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, the term “Lender” for purposes of this Section 9.14 shall include each L/C Issuer and Swing Line Lender.

ARTICLE X

Miscellaneous

SECTION 10.01. Amendments, Etc.

Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders), the applicable Loan Party and acknowledged by the Administrative Agent (provided that such acknowledgment shall not constitute a condition to effectiveness of any such amendment or waiver except to the extent the Administrative Agent’s consent is otherwise required pursuant to this Section 10.01), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that any amendment or waiver contemplated in clauses (g) or (i) below, shall only require the consent of the applicable Loan Party and the Required Revolving Credit Lenders or the Required Facility Lenders under the applicable Facility, as applicable; provided further that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent or of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Section 2.07 or 2.08 or fees payable hereunder without the written consent of each Lender holding the applicable Obligation (it being understood that the waiver of any condition precedent or of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a postponement of any date scheduled for the payment of principal or interest or a reduction or forgiveness in principal or any rate of interest and it being further understood that any change to the definition of “First Lien Leverage Ratio” or “Total Leverage Ratio” or, in each case, in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest);

(c) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees payable hereunder or under any other Loan Document (or change the timing of payments of such fees) without the written consent of each Lender holding such Loan, L/C Borrowing or to whom such fee is owed (it being understood that the waiver of any condition precedent or of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a reduction or forgiveness in any principal or rate of interest and it being further understood that any change to the definition of “First Lien Leverage Ratio” or “Total Leverage Ratio” or, in each case, in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest); provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) change any provision of Section 8.03 or 10.01 or the definition of “Required Revolving Credit Lenders,” “Required Lenders,” “Required Facility Lenders,” “Required Class Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, without the written consent of each Lender directly affected thereby;

(e) other than in connection with a transaction permitted under Section 7.05 as in effect on the Closing Date, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f) other than in connection with a transaction permitted under Section 7.05 as in effect on the Closing Date, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender;

(g) amend, waive or otherwise modify any term or provision which directly affects Lenders under one or more Revolving Credit Facilities and does not directly affect Lenders under any other Facility without the written consent of the Required Facility Lenders under such applicable Revolving Credit Facility or Facilities (and, in the case of multiple Facilities which are affected, with respect to any such Facility, such consent shall be effected by the Required Facility Lenders of such Facility); provided, however, that the waivers described in this clause (g) shall not require the consent of any Lenders other than the Required Facility Lenders under such Facility or Facilities;

(h) amend, waive or otherwise modify the portion of the definition of “Interest Period” that provides for one, two, three or six month intervals (or, to the extent agreed by each applicable Lender, twelve months or less than one month) to automatically allow intervals in excess of six months, without the written consent of each Lender affected thereby;

(i) amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.14 with respect to Incremental Term Loans and Incremental Revolving Credit Commitments, under Section 2.15 with respect to Refinancing Term Loans and Other Revolving Credit Commitments and under Section 2.16 with respect to Extended Term Loans or Extended Revolving Credit Commitments and, in each case, the rate of interest applicable thereto) which directly affects Lenders of one or more Incremental Term Loans, Incremental Revolving Credit Commitments, Refinancing Term Loans, Other Revolving Credit Commitments, Extended Term Loans or Extended Revolving Credit Commitments and does not directly affect Lenders under any other Facility, in each case, without the written consent of the Required Facility Lenders under such applicable Incremental Term Loans, Incremental Revolving Credit Commitments, Refinancing Term Loans, Other Revolving Credit Commitments, Extended Term Loans or Extended Revolving Credit Commitments (and in the case of multiple Facilities which are affected, with respect to any such Facility, such consent shall be effected by the Required Facility Lenders of such Facility); provided, however, that the waivers described in this clause (i) shall not require the consent of any Lenders other than the Required Facility Lenders under such applicable Incremental Term Loans, Incremental Revolving Credit Commitments, Refinancing Term Loans, Other Revolving Credit Commitments, Extended Term Loans or Extended Revolving Credit Commitments, as the case may be;

(j) modify Section 2.05(b)(viii), Section 2.06(c), Section 2.13 or Section 8.03 without the written consent of each Lender directly and adversely affected thereby; or

(k) waive any condition precedent to a Credit Extension set forth in Section 4.02 without the consent of the Required Revolving Credit Lenders;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by a Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; provided, however, that this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the Swing Line Lender and the Borrower so long as the obligations of the Revolving Credit Lenders are not affected thereby; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; (iv) no amendment, waiver or consent shall, unless in writing and signed by each Lead Arranger and Joint Bookrunner in addition to the Lenders required above, have a direct adverse effect on the rights of a Lead Arranger or Joint Bookrunner under this Agreement or impose any duty, liability, responsibility or other obligation on any of the foregoing Persons; (v) Section 10.07(i) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (vi) the consent of Lenders holding more than 50% of any Class of Commitments or Loans shall be required with respect to any amendment that by its terms adversely affects the rights of such Class in respect of payments or Collateral hereunder in a manner different than such amendment affects other Classes. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender (it being understood that a waiver of any condition precedent or of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender), (y) any reduction or forgiveness of the amount of any payment of principal or interest to any Defaulting Lender shall require the consent of such Defaulting Lender (it being understood that the waiver of any condition precedent or of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a reduction or forgiveness in any principal or rate of interest and it being further understood that any change to the definition of “First Lien Leverage Ratio” or “Total Leverage Ratio” or, in each case, in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest) and (z) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms materially and adversely affects any Defaulting Lender (if such Lender were not a Defaulting Lender) to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to any First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of Permitted First Priority Refinancing Debt, or Permitted Second Priority Refinancing Debt, as expressly contemplated by the terms of such First Lien Intercreditor Agreement, such Junior Lien Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing); provided, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

Notwithstanding anything to the contrary contained in Section 10.01, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents. Any such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within 5 Business Days following receipt of notice thereof.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower and the Administrative Agent may enter into any Incremental Amendment in accordance with Section 2.14, Refinancing Amendment in accordance with Section 2.15 and Extension Amendment in accordance with Section 2.16 and such Incremental Amendments, Refinancing Amendments and Extension Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.

SECTION 10.02. Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, as follows:

(i) if to the Borrower (or any other Loan Party) or the Administrative Agent, the Collateral Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Administrative Agent, the Collateral Agent, an L/C Issuer or the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the Collateral Agent, an L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

(c) Reliance by Agents and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction.

SECTION 10.03. No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 10.04. Attorney Costs and Expenses.

The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Syndication Agent and the Joint Bookrunners (without duplication) for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution, performance and administration of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby (including all Attorney Costs, which shall be limited to Sidley Austin LLP and one local counsel as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole or otherwise retained with the Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed)) and (b) from and after the Closing Date, to pay or reimburse the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Joint Bookrunners and each Lender (without duplication) for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all respective Attorney Costs which shall be limited to Attorney Costs of one counsel to the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Joint Bookrunners and the Lenders (and one local counsel as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole or otherwise retained with the Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed)). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within thirty (30) days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail including, if requested by the Borrower and to the extent reasonably available, backup documentation supporting such reimbursement request; provided that, with respect to the Closing Date, all amounts due under this Section 10.04 shall be paid on the Closing Date solely to the extent invoiced to the Borrower within three (3) Business Days of the Closing Date. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

SECTION 10.05. Indemnification by the Borrower.

The Borrower shall indemnify and hold harmless the Administrative Agent, each Lead Arranger, each Joint Bookrunner, the Syndication Agent, each Lender and each of their respective Affiliates, and each of the officers, directors, employees, agents, advisors, controlling persons and other representatives and the successors and permitted assignees of each of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented or invoiced out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction, and solely in the case of a conflict of interest, where the Indemnitee(s) affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, by another firm of counsel for such affected Indemnitee or group of similarly affected Indemnitees and, if necessary, another firm of local counsel in each appropriate jurisdiction) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the preparation, execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby (including any assignment or transfer of the Loans by any Lender to a Disqualified Lender or in respect of the accuracy or completeness of any list identifying the Disqualified Lenders), (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, (c) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property or facility currently or formerly owned, leased or operated by the Loan Parties or any Subsidiary, or any Environmental Liability related in any way to any Loan Parties or any Subsidiary or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto, AND IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF AN INDEMNITEE (all the foregoing, collectively, the “Indemnified Liabilities”); provided that, notwithstanding the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its Related Parties, as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) a material breach (or, in the case of any action, claim, litigation or proceeding brought by the Borrower, a breach) of any obligations under any Loan Document by such Indemnitee or of any of its Related Parties, as determined by a final non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees that does not involve an act or omission by Holdings, the Borrower or the Restricted Subsidiaries (provided that the Administrative Agent, the Lead Arrangers, the Joint Bookrunners and the Issuing Banks, to the extent acting in their capacity as such, shall remain indemnified in respect of such proceeding, to the extent that neither the exception set forth in the foregoing clause (x) nor the exception set forth in the foregoing clause (y) applies to such person at such time). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of such Indemnitee or any of such Indemnitee’s Related Parties, as determined by a final non-appealable judgment of a court of competent jurisdiction, nor shall any Indemnitee, Loan Party or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); it being agreed that this sentence shall not limit the indemnification obligations of Holdings, the Borrower or any Subsidiary. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent or Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

SECTION 10.06. Payments Set Aside.

To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.

SECTION 10.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as permitted by Section 7.05) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder (and any other attempted assignment or transfer by any party hereto shall be null and void) except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”) and (A) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is an Affiliated Lender, Section 10.07(l), or (B) in the case of any Assignee that is Holdings or any of its Subsidiaries, Section 10.07(m), (ii) by way of participation in accordance with the provisions of Section 10.07(f), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(h) or (iv) to an SPC in accordance with the provisions of Section 10.07(i); provided, however, that notwithstanding anything to the contrary, (i) no Lender may assign or transfer by participation any of its rights or obligations hereunder to (A) any Person that is a Defaulting Lender or (unless consented to by the Borrower) a Disqualified Lender (solely, in the case of any Disqualified Lender described in clause (i) of the definition thereof, to the extent the list of Disqualified Lenders has been made available to all Lenders), (B) a natural Person (C) to Holdings, the Borrower or any of their respective Subsidiaries (except pursuant to Section 2.05(a)(v) or Section 10.07(m)) (and any attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(f) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement; provided that in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any prospective Eligible Assignee is a Disqualified Lender; and the Administrative Agent shall not have any liability with respect to or arising out of any such assignment or participation of Loans or disclosure of confidential information to, or the restrictions on any exercise or rights of remedies of, any Disqualified Lender.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent of:

(A) the Borrower (such consent not to be unreasonably withheld or delayed); provided that no consent of the Borrower shall be required for (i) an assignment of Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) an assignment related to Revolving Credit Commitments or Revolving Credit Exposure to a Lender, an Affiliate of a Lender or an Approved Fund, (iii) if a Specified Event of Default has occurred and is continuing, (iv) an assignment of all or a portion of the Loans pursuant to Section 10.07(l) or Section 10.07(m) or (v) an assignment made in connection with the primary syndication of the Facilities and during the period commencing on the Closing Date and ending on the date that is sixty (60) days following the Closing Date, provided that the Borrower’s consent and consultation rights pertaining to primary syndication set forth in the Engagement Letter shall continue in full force and effect; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B) the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be required for an assignment of (i) Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund, or (ii) all or any portion of the Loans pursuant to Section 10.07(l) or Section 10.07(m);

(C) each L/C Issuer at the time of such assignment (such consent not to be unreasonably withheld or delayed); provided that no consent of the L/C Issuers shall be required for any assignment not related to Revolving Credit Commitments or Revolving Credit Exposure; and

(D) the Swing Line Lender (such consent not to be unreasonably withheld or delayed); provided that no consent of the Swing Line Lender shall be required for any assignment not related to Revolving Credit Commitments or Revolving Credit Exposure.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than an amount of $2,500,000 (in the case of each Revolving Credit Loan), $1,000,000 (in the case of a Term Loan), and shall be in increments of an amount of $500,000 (in the case of each Revolving Credit Loan) or $1,000,000 (in the case of Term Loans) in excess thereof (provided that simultaneous assignments to or from two or more Approved Funds shall be aggregated for purposes of determining compliance with this Section 10.07(b)(ii)(A)), unless each of the Borrower and the Administrative Agent otherwise consents; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee of $3,500 (which fee will be waived in the case of any assignment to and from (or any assignment arranged by) Guggenheim Securities, LLC or any of its affiliates and may be otherwise waived or reduced in the sole discretion of the Administrative Agent and provided that only one fee shall apply for contemporaneous assignments by or to two or more Approved Funds); provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds; and

(C) other than in the case of assignments pursuant to Section 10.07(m), the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the Assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws) and all applicable tax forms required pursuant to Section 3.01(d).

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Sections 10.07(d) and (e), from and after the effective date specified in each Assignment and Assumption, (1) other than in connection with an assignment pursuant to Section 10.07(m), the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(f).

(d) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption, each Affiliated Lender Assignment and Assumption delivered to it, and each notice of cancellation of any Loans delivered by the Borrower pursuant to Section 10.07(m) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and the amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent, any Lead Arranger and any Lender, at any reasonable time and from time to time upon reasonable prior notice; provided, that no Lender shall, in such capacity, have access to or be otherwise permitted to review any information in the Register other than information with respect to such Lender unless otherwise agreed by the Administrative Agent. This Section 10.07(d) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury Regulations (including Proposed Treasury Regulations Section 1.163-5(b)) (or any other relevant or successor provisions of the Code or of such Treasury regulations).

Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender nor shall the Administrative Agent be obligated to monitor the aggregate amount of Term Loans or Incremental Term Loans held by Affiliated Lenders. Upon request by the Administrative Agent, the Borrower shall promptly (and in any case, not less than 5 Business Days (or shorter period as agreed to by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 10.01) provide to the Administrative Agent, a complete list of all Affiliated Lenders holding Term Loans or Incremental Term Loans at such time.

(e) Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, an Administrative Questionnaire completed in respect of the assignee (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent, if required, and, if required, the Borrower, the Swing Line Lender and each L/C Issuer to such assignment and any applicable tax forms required pursuant to Section 3.01(d), the Administrative Agent shall promptly (i) accept such Assignment and Assumption and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f) Any Lender may at any time, without the consent of, or notice to, the Borrower or Administrative Agent, sell participations to any Person, subject to the proviso to Section 10.07(a) (each, a “Participant”), in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.14 with respect to any payments made by such Lender to its Participants. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the second proviso to Section 10.01 that requires the affirmative vote of such Lender. Subject to Section 10.07(g), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(d) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c) (and by treating each Participant as a Lender for purposes of the definition of Indemnified Taxes and Excluded Taxes and all similar definitions). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary in connection with an audit or other proceeding to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the Proposed Treasury Regulations (or any amended successor version). The entries in the Participant Register shall be conclusive absent manifest error and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g) A Participant shall not be entitled to receive any greater payment under Section 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, not to be unreasonably withheld or delayed; for the avoidance of doubt, the Borrower shall have reasonable basis for withholding consent if such Participant after the sale would result in materially increased obligations to the Borrower at such time under Sections 3.04 and/or 3.05. A Participant shall not be entitled to receive any greater payment under Section 3.01 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(h) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such section), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement except in the case of Section 3.01 or 3.04, to the extent that the grant to the SPC was made with the prior written consent of the Borrower (not to be unreasonably withheld or delayed; for the avoidance of doubt, the Borrower shall have reasonable basis for withholding consent if an exercise by the SPC immediately after the grant would result in materially increased indemnification obligations to the Borrower at such time), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(j) Notwithstanding anything to the contrary contained herein, without the consent of the Borrower or the Administrative Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(k) Notwithstanding anything to the contrary contained herein, any L/C Issuer or Swing Line Lender may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer or Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or Swing Line Lender shall have identified a successor L/C Issuer or Swing Line Lender reasonably acceptable to the Borrower willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be, except as expressly provided above. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans, Eurocurrency Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

(l) Any Lender may, so long as no Default or Event of Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(v) subject to the following limitations:

(i) the assigning Lender and the Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit K-1 hereto (an “Affiliated Lender Assignment and Assumption”);

(ii) Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II;

(iii) (x) the aggregate principal amount of Term Loans held at any one time by Affiliated Lenders shall not exceed 25% of the original principal amount of all Term Loans at such time outstanding (such percentage, the “Affiliated Lender Cap”) and (y) no Affiliated Lender may purchase any Term Loan to the extent that, after giving effect thereto, the number of Affiliated Lenders that are Lenders at any one time exceed more than 1/3 of the aggregate number of Term Lenders; provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of all Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap, the assignment of such excess amount will be void ab initio; and

(iv) as a condition to each assignment pursuant to this clause (l), the Administrative Agent shall have been provided a notice in the form of Exhibit K-2 to this Agreement in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender pursuant to which such Affiliated Lender shall waive any right to bring any action in connection with such Term Loans against the Administrative Agent, in its capacity as such.

Each Affiliated Lender agrees to notify the Administrative Agent promptly (and in any event within 10 Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within ten (10) Business Days) if it becomes an Affiliated Lender. Such notice shall contain the type of information required and be delivered to the same addressee as set forth in Exhibit K-2.

(m) Any Lender may, so long as no Default or Event of Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to Holdings or the Borrower through Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(v); provided, that:

(i) if Holdings is the assignee, upon such assignment, transfer or contribution, Holdings shall automatically be deemed to have contributed the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower, which Term Loans shall be automatically cancelled in accordance with clause (ii) below;

(ii) if the assignee is the Borrower (including through contribution or transfers set forth in clause (i) above), (a) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (b) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (c) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register; and

(iii) no proceeds from Revolving Credit Loans may be used to finance any such purchases.

(n) Notwithstanding anything in Section 10.01 or the definition of “Required Lenders,” “Required Class Lenders,” or “Required Facility Lenders” to the contrary, for purposes of determining whether the Required Lenders and Required Class Lenders (in respect of a Class of Term Loans) have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 10.07(o), any plan of reorganization pursuant to the U.S. Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and:

(A) all Term Loans held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders and Required Class Lenders (in respect of a Class of Term Loans) have taken any actions, unless the action in question affects Affiliated Lenders in a disproportionately adverse manner (in their capacities as Lenders) than its effect on other Lenders; and

(B) all Term Loans held by Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question affects such Affiliated Lender in a disproportionately adverse manner (in its capacity as a Lender) than its effect on other Lenders.

(o) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that and each Affiliated Lender Assignment and Assumption shall provide a confirmation that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Affiliated Lender in the same proportion as all other Lenders voting on such matter, in which case such Affiliated Lender shall vote with respect to the Term Loans held by it in such proportion; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in the same proportion as all other Lenders voting on such matter) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a disproportionately adverse manner to such Affiliated Lender than the proposed treatment of similar Obligations held by Term Lenders that are not Affiliated Lenders.

SECTION 10.08. Confidentiality.

Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information and not to disclose such information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents, including accountants, legal counsel, service providers and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates); (c) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities or market data collectors, similar services providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the Loan Documents; (d) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (e) to any other party to this Agreement; (f) to any pledgee referred to in Section 10.07(h), counterparty to a Swap Agreement, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in any of its rights or obligations under this Agreement (provided that the disclosure of any such Information to any Lenders or Eligible Assignees or Participants shall be made subject to the acknowledgement and acceptance by such Lender, Eligible Assignee or Participant that such Information is being disseminated on a confidential basis (on substantially the terms set forth in this Section 10.08 or as otherwise reasonably acceptable to the Borrower, including, without limitation, as agreed in any Borrower Materials) in accordance with the standard processes of the Administrative Agent or customary market standards for dissemination of such type of Information; (g) with the written consent of the Borrower; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or becomes available to the Administrative Agent, the Lead Arrangers, any Lender, the L/C Issuer or any of their respective Affiliates on a non-confidential basis from a source other than a Loan Party or its Affiliates (so long as such source is not known to the Administrative Agent, the Lead Arrangers, such Lender, such L/C Issuer or any of their respective Affiliates to be bound by confidentiality obligations to any Loan Party); (i) to any Governmental Authority or examiner (including the

National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender) or to the CUSIP Service Bureau or any similar organization; (k) in connection with the exercise of any remedies hereunder, under any other Loan Document or the enforcement of its rights hereunder or thereunder or (l) to the extent such Information is independently developed by the Administrative Agent, the Lead Arrangers, such Lender, such L/C Issuer or any of their respective Affiliates; provided that no disclosure shall be made to any Disqualified Lender. In addition, the Agents and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from the Loan Parties relating to any Loan Party, its Affiliates or its Affiliates’ directors, managers, officers, employees, trustees, investment advisors or agents, relating to Holdings, the Borrower or any of its Subsidiaries or its business, other than any such information that is publicly available to any Agent, any L/C Issuer or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the Closing Date, such information is clearly identified at the time of delivery as confidential or is delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.

SECTION 10.09. Setoff.

In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Agent, each Lender and their respective Affiliates is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Agent, such Lender and such Affiliates to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor) owing to such Agent, such Lender and such Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that such Agent and such Lender may have.

SECTION 10.10. Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 10.11. Counterparts.

This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

SECTION 10.12. Integration; Termination.

This Agreement, together with the other Loan Documents comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 10.13. Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

SECTION 10.14. Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 10.15. GOVERNING LAW.

(a) THIS AGREEMENT AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED UNDER ANY OTHER LOAN DOCUMENT, EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED UNDER ANY LOAN DOCUMENT ANY OTHER LOAN DOCUMENT, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY

CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY L/C ISSUER OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

SECTION 10.16. WAIVER OF RIGHT TO TRIAL BY JURY.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 10.17. Binding Effect.

This Agreement shall become effective when it shall have been executed by the Loan Parties, the Administrative Agent, the Collateral Agent, the L/C Issuers, and the Administrative Agent shall have been notified by each Lender, the Swing Line Lender and the L/C Issuers that each Lender, the Swing Line Lender and the L/C Issuers have executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.05.

SECTION 10.18. USA Patriot Act.

Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and each Guarantor that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name, address and tax identification number of the Borrower and the Guarantors and other information regarding the Borrower and the Guarantors that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and the Guarantors in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act and is effective as to the Lenders and the Administrative Agent.

SECTION 10.19. No Advisory or Fiduciary Responsibility.

(a) In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Agents, the Lead Arrangers, the Joint Bookrunners and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Agents, the Lead Arrangers, the Joint Bookrunners and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Agents, the Lead Arrangers, the Joint Bookrunners or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent, Lead Arranger, Joint Bookrunner or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Agents, the Lead Arrangers, the Joint Bookrunners or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Agents, the Lead Arrangers, the Joint Bookrunners and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Agents, the Lead Arrangers, the Joint Bookrunners or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Agents, the Lead Arrangers, the Joint Bookrunners and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each Loan Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents, the Lead Arrangers, the Joint Bookrunners and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty under applicable law relating to agency and fiduciary obligations.

Each Loan Party acknowledges and agrees that each Lender, the Lead Arrangers, the Joint Bookrunners and any affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, Holdings, any Affiliate of the foregoing or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, the Lead Arrangers, the Joint Bookrunners or Affiliate thereof were not a Lender, a Lead

Arranger or a Joint Bookrunners (or an agent or any other person with any similar role under the Facilities) and without any duty to account therefor to any other Lender, the Lead Arrangers, the Joint Bookrunners, Holdings, the Borrower or any Affiliate of the foregoing. Each Lender, each Lead Arranger, each Joint Bookrunner and any affiliate thereof may accept fees and other consideration from Holdings, the Borrower or any Affiliate of the foregoing for services in connection with this Agreement, the Facilities or otherwise without having to account for the same to any other Lender, the Lead Arrangers, the Joint Bookrunners, Holdings, the Borrower or any Affiliate of the foregoing. Some or all of the Lenders, the Lead Arrangers and the Joint Bookrunners may have directly or indirectly acquired certain equity interests (including warrants) in Holdings, the Borrower or an Affiliate of the foregoing or may have directly or indirectly extended credit on a subordinated basis to Holdings, the Borrower or an Affiliate of the foregoing. Each party hereto, on its behalf and on behalf of its affiliates, acknowledges and waives the potential conflict of interest resulting from any such Lender, the Lead Arrangers, the Joint Bookrunners or an Affiliate thereof holding disproportionate interests in the extensions of credit under the Facilities or otherwise acting as arranger or agent thereunder and such Lender, the Lead Arrangers, the Joint Bookrunners or Affiliate thereof directly or indirectly holding equity interests in or subordinated debt issued by Borrower or an Affiliate of the Borrower.

SECTION 10.20. Electronic Execution of Assignments.

The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.21. Effect of Certain Inaccuracies.

In the event that any financial statement or Compliance Certificate previously delivered pursuant to Section 6.02 was inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall as soon as practicable deliver to the Administrative Agent a corrected financial statement and a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined based on the corrected Compliance Certificate for such Applicable Period, and (iii) the Borrower shall within 15 days after the delivery of the corrected financial statements and Compliance Certificate pay to the Administrative Agent the accrued additional interest or fees owing as a result of such increased Applicable Rate for such Applicable Period. This Section 10.21 shall not limit the rights of the Administrative Agent or the Lenders with respect to Sections 2.08(b) and 8.01.

SECTION 10.22. ENTIRE AGREEMENT.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

ARTICLE XI

Guaranty

SECTION 11.01. The Guaranty.

Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not merely as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower, and all other Obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor) from time to time owing to the Secured Parties by any Loan Party under any Loan Document or any Secured Hedge Agreement or any Treasury Services Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 11.02. Obligations Unconditional.

The obligations of the Guarantors under Section 11.01 shall constitute a guarantee of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder (and each Guarantor hereby also waives to the extent permitted by Law any defenses it may have arising from the following), which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.10 any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any Obligation or the rights of the Collateral Agent, the Administrative Agent or any other Secured Party with respect thereto, including, without limitation (A) the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of any currency (other than Dollars) for Dollars or the remittance of funds outside of such jurisdiction or the unavailability of Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice, (B) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any Governmental Authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction, (C) any expropriation, confiscation, nationalization or requisition by such country or any Governmental Authority that directly or indirectly deprives the Borrower of any assets or their use, or of the ability to operate its business or a material part thereof, or (D) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (A), (B) or (C) above.

(v) any Lien or security interest granted to, or in favor of, an L/C Issuer or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(vi) the release of any other Guarantor pursuant to Section 11.10.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed

Obligations. The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guaranty or acceptance of this Guaranty, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. This Guaranty shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

SECTION 11.03. Reinstatement.

The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in insolvency, bankruptcy or reorganization or otherwise.

SECTION 11.04. Subrogation; Subordination.

(a) Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

(b) Each Guarantor hereby subordinates any and all debt liabilities and other obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 11.04(b).

(i) Except during the continuation of an Event of Default and after notice from the Administrative Agent (including, without limitation, the commencement and continuation of any proceeding under applicable Debtor Relief Laws relating to any other Loan Party), each Guarantor may receive payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuation of any Event of Default (including, without limitation, the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party) and notice from the Administrative Agent, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations, other than the filing of proofs of claim or other similar requirements to preserve its rights as creditor.

(ii) In any proceeding under any Debtor Relief Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of proceeding under any Debtor Relief Law whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

(iii) After the occurrence and during the continuation of any Event of Default (including, without limitation, the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Agreement.

(c) After the occurrence and during the continuation of any Event of Default (including, without limitation, the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Obligations (including any and all Post Petition Interest).

SECTION 11.05. Remedies.

The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

SECTION 11.06. Instrument for the Payment of Money.

Each Guarantor hereby acknowledges that the guarantee in this Article XI constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

SECTION 11.07. Continuing Guaranty.

The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

SECTION 11.08. General Limitation on Guarantee Obligations.

In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.11) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 11.09. Information.

Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty, and agrees that none of any Agent, any L/C Issuer or any Lender shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

SECTION 11.10. Release of Guarantors.

If, in compliance with the terms and provisions of the Loan Documents, (i) all or substantially all of the Equity Interests or property of any Guarantor are sold or otherwise transferred to a person or persons, none of which is a Loan Party or (ii) any Subsidiary Guarantor becomes an Excluded Subsidiary (any Subsidiary described in clauses (i) and (ii), a “Transferred Guarantor”), such Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Collateral Agent shall, at such Transferred Guarantor’s expense, take such actions as are necessary to effect each release described in this Section 11.10 in accordance with the relevant provisions of the Collateral Documents.

When all Commitments hereunder have terminated, and all Loans or other Obligations (other than obligations under Treasury Services Agreements or Secured Hedge Agreements and contingent obligations not yet due and owing) hereunder which are accrued and payable have been paid or satisfied, and no Letter of Credit remains outstanding (except any Letter of Credit the Outstanding Amount of which the Obligations related thereto has been Cash Collateralized or for which a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer has been put in place), the guarantees made herein shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement.

SECTION 11.11. Right of Contribution.

Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.11 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

SECTION 11.12. Judgment Currency.

If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document from one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Loan Party in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Loan Party in the Agreement Currency, each Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as applicable, agrees to return the amount of any excess to the relevant Loan Party (or to any other Person who may be entitled thereto under applicable requirements of Law).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BEASLEY BROADCAST GROUP, INC.,
as Holdings,

By:
Name:
Title:

BEASLEY MEZZANINE HOLDINGS, LLC,as the Borrower

By:
Name:
Title:

Credit Agreement Signature Page

Other Guarantors:

BEASLEY MEDIA GROUP, INC., as a Guarantor

By:
Name:
Title:

BEASLEY-REED ACQUISITION PARTNERSHIP, as a Guarantor

By:
Name:
Title:

WQAM LICENSE LIMITED PARTNERSHIP, as a Guarantor

By:
Name:
Title:

WDAS LICENSE LIMITED PARTNERSHIP, as a Guarantor

By:
Name:
Title:

WPOW LICENSE LIMITED PARTNERSHIP, as a Guarantor

By:
Name:
Title:

Credit Agreement Signature Page

WKIS LICENSE LIMITED PARTNERSHIP, as a Guarantor

By:
Name:
Title:

WXTU LICENSE LIMITED PARTNERSHIP, as a Guarantor

By:
Name:
Title:

GREATER MEDIA, INC., as a Guarantor

By:
Name:
Title:

GREATER MEDIA RADIO, INC., as a Guarantor

By:
Name:
Title:

THE SENTINEL PUBLISHING CO., as a Guarantor

By:
Name:
Title:

Credit Agreement Signature Page

GREATER PHILADELPHIA RADIO, INC., as a Guarantor

By:
Name:
Title:

GREATER BOSTON RADIO, INC., as a Guarantor

By:
Name:
Title:

ATLANTIC BROADCASTING CORPORATION, as a Guarantor

By:
Name:
Title:

CHARLES RIVER BROADCASTING COMPANY, as a Guarantor

By:
Name:
Title:

JERSEY SHORE BROADCASTING CORPORATION, as a Guarantor

By:
Name:
Title:

Credit Agreement Signature Page

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as a Lender, Swing Line Lender and L/C Issuer

By:
Name:
Title:

Credit Agreement Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

Credit Agreement Signature Page

EXECUTION COPY

SCHEDULE 1.01A(i)

COMMITMENTS

Revolving Credit Commitments

Lender	Amount	Percentage
U.S. Bank National Association	$13,722,222	68.611110000000%
BankUnited, N.A.	$2,500,000	12.500000000000%
Webster Bank, National Association	$2,000,000	10.000000000000%
Florida Community Bank, N.A.	$1,777,778	8.888890000000%

Total	$20,000,000	100%

Initial Term Commitments

Lender	Amount	Percentage
U.S. Bank National Association	$165,000,000	73.333333333333%
Florida Community Bank, N.A.	$20,000,000	8.888888888889%
BankUnited, N.A.	$17,000,000	7.555555555556%
Capital One, National Association	$15,000,000	6.666666666667%
Webster Bank, National Association	$8,000,000	3.555555555556%

Total	$225,000,000	100%

SCHEDULE 1.01A(ii)

2018 INCREMENTAL TERM LOAN COMMITMENTS

Incremental Lender	Amount	Percentage
U.S. Bank National Association	$22,500,000	64.285714285714%
BankUnited, N.A.	5,000,000	14.285714285714%
Florida Community Bank, N.A.	4,000,000	11.428571428571%
City National Bank of Florida	3,500,000	10.000000000000%

Total	$35,000,000	100%

SCHEDULE 1.01B

COLLATERAL DOCUMENTS

•	Security Agreement

•	Trademark Short Form Security Agreement

SCHEDULE 1.01C

EXISTING LETTERS OF CREDIT

None.

SCHEDULE 1.01D

CASH MANAGEMENT BANKS

•	Florida Community Bank, N.A.

•	BankUnited, N.A.

SCHEDULE 1.01G

SUBSIDIARY GUARANTORS

Subsidiary	Direct Owner	Percent Owned
Beasley Media Group, ~~Inc.~~LLC	Beasley Mezzanine Holdings, LLC	100%
~~Beasley-Reed Acquisition Partnership~~	~~Beasley Media Group, Inc.~~	~~100%~~
Beasley Media Group Licenses, LLC	Beasley Media Group, ~~Inc.~~LLC	100%
~~WQAM License Limited Partnership~~	~~Beasley-Reed Acquisition Partnership~~	~~99.75%~~
	~~Beasley Mezzanine Holdings, LLC~~	~~0.25%~~
~~WDAS License Limited Partnership~~	~~Beasley Media Group, LLC~~	~~99.75%~~
	~~Beasley Mezzanine Holdings, LLC~~	~~0.25%~~
~~WPOW License Limited Partnership~~	~~Beasley Media Group, LLC~~	~~99.75%~~
	~~Beasley Mezzanine Holdings, LLC~~	~~0.25%~~
~~WKIS License Limited Partnership~~	~~Beasley Media Group, LLC~~	~~99.75%~~
	~~Beasley Mezzanine Holdings, LLC~~	~~0.25%~~
~~WXTU License Limited Partnership~~	~~Beasley Media Group, LLC~~	~~99.75%~~
	~~Beasley Mezzanine Holdings, LLC~~	~~0.25%~~
Greater Media, Inc.	Beasley Media Group, ~~Inc.~~LLC	100%
~~Greater Media Radio, Inc.~~	~~Greater Media, Inc.~~	~~100%~~
The Sentinel Publishing Co.	Greater Media, Inc.	100%
Greater Philadelphia Radio, Inc.	Greater Media ~~Radio~~, Inc.	100%
Greater Boston Radio, Inc.	Greater Media ~~Radio~~, Inc.	100%
~~Atlantic~~Jersey Shore Broadcasting Corporation	The Sentinel Publishing Co.	100%
~~Charles River Broadcasting Company~~	~~Greater Boston Radio, Inc.~~	~~100%~~
~~Jersey Shore Broadcasting Corporation~~	~~Atlantic Broadcasting Corporation~~	~~100%~~

SCHEDULE 2.07A

INITIAL TERM LOAN ORTIZATION SCHEDULE

Initial Term Loan

Date	Amount
March 2018	$562,500.00
June 2018	$562,500.00
September 2018	$562,500.00
December 2018	$562,500.00
March 2019	$562,500.00
June 2019	$562,500.00
September 2019	$562,500.00
December 2019	$562,500.00
March 2020	$562,500.00
June 2020	$562,500.00
September 2020	$562,500.00
December 2020	$562,500.00
March 2021	$562,500.00
June 2021	$562,500.00
September 2021	$562,500.00
December 2021	$562,500.00
March 2022	$562,500.00
June 2022	$562,500.00
September 2022	$562,500.00
December 2022	$562,500.00
March 2023	$562,500.00
June 2023	$562,500.00
September 2023	$562,500.00

SCHEDULE 2.07B

2018 INCREMENTAL TERM LOAN AMORTIZATION SCHEDULE

2018 Incremental Term Loan1

Date	Amount
September 2018	$89,489.63
December 2018	$89,489.63
March 2019	$89,489.63
June 2019	$89,489.63
September 2019	$89,489.63
December 2019	$89,489.63
March 2020	$89,489.63
June 2020	$89,489.63
September 2020	$89,489.63
December 2020	$89,489.63
March 2021	$89,489.63
June 2021	$89,489.63
September 2021	$89,489.63
December 2021	$89,489.63
March 2022	$89,489.63
June 2022	$89,489.63
September 2022	$89,489.63
December 2022	$89,489.63
March 2023	$89,489.63
June 2023	$89,489.63
September 2023	$89,489.63
September 2018	$89,489.63
December 2018	$89,489.63

[1]

Schedule 2.07(B) to be adjusted by Administrative Agent to reflect any payments made after the last Business Day of September 2018, last Business Day of December 2018 or any prepayments made in excess of those required by Section 2.07(a) of the Credit Agreement so the Weighted Average Life to Maturity of the 2018 Incremental Term Loans is equal to the remaining Weighted Average Life to Maturity of the Initial Term Loans.

SCHEDULE 5.09(a)

ENVIRONMENTAL MATTERS

None.

SCHEDULE 5.12A

MATERIAL SUBSIDIARIES

Subsidiaries
Beasley Mezzanine Holdings, LLC

Beasley Media Group, ~~Inc.~~LLC

~~Beasley-Reed Acquisition Partnership~~

Beasley Media Group Licenses, LLC

~~WQAM License Limited Partnership~~

~~WDAS License Limited Partnership~~

~~WPOW License Limited Partnership~~

~~WKIS License Limited Partnership~~

~~WXTU License Limited Partnership~~

Greater Media, Inc.

~~Greater Media Radio, Inc.~~

The Sentinel Publishing Co.

Greater Philadelphia Radio, Inc.

Greater Boston Radio, Inc.

~~Atlantic Broadcasting Corporation~~

~~Charles River Broadcasting Company~~

Jersey Shore Broadcasting Corporation

SCHEDULE 5.17

INTELLECTUAL PROPERTY

(a)	Copyrights

None.

(b)	Patents

None.

(c)	Trademarks

Credit Party	Trademarks	Registration Date	Owned/ Licensed	Registration No.
Beasley Broadcast Group, Inc.	The letter “b” stylized	6/12/90	Owned	1601405
Beasley Media Group, ~~Inc.~~LLC	WBAV	12/11/01	Owned	2517162
Beasley Media Group, ~~Inc.~~LLC	WNKS	3/7/00	Owned	2326615
Beasley Media Group, ~~Inc.~~LLC	WPEG	12/25/01	Owned	2522322
Beasley Media Group, ~~Inc.~~LLC	WLLD	12/11/01	Owned	2517173
Beasley Media Group, ~~Inc.~~LLC	CONFESSIONS AT 7	6/11/13	Owned	4351804
Beasley Media Group, ~~Inc.~~LLC	SANTA BLAST	5/20/14	Owned	4533153
Beasley Media Group, ~~Inc.~~LLC	WYUU	12/11/05	Owned	2517172
Beasley Media Group, ~~Inc.~~LLC	WKQC	9/12/17	Owned	5284991
Beasley Media Group, ~~Inc.~~LLC	BEN FM	12/12/06	Owned	3182288
Beasley Media Group, ~~Inc.~~LLC	BIG SCREEN WEATHER	1/1/02	Owned	2524613
Beasley Media Group, ~~Inc.~~LLC	BITCHES BASH	5/6/14	Owned	4525572
Beasley Media Group, ~~Inc.~~LLC	BOSTON TALKS*	8/21/12	Owned	4192926
Beasley Media Group, ~~Inc.~~LLC	DAVE & CHUCK THE FREAK	5/13/14	Owned	4529680
~~Beasley Media Group, Inc.~~	~~EXCEPTIONAL WOMEN~~	~~8/27/02~~	~~Owned~~	~~2611856~~
Beasley Media Group, ~~Inc.~~LLC	FEEL GOOD FRIDAY	5/28/13	Owned	4342197
Beasley Media Group, ~~Inc.~~LLC	GOTTS	8/30/11	Owned	4018918
Beasley Media Group, ~~Inc.~~LLC	IT’S FRIDAY BITCHES!	8/12/14	Owned	4583400
Beasley Media Group, ~~Inc.~~LLC	JERSEY JAM	10/15/02	Owned	2634013
Beasley Media Group, ~~Inc.~~LLC	JERSEY’S ROCK RADIO	3/18/97	Owned	2046844
Beasley Media Group, ~~Inc.~~LLC	MAGIC MUSIC	6/6/89	Owned	1542928

Beasley Media Group, ~~Inc.~~LLC	MILE OF MEET	12/23/03	Owned	2796742
Beasley Media Group, ~~Inc.~~LLC	RADIO WITHOUT RULES	12/31/13	Owned	4458898
Beasley Media Group, ~~Inc.~~LLC	THE RAT ROCKS	4/7/98	Owned	2149314
Beasley Media Group, ~~Inc.~~LLC	THE ROCK OF NEW JERSEY	5/27/97	Owned	2065213
Beasley Media Group, ~~Inc.~~LLC	WBOS	8/7/12	Owned	4186597
Beasley Media Group, ~~Inc.~~LLC	WCSX	8/14/90	Owned	1610130
Beasley Media Group, ~~Inc.~~LLC	WCTC	12/10/85	Owned	1375099
Beasley Media Group, ~~Inc.~~LLC	WDHA	8/7/12	Owned	4186592
Beasley Media Group, ~~Inc.~~LLC	WJRZ	8/7/12	Owned	4186598
Beasley Media Group, ~~Inc.~~LLC	WMGK	12/17/85	Owned	1376313
Beasley Media Group, ~~Inc.~~LLC	WMGQ	12/10/85	Owned	1375105
~~Beasley Media Group, Inc.~~	~~WMJX~~	~~1/14/86~~	~~Owned~~	~~1378464~~
Beasley Media Group, ~~Inc.~~LLC	WMMR	8/5/08	Owned	3480398
Beasley Media Group, ~~Inc.~~LLC	WPEN	12/10/85	Owned	1375104
Beasley Media Group, ~~Inc.~~LLC	WRAT	9/25/12	Owned	4213236
Beasley Media Group, ~~Inc.~~LLC	WRAT 95.9 RATFEST	9/25/01	Owned	2491913
Beasley Media Group, ~~Inc.~~LLC	WRAT 95.9 THE RAT ROCKS! (words and Delaware sign)	1/20/98	Owned	2130765
Beasley Media Group, ~~Inc.~~LLC	WRIF	8/5/08	Owned	3480400
Beasley Media Group, ~~Inc.~~LLC	WROR	2/10/98	Owned	2135752

SCHEDULE 5.20

FILING OFFICES

UCC FILINGS

Loan Party	Filing Jurisdiction (SOS)
Beasley Broadcast Group, Inc.	Delaware
Beasley Mezzanine Holdings, LLC	Delaware
Beasley Media Group, ~~Inc.~~LLC	Delaware
~~Beasley-Reed Acquisition Partnership~~	~~Florida~~
Beasley Media Group Licenses, LLC	Delaware
~~WQAM License Limited Partnership~~	~~Delaware~~
~~WDAS License Limited Partnership~~	~~Delaware~~
~~WPOW License Limited Partnership~~	~~Delaware~~
~~WKIS License Limited Partnership~~	~~Delaware~~
~~WXTU License Limited Partnership~~	~~Delaware~~
Greater Media, Inc.	Delaware
~~Greater Media Radio, Inc.~~	~~Delaware~~
The Sentinel Publishing Co.	New Jersey
Greater Philadelphia Radio, Inc.	Delaware
Greater Boston Radio, Inc.	Delaware
~~Atlantic Broadcasting Corporation~~	~~New Jersey~~
~~Charles River Broadcasting Company~~	~~Massachusetts~~
Jersey Shore Broadcasting Corporation	New Jersey

Trademark Short Form Security Agreement Filings

Loan Party	Filing Jurisdiction
Beasley Broadcast Group, Inc.	USPTO
Beasley Media Group, ~~Inc.~~LLC	USPTO

SCHEDULE 5.23

FCC LICENSES AND STATION MATTERS

Beasley Media Group Licenses, LLC; licensee or permittee of:

Call Sign	Community Of License	Facility ID No.	License/CP Expiration
K268CS	Las Vegas, NV	157046	10/01/2021
KCYE(FM)	Boulder City, NV	57281	10/01/2021
KDWN(AM)	Las Vegas, NV	54686	10/01/2021
KKLZ(FM)	Las Vegas, NV	40757	10/01/2021
KOAS(FM)	Dolan Springs, AZ	25692	10/01/2021
KOAS-FM1	Henderson, NV	132721	10/01/2021
KVGS(FM)	Meadview, AZ	25752	10/01/2021
KVGS-FM1	Henderson, NV	132722	10/01/2021
~~NEW~~W228DY	New Brunswick, NJ	201019	CP ~~Applied For[1]~~01/26/2021
W221DW	Tampa, FL	138681	02/01/2020
W231BI	Boston, MA	144592	04/01/2022
W232CI	Fayetteville, NC	139804	12/01/2019
W234BY	Charlotte, NC	156552	12/01/2019
W237BD	Boca Raton, FL	138667	02/01/2020
W238AU	Augusta, GA	151831	04/01/2020
W243BM	Suncoast Estates, FL	146788	02/01/2020 ~~CP 07/18/2019~~
W245BC	Lauderdale Lakes, FL	138625	02/01/2020
W251AL	Fort Myers, FL	139037	02/01/2020
W264AM	Toms River, NJ	77770	06/01/2022 CP ~~03/16/2017~~03/16/2020
W268AH	Bonita Springs, FL	138952	02/01/2020
W270CY	Augusta, GA	144142	04/01/2020
W276CX	New Port Richey, FL	156026	02/01/2020
W280DU	Boca Raton, FL	142696	02/01/2020
W282BY	Ft. Myers, FL	139201	02/01/2020
W285FF2	Philadelphia, PA	141529	08/01/2022

~~1 Long-form construction permit application to be filed during upcoming FCC window. SeeMedia Bureau Announce FM Translator Filing Window for Long-Form Applications (DA 17-1069) (rel. Nov. 1, 2017).~~

[2]	Beasley was informed that W285FF was causing interference to a co-channel full power station. As a result, W285FF is currently silent. See FCC File No. BLESTA-20171003AAH.`

Call Sign	Community Of License	Facility ID No.	License/CP Expiration
W286AK	Naples, FL	138900	02/01/2020
W291CZ	Boston, MA	144592	04/01/2022
W295CF	Clearwater, FL	139253	02/01/2020 CP 06/02/2020
W~~299CA3~~228DK	Fayetteville, NC	151893	04/01/2020 ~~CP 08/09/2019~~
W300AO	Manahawkin, NJ	77769	06/01/2022
WAEC(AM)	Atlanta, GA	22132	04/01/2020
WAZZ(AM)	Fayetteville, NC	72058	12/01/2019
WBAV-FM	Gastonia, NC	6587	12/01/2019
WBCN(AM)	Charlotte, NC	87037	12/01/2019
WBEN-FM	Philadelphia, PA	22308	08/01/2022
WBOS(FM)	Brookline, MA	23439	04/01/2022
WBQT(FM)	Boston, MA	25050	04/01/2022
WBZ-FM	Boston, MA	1901	04/01/2022
WCHZ-FM	Warrenton, GA	17129	04/01/2020
WCSX(FM)	Birmingham, MI	25084	10/01/2020
WCTC(AM)	New Brunswick, NJ	55180	06/01/2022
WDHA-FM	Dover, NJ	49587	06/01/2022
WDRR(FM)	Martinez, GA	14667	04/01/2020
WFLB(FM)	Laurinburg, NC	9078	12/01/2019
WGAC(AM)	Augusta, GA	4435	04/01/2020
WGAC-FM	Harlem, GA	24423	04/01/2020
WGUS-FM	New Ellenton, SC	25467	12/01/2019
WHFS(AM)	Seffner, FL	28629	02/01/2020
WHHD(FM)	Clearwater, SC	24148	12/01/2019
WHSR(AM)	Pompano Beach, FL	27420	02/01/2020
WJBR-FM	Wilmington, DE	14374	08/01/2022
WJBX(AM)	North Ft. Myers, FL	4437	02/01/2020
WJPT(FM)	Ft. Myers, FL	74080	02/01/2020
WJRZ-FM	Manahawkin, NJ	31078	06/01/2022
WKLB-FM	Waltham, MA	10542	04/01/2022
WKQC(FM)	Charlotte, NC	20338	12/01/2019
WKML(FM)	Lumberton, NC	37252	12/01/2019
WKXC-FM	Aiken, SC	24147	12/01/2019

~~[3]~~ 	~~Station is currently silent.~~

Call Sign	Community Of License	Facility ID No.	License/CP Expiration
WLLD(FM)[3]	Lakeland, FL	51987	02/01/2020
WMGC-FM	Detroit, MI	40407	10/01/2020
WMGK(FM)	Philadelphia, PA	25094	08/01/2022
WMGQ(FM)	New Brunswick, NJ	55179	06/01/2022
~~WMJX(FM)[4]~~	~~Boston, MA~~	~~25052~~	~~04/01/2022~~
WMMR(FM)	Philadelphia, PA	25438	08/01/2022
WMTR(AM)	Morristown, NJ	49586	06/01/2022
WNKS(FM)	Charlotte, NC	53975	12/01/2019
WPBB(FM)	Holmes Beach, FL	18527	02/01/2020
WPEG(FM)	Concord, NC	6586	12/01/2019
WPEN(FM)	Burlington, NJ	47427	06/01/2022
WQYK-FM	St. Petersburg, FL	28619	02/01/2020
WRAT(FM)	Point Pleasant, NJ	59530	06/01/2022 CP 11/02/2018
WRBQ-FM	Tampa, FL	11943	02/01/2020
WRCA(AM)	Watertown, MA	60695	04/01/2022
WRDW(AM)	Augusta, GA	87174	04/01/2020
WRIF(FM)	Detroit, MI	11278	10/01/2020
WROR-FM	Framingham, MA	20438	04/01/2022
WRXK-FM	Bonita Springs, FL	73976	02/01/2020
WSBR(AM)	Boca Raton, FL	60634	02/01/2020
WSOC-FM	Charlotte, NC	20339	12/01/2019
WTEL(AM)	Philadelphia, PA	28626	08/01/2022
WTMR(AM)	Camden, NJ	24658	06/01/2022
WUKS(FM)	St. Pauls, NC	39239	12/01/2019
WWCN(FM)	Ft. Myers Beach, FL	74286	02/01/2020
WWDB(AM)	Philadelphia, PA	74085	08/01/2022
WWNN(AM)	Pompano Beach, FL	73930	02/01/2020
WWWE(AM)	Hapeville, GA	71603	04/01/2020
WXKB(FM)	Cape Coral, FL	73933	02/01/2020
WYUU(FM)	Safety Harbor, FL	18512	02/01/2020
WZFX(FM)	Whiteville, NC	32376	12/01/2019
B

[3]

Beasley has filed an interference complaint again Sun Broadcasting, Inc., which alleges that Sun’s FM translator is interfering with WLLD. The complaint was dismissed on February 21, 2018 and Beasley filed a Petition for Reconsideration of the dismissal on March 23, 2018, which is pending with the FCC.

~~[4]~~ 	~~Pending swap for WBZ-FM. See FCC File Nos. BALH-20171102ABH and BALH-20171102ABN.~~

~~WDAS License Limited Partnership; licensee of:~~

~~Call Sign~~	~~Community Of License~~	~~Facility ID No.~~	~~License Expiration~~
~~WLLD(FM)[5]~~	~~Lakeland, FL~~	~~51987~~	~~02/01/2020~~
~~WQYK-FM~~	~~St. Petersburg, FL~~	~~28619~~	~~02/01/2020~~
~~WHFS(AM)~~	~~Seffner, FL~~	~~28629~~	~~02/01/2020~~

~~WPOW License Limited Partnership; licensee of:~~

~~Call Sign~~	~~Community Of License~~	~~Facility ID No.~~	~~License Expiration~~
~~WNKS(FM)~~	~~Charlotte, NC~~	~~53975~~	~~12/01/2019~~
~~WPEG(FM)~~	~~Concord, NC~~	~~6586~~	~~12/01/2019~~
~~WPBB(FM)~~	~~Holmes Beach, FL~~	~~18527~~	~~02/01/2020~~

~~WKIS License Limited Partnership; licensee of:~~

~~Call Sign~~	~~Community Of License~~	~~Facility ID No.~~	~~License Expiration~~
~~WBAV-FM~~	~~Gastonia, NC~~	~~6587~~	~~12/01/2019~~
~~WKQC(FM)~~	~~Charlotte, NC~~	~~20338~~	~~12/01/2019~~
~~WBCN(AM)~~	~~Charlotte, NC~~	~~87037~~	~~12/01/2019~~

~~WXTU License Limited Partnership; licensee of:~~

~~Call Sign~~	~~Community Of License~~	~~Facility ID No.~~	~~License Expiration~~
~~WRBQ-FM~~	~~Tampa, FL~~	~~11943~~	~~02/01/2020~~
~~WSOC-FM~~	~~Charlotte, NC~~	~~20339~~	~~12/01/2019~~
~~WTEL(AM)~~	~~Philadelphia, PA~~	~~28626~~	~~08/01/2022~~

~~WQAM License Limited Partnership; licensee of:~~

~~Call Sign~~	~~Community Of License~~	~~Facility ID No.~~	~~License Expiration~~
~~WYUU(FM)~~	~~Safety Harbor, FL~~	~~18512~~	~~02/01/2020~~

~~5 Beasley has filed an interference complaint again Sun Broadcasting, Inc., which alleges that Sun’s FM translator is interfering with WLLD. The complaint remains pending at the FCC.~~

SCHEDULE 6.15

POST-CLOSING MATTERS

•	Insurance certificates and endorsements to be delivered by the date that is 30 days following the Closing Date.

•

Opinion of special Florida counsel to Beasley-Reed Acquisition Partnership, regarding UCC perfection by filing matters, in customary form and scope reasonably acceptable to the Administrative Agent and the Lead Arrangers, to be delivered by the date that is 30 days following the Closing Date.

•

Original stock power executed in blank relating to that certain stock certificate evidencing Greater Media, Inc.’s ownership of 721 shares of The Sentinel Publishing Co. to be delivered by the date that is 10 Business Days following the Closing Date.

SCHEDULE 7.01

EXISTING LIENS

None.

SCHEDULE 7.02(g)

EXISTING INVESTMENTS

1.	4,918,032 Series B Preferred Stock and 1,250,000 common stock in Quu, Inc.

2.	25,000 units of LN2 DB, LLC held by Beasley Broadcast Group, Inc.

3.	25% of Broadcaster Traffic Consortium LLC.

4.	61,511 shares of Inuvo, Inc.

5.	5333 shares of Radio IO, Inc.

6.	Promissory Note dated on or about February 2, 2017 by LN2 DB, LLC in favor of Beasley Mezzanine Holdings, LLC in the original principal amount of $150,000.

7.	Promissory Note dated November 15, 2006 by CRB Merger Corporation in favor of Greater Boston Radio, Inc. in the original principal amount of $52,965,000.

8.	Promissory Note dated October 18, 2011 by EBC Music, Inc. in favor of The Sentinel Publishing Co. in the original principal amount of $412,500.

9.	Subordinated Debenture dated September 30, 2010 by Greater Boston Radio, Inc. in favor of Greater Media, Inc. in the original principal amount of $10,000,000.

10.	Subordinated Debenture dated September 30, 2010 by Greater Boston Radio, Inc. in favor of Greater Media, Inc. in the original principal amount of $24,000,000.

11.	Subordinated Debenture dated September 30, 2009 by Greater Boston Radio, Inc. in favor of Greater Media, Inc. in the original principal amount of $35,000,000.

SCHEDULE 7.03(a)

EXISTING INDEBTEDNESS

1.	Subordinated Debenture dated September 30, 2010 by Greater Boston Radio, Inc. in favor of Greater Media, Inc. in the original principal amount of $10,000,000.

2.	Subordinated Debenture dated September 30, 2010 by Greater Boston Radio, Inc. in favor of Greater Media, Inc. in the original principal amount of $24,000,000.

3.	Subordinated Debenture dated September 30, 2009 by Greater Boston Radio, Inc. in favor of Greater Media, Inc. in the original principal amount of $35,000,000.

SCHEDULE 7.05

EXISTING SALE AND LEASE-BACK TRANSACTIONS

None.

SCHEDULE 7.08

TRANSACTIONS WITH AFFILIATES

None.

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE, CERTAIN ADDRESSES FOR NOTICES

Beasley Mezzanine Holdings, LLC

3033 Riviera Dr., Suite 200

Naples, FL 34103

Tele: 239-263-5000

Fax: 239-263-8191

Attn: Caroline Beasley

Attn: Joyce Fitch

Jenny Van Driesen

Latham & Watkins LLP

555 Eleventh Street, NW

Suite 1000

Washington, DC 20004-1304

Email: Jennifer.VanDriesen@lw.com

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

U.S. Bank National Association, as Administrative Agent

Mail Code: BC-MN-H03R

800 Nicollet Mall

Minneapolis, MN 55402-7020

Attention: National Syndicated Loan Services

Email: CLSSyndicationsServicesTeam@usbank.com

Phone: 920-237-7601

With copies to:

U.S. Bank National Association

One U.S. Bank Plaza

7th and Washington

St. Louis, MO 63101

Mail Code: SL-MO-T12M

Attention: Joseph Howard

Email: joseph.howard1@usbank.com

Telephone: (314) 418-3501

U.S. Bank National Association

461 Fifth Avenue 7th Floor

New York, NY 10017

Mail Code: EX-NY-FA8

Attention: Garret Komjathy

Email: garret.komjathy@usbank.com

Telephone: (917) 326-3909

EXHIBIT C

Schedules to Security Agreement

(Attached)

EXECUTION COPY

SCHEDULE I

SUBSIDIARY PARTIES

Subsidiaries

Beasley Mezzanine Holdings, LLC

Beasley Media Group, LLC

Beasley Media Group Licenses, LLC

Greater Media, Inc.

The Sentinel Publishing Co.

Greater Philadelphia Radio, Inc.

Greater Boston Radio, Inc.

Jersey Shore Broadcasting Corporation

SCHEDULE II

PLEDGED EQUITY, PLEDGED DEBT

Pledged Equity

Issuer	Grantor	Class of Equity Interest	Certificate No(s)	Number of Shares	Percentage Pledged
Beasley Mezzanine Holdings, LLC	Beasley Broadcast Group, Inc.	Membership interests	N/A	N/A	100%
Beasley Media Group, LLC	Beasley Mezzanine Holdings, LLC	Membership interests	N/A	N/A	100%
Beasley Media Group Licenses, LLC	Beasley Media Group, LLC	Membership interests	N/A	N/A	100%
Greater Media, Inc.	Beasley Media Group, LLC (f/k/a Beasley Media Group, Inc.)	Common Stock	CS-1	1,000	100%
The Sentinel Publishing Co.	Greater Media, Inc.	$1.00 Par Value Shares	4	721	100%
Greater Philadelphia Radio, Inc.	Greater Media, Inc. (as successor to Greater Media Radio, Inc.)	Common Stock	2	800	100%
			5	200	100%
Greater Boston Radio, Inc.	Greater Media, Inc. (as successor to Greater Media Radio, Inc.)	Common Stock	1	1,000	100%
Jersey Shore Broadcasting Corporation	The Sentinel Publishing Co. (as successor to Atlantic Broadcasting Corporation)	No Par Value Shares	15	1,000	100%

EXECUTION COPY

Pledged Debt

1.	Subordinated Debenture dated September 30, 2010 by Greater Boston Radio, Inc. in favor of Greater Media, Inc. in the original principal amount of $10,000,000.

2.	Subordinated Debenture dated September 30, 2010 by Greater Boston Radio, Inc. in favor of Greater Media, Inc. in the original principal amount of $24,000,000.

3.	Subordinated Debenture dated September 30, 2009 by Greater Boston Radio, Inc. in favor of Greater Media, Inc. in the original principal amount of $35,000,000.

SCHEDULE III

COMMERCIAL TORT CLAIMS

None.

SCHEDULE IV

INTELLECTUAL PROPERTY

(a)	Copyrights

None.

(b)	Patents

None.

(c)	Trademarks

Credit Party	Trademarks	Registration Date	Owned/ Licensed	Registration No.
Beasley Broadcast Group, Inc.	The letter “b” stylized	6/12/90	Owned	1601405
Beasley Media Group, LLC	WBAV	12/11/01	Owned	2517162
Beasley Media Group, LLC	WNKS	3/7/00	Owned	2326615
Beasley Media Group, LLC	WPEG	12/25/01	Owned	2522322
Beasley Media Group, LLC	WLLD	12/11/01	Owned	2517173
Beasley Media Group, LLC	CONFESSIONS AT 7	6/11/13	Owned	4351804
Beasley Media Group, LLC	SANTA BLAST	5/20/14	Owned	4533153
Beasley Media Group, LLC	WKQC	9/12/17	Owned	5284991
Beasley Media Group, LLC	WYUU	12/11/05	Owned	2517172
Beasley Media Group, LLC	BEN FM	12/12/06	Owned	3182288
Beasley Media Group, LLC	BIG SCREEN WEATHER	1/1/02	Owned	2524613
Beasley Media Group, LLC	BITCHES BASH	5/6/14	Owned	4525572
Beasley Media Group, LLC	BOSTON TALKS*	8/21/12	Owned	4192926
Beasley Media Group, LLC	DAVE & CHUCK THE FREAK	5/13/14	Owned	4529680
Beasley Media Group, LLC	FEEL GOOD FRIDAY	5/28/13	Owned	4342197
Beasley Media Group, LLC	GOTTS	8/30/11	Owned	4018918
Beasley Media Group, LLC	IT’S FRIDAY BITCHES!	8/12/14	Owned	4583400
Beasley Media Group, LLC	JERSEY JAM	10/15/02	Owned	2634013
Beasley Media Group, LLC	JERSEY’S ROCK RADIO	3/18/97	Owned	2046844

EXECUTION COPY

Beasley Media Group, LLC	MAGIC MUSIC	6/6/89	Owned	1542928
Beasley Media Group, LLC	MILE OF MEET	12/23/03	Owned	2796742
Beasley Media Group, LLC	RADIO WITHOUT RULES	12/31/13	Owned	4458898
Beasley Media Group, LLC	THE RAT ROCKS	4/7/98	Owned	2149314
Beasley Media Group, LLC	THE ROCK OF NEW JERSEY	5/27/97	Owned	2065213
Beasley Media Group, LLC	WBOS	8/7/12	Owned	4186597
Beasley Media Group, LLC	WCSX	8/14/90	Owned	1610130
Beasley Media Group, LLC	WCTC	12/10/85	Owned	1375099
Beasley Media Group, LLC	WDHA	8/7/12	Owned	4186592
Beasley Media Group, LLC	WJRZ	8/7/12	Owned	4186598
Beasley Media Group, LLC	WMGK	12/17/85	Owned	1376313
Beasley Media Group, LLC	WMGQ	12/10/85	Owned	1375105
Beasley Media Group, LLC	WMMR	8/5/08	Owned	3480398
Beasley Media Group, LLC	WPEN	12/10/85	Owned	1375104
Beasley Media Group, LLC	WRAT	9/25/12	Owned	4213236
Beasley Media Group, LLC	WRAT 95.9 RATFEST	9/25/01	Owned	2491913
Beasley Media Group, LLC	WRAT 95.9 THE RAT ROCKS! (words and Delaware sign)	1/20/98	Owned	2130765
Beasley Media Group, LLC	WRIF	8/5/08	Owned	3480400
Beasley Media Group, LLC	WROR	2/10/98	Owned	2135752